As filed with the Securities and Exchange Commission on August 26, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
UNITED DEVELOPMENT FUNDING III, L.P.
(Exact name of registrant as specified in governing instruments)

1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
(214) 370-8960
(800) 859-9338
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Hollis M. Greenlaw, Esq.
Director, UMTH Land Development, L.P.
1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
(214) 370-8960, (800) 859-9338
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Lauren Burnham Prevost, Esq.
John A. Earles, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount Being	Offering	Aggregate Offering	Amount of
Title of Securities Being Registered	Registered	Price per Unit	Price	Registration Fee

Limited Partnership Units	12,500,000 Units	$20.00	$250,000,000	$29,425

Limited Partnership Units(1)	5,000,000 Units	$20.00	$100,000,000	$11,770

(1)	Represents units issuable pursuant to our distribution reinvestment plan.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2005
PROSPECTUS
Up to 17,500,000 units offered to the public
50,000 units minimum

     United Development Funding III, L.P. is a newly organized Delaware limited partnership formed primarily to generate current interest income by investing in mortgage loans.
     We are offering and selling to the public a maximum of 12,500,000 units of limited partnership interest and a minimum of 50,000 units of limited partnership interest for $20 per unit. We are also offering up to 5,000,000 units of limited partnership interest to be issued pursuant to our distribution reinvestment plan for $20 per unit. The net proceeds of our offering will be invested in mortgage loans and other real estate assets. You must purchase at least 150 units for $3,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units for $5,000.

The Offering:

		Selling Commissions		Proceeds to United
		and Due Diligence	Marketing	Development
	Price to Public	Fees	Support Fees	Funding III, L.P.

Primary Offering
Per Share	$20.00	$1.60	$0.40	$18.00
Total Minimum	$1,000,000	$80,000	$20,000	$900,000
Total Maximum	$250,000,000	$20,000,000	$5,000,000	$225,000,000
Distribution Reinvestment Plan
Per Share	$20.00	$0.20	$—	$19.80
Total Minimum	$—	$—	$—	$—
Total Maximum	$100,000,000	$1,000,000	$—	$99,000,000
     The units will be offered to investors on a best efforts basis. Selling commissions will be reduced to $0.20 per share and no due diligence fees or marketing support fees will be paid for units sold pursuant to our distribution reinvestment plan. We expect that at least 85.85% of the gross offering proceeds raised will be available for our use in mortgage loans and other real estate assets. This offering will terminate on or before                   , 2007 (unless extended with respect to the units offered under the distribution reinvestment plan).
      Investing in our units involves a high degree of risk. You should purchase our units only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 21. The most significant risks relating to your investment include the following:

•	No public market currently exists for our units of limited partnership interest. Our units cannot be readily sold and, if you are able to sell your units, you would likely have to sell them at a substantial discount.

•	We have no operating history nor established financing sources. We do not currently own any mortgage loans and we have not identified any mortgage loans to acquire with proceeds from this offering.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of mortgage loans and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We will rely on our general partner to select mortgage loans in which to invest and to conduct our operations. Our general partner does not have any prior experience sponsoring a public real estate limited partnership. We are obligated to pay substantial fees to our general partner and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our general partner and its affiliates will face conflicts of interest such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.

     Neither the Securities and Exchange Commission, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.
     The units are being offered by select members of the National Association of Securities Dealers, Inc. (NASD) on a “best efforts” basis. These selling group members are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Coppermark Bank, and will be held in trust for your benefit, pending release to us. If we do not sell at least $1.0 million of units by                   , 2006, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling units.
The date of this prospectus is                     , 2005

i

SUITABILITY STANDARDS
General
      An investment in United Development Funding III, L.P. involves significant risk. An investment in our units is only suitable for persons who have adequate financial means, desire a long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a mortgage-based investment, receive current interest income and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our partnership. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our partnership as meeting these needs.
      In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors. These suitability standards require that a purchaser of units have, excluding the value of a purchaser’s home, furnishings and automobiles, a gross annual income of at least $60,000 and a net worth of at least $225,000.
      You must purchase at least 150 units for $3,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units for $5,000. You may not transfer units in an amount less than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your units so as to retain less than the number of units required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $20. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).
      After you have purchased the minimum investment, all additional purchases must be in increments of at least 50 units ($1,000), except for purchases of units pursuant to our distribution reinvestment plan, which may be in lesser amounts.
      In the case of sales to fiduciary accounts, the suitability standards must be met by one of the following: (i) the fiduciary account, (ii) the person who directly or indirectly supplied the funds for the purchase of the units or (iii) the beneficiary of the account. These suitability standards are intended to help ensure that an investment in our units is an appropriate investment, given the long-term nature of an investment in our units, our investment objectives and the relative illiquidity of our units.
      Each participating broker-dealer, authorized representative or any other person selling units on our behalf is required to:

•	make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in our units is suitable and appropriate for each investor.
In making this determination, your participating broker-dealer, authorized representative or other person selling units on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established by us;

•	can reasonably benefit from an investment in our units based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

—	the fundamental risks of an investment in our units;

—	the risk that you may lose your entire investment;

—	the lack of liquidity of our units;

—	the restrictions on transferability of our units;

—	the background and qualifications of our general partner; and

—	the tax consequences of an investment in our units.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
      In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY
      This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About this Offering” section immediately following this summary. This section and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our units of limited partnership interest. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.
United Development Funding III, L.P.
      United Development Funding III, L.P. is a newly organized Delaware limited partnership that intends to generate income by investing in mortgage loans. Our office is located at 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. Our telephone number is (214) 370-8960 or (800) 859-9338, and our fax number is (469) 916-0695. We sometimes refer to United Development Funding III, L.P. as UDF III in this prospectus.
      A website is also maintained for our affiliates and us at www.udfonline.com that contains information about us and our affiliates. The contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.
General Partner
      UMTH Land Development, L.P., a Delaware limited partnership (UMTHLD), is the general partner of UDF III and will make all investment decisions for the partnership. UMTHLD will also be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.
      UMT Holdings, L.P., a Delaware limited partnership (UMT Holdings), holds 99.9% of the limited partnership interests in UMTHLD. UMT Services, Inc., a Delaware corporation (UMT Services), owns the remaining 0.1% of the limited partnership interests in UMTHLD and serves as its general partner. Todd F. Etter, Hollis M. Greenlaw and Craig A. Pettit own 100% of the equity interests in UMT Services.
      UMTHLD was organized in March 2003 and serves as the asset manager for United Development Funding, L.P. (UDF I) and United Development Funding II, L.P. (UDF II). Financial statements of UMTHLD, UDF I and UDF II are included in this prospectus beginning on page F-1. As of June 30, 2005, the net worth of UMTHLD was approximately $2.1 million. However, the net worth of UMTHLD consists primarily of its interest in UDF I and UDF II and, therefore, does not represent liquid assets. See “Risk Factors — Risks Related to Conflicts of Interest.”
      From time to time in this prospectus we refer to “affiliates” of our general partner. The term “affiliate” includes any entity in which our general partner owns 10.0% or more or otherwise controls, and any person owning, directly or indirectly, 10.0% or more of our general partner and any officer, director or partner of our general partner or any such affiliated entity.
      The address of our general partner is 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080, its telephone number is (214) 370-8960 or (800) 859-9338 and its fax number is (469) 916-0695. For information regarding the previous experience of our general partner and its affiliates in the management of mortgage and real estate programs, see “Prior Performance Summary.”
Terms of the Offering
      We are offering to the public up to 12,500,000 units of limited partnership interest at $20 per unit. We are also offering up to 5,000,000 units pursuant to our distribution reinvestment plan at $20 per unit. We will offer units until the earlier of                     , 2007 or the date we sell all $250 million worth of units in our primary offering; provided, however, that our general partner may terminate this offering at any time. Our general partner also may elect to extend the offering period up to                     , 2009 solely for the units

reserved for issuance pursuant to our distribution reinvestment plan if all of those units are not sold prior to the termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell units. Generally, such registrations are effective for one year. Therefore, we may have to stop selling units in any state in which the registration is not renewed annually.
      The units are being offered by select members of the NASD on a “best efforts” basis. Your subscription payments will be placed in an account held by the escrow agent and will be held in trust for your benefit, pending release to us. If the minimum offering of $1.0 million has not been received and accepted by                     , 2006 (a date which is one year from the date of this prospectus), this offering will terminate and investors’ funds, plus interest, will be returned promptly. However, we may terminate this offering at any time prior to the termination date.
      After the initial 50,000 units are sold, we will hold all subscription proceeds in escrow until investors are admitted as limited partners. We intend to admit new investors at least monthly. Each time new investors are admitted, we will hold their investment proceeds in our account until we withdraw the funds for the acquisition of mortgage loans, to make other investments or for the payment of fees and expenses. Funds held in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before                     , 2006 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.
Summary Risk Factors
      An investment in our units is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus, which begin on pages 21 and 62, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our units:

•	There is no public trading market for the units, and we do not expect one to develop; therefore it will be difficult for you to sell your units. In addition, our partnership agreement imposes substantial restrictions on the transfer of units, and even if you are able to sell your units, you will likely have to sell them at a substantial discount.

•	We have no prior operating history or established financing sources, and the prior performance of real estate programs sponsored by affiliates of our general partner may not be an indication of our future results.

•	This is a “blind pool” offering because we have not yet identified any loans that we intend to originate or purchase. You will not have the opportunity to evaluate our loans prior to their origination or purchase. You must rely totally upon our general partner’s ability to select our investments.

•	We intend to make loans and provide credit enhancements to affiliates of our general partner. Even though each such loan must meet the requirements and contain specific terms described herein, or be supported by a fairness opinion from an independent expert, our general partner will have a conflict of interest in determining whether any such loan or credit enhancement transaction is in our best interests. Moreover, so long as it determines that it is advisable to do so in the exercise of its fiduciary duties to us, our general partner may cause us to make a loan or provide a credit enhancement to one of its affiliates in connection with a development in which such affiliates of our general partner hold an interest instead of another development in which affiliates of the general partner do not hold an interest.

•	The diversification of our investments will be reduced to the extent that we sell less than all of the 12,500,000 units. There is a greater risk that you will lose money in your investment if we cannot diversify our investments.

•	Our ability to achieve our investment objectives and pay distributions depends on the performance of our general partner in the day-to-day management of our business and the identification of real estate loans and the determination of any financing arrangements.

•	We will pay significant fees to the general partner and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.

•	Our general partner and its affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating investments between us and other United Development Funding programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our general partner or its affiliates in serving other United Development Funding programs.

•	Our general partner has a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partner will have sufficient cash to make any payments required to support us.

•	Real estate-related investments are subject to general downturns in the industry as well as downturns in specific geographic areas. Because most of our assets will be mortgage loans, the failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. Accordingly, we cannot guarantee that your investment will appreciate or that you will receive any cash distributions.

•	We may incur substantial debt. Loans we obtain will likely be secured with recourse by the lending bank to all of our assets, which will put those assets at risk of forfeiture if we are unable to pay our debts.

•	Rules of taxation of partnerships such as our partnership are complex and uncertain. We do not intend to request or to obtain a ruling from the Internal Revenue Service as to any of the material tax consequences of an investment in our units and will rely on an opinion of counsel as to certain tax consequences. Counsel will give an opinion as to some, but not all, of the material tax consequences, and we will not have an opinion or a ruling with respect to some of the material tax consequences of an investment in us.

•	The vote of limited partners owning at least a majority of our units will bind all of the limited partners as to certain matters such as the removal of our general partner and the amendment of our limited partnership agreement.
Description of Investments
      As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor has our general partner identified any assets in which there is a reasonable probability that we will invest. We expect to derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to home builders. Such mortgage loans generally will be made directly by us or indirectly through our affiliates. We may make loans or participate in loans made to entities affiliated with our general partner. We intend to concentrate on making development loans to single-family lot developers who sell their lots to national and large regional home builders and to the home builders themselves, including entities created by home builders in conjunction with our general partner or its affiliates. In addition, we may offer credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. We are likely to enter into one or more joint ventures for the acquisition and origination of loans with certain of our affiliates and other third parties.
Possible Leverage
      We may borrow money to fund loans or participations and to make equity investments when our general partner determines that it is advantageous to us. We expect that the total amount of indebtedness we will incur at any given time will not exceed 50% of our total invested capital, although we are permitted by our partnership agreement to borrow up to 70% of the aggregate fair market value of all of our mortgage loans. By operating on a leveraged basis, we expect that we will have more funds available to fund loans and other investments. This will allow us to make more loans and investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the borrowings and the resulting foreclosure of our assets. We do not currently have any established financing sources, but we intend to pursue securing a credit facility for future use, should we deem it necessary. For a more detailed description of our borrowing policy, see “Investment Objectives and Criteria — Borrowing Policies.”
Estimated Use of Proceeds
      We expect to invest at least 85.85% of the proceeds from this offering, including proceeds from the sale of units pursuant to our distribution reinvestment plan, in mortgage loans and other real estate-related assets.
      The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection, acquisition and servicing of investments. A summary of the anticipated use of proceeds is set forth in the table below. For a more detailed discussion of our estimated use of proceeds, see “Estimated Use of Proceeds.”

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 Units)(1)		(12,500,000 Units)(1)		(17,500,000 Units)(1)

	Amount	Percent	Amount	Percent	Amount	Percent

Gross offering proceeds	$1,000,000	100.00%	$250,000,000	100.00%	$350,000,000	100.00%
Selling commissions	70,000	7.00	17,500,000	7.00	18,500,000	5.29
Organization and offering expenses(2)	15,000	1.50	3,750,000	1.50	3,750,000	1.07
Marketing support fees	20,000	2.00	5,000,000	2.00	5,000,000	1.43
Due diligence fees	10,000	1.00	2,500,000	1.00	2,500,000	0.71
Acquisition and origination expenses and fees	26,550	2.66	6,637,500	2.66	9,607,500	2.75

Amount estimated to be invested(3)	$858,450	85.85%	$214,612,500	85.85%	$310,642,500	88.76%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 5,000,000 units being offered under our distribution reinvestment plan.

(2)	We currently estimate that approximately $250,000 of organization and offering expenses will be incurred if only the minimum offering of 50,000 units ($1.0 million) is sold. However, we will pay only $15,000 of those expenses and the balance will be paid by UMTHLD, our general partner. Our general partner will pay any amount exceeding 1.5% of the gross offering proceeds. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of qualification, registration, marketing and distribution of the additional units.

(3)	Includes amounts we expect to invest in loans net of fees and expenses. We estimate that at least 85.85% of the gross proceeds received from the sale of units will be used to acquire mortgage loans and other investments, which amount exceeds the minimum imposed by the Statement of Policy Reporting Mortgage Programs published by the North American Securities Administrators Association, referred to in this prospectus as the NASAA Guidelines, and our partnership agreement, which require that, at a minimum, we shall invest a percentage of our proceeds equal to 82.0% of the gross proceeds from the offering. The percentage of gross offering proceeds available to be invested may increase to 88.76% if our distribution reinvestment plan is fully subscribed.
Investment Objectives
      Our investment objectives are:

•	to produce net interest income from the interest on mortgage loans that we originate or purchase or in which we acquire a participation interest;

•	to produce a profitable fee from our credit enhancement transactions;

•	to produce income through origination fees charged to borrowers;

•	to achieve a combined average annual return from all of our investments ranging from 10% to 15%;

•	to maximize distributable cash to investors;

•	to preserve, protect and return capital contributions; and

•	within 20 years after termination of this offering, either (i) to make an orderly disposition of investments and distribute the proceeds to investors or (ii) upon approval of our limited partners holding more than 50% of our outstanding units, to continue our operations for a term approved by the partners.
      See “Investment Objectives and Criteria” for a more complete description of our business and investment objectives.
Distribution Policy
      Until the limited partners have received distributions in an amount equal to all of their capital contributions plus a 6% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution will be distributed 90% to the limited partners and 10% to our general partner, assuming our general partner is not entitled to a carried interest.
      Our general partner will be entitled to a carried interest equal to (a) 1% of cash available for distribution if we invest 84.5% of the gross offering proceeds in mortgage loans, (b) an additional 1% of cash available for distribution if we invest 86.5% of the gross offering proceeds in mortgage loans, and (c) an additional 1% of cash available for distribution for each additional 1% of additional investment in mortgages above 86.5% of the gross offering proceeds. Because we expect that we will invest at least 85.85% of our gross offering proceeds in mortgage loans and other real estate assets, we estimate that our general partner will be entitled to a carried interest equal to 1.675% of cash available for distribution. Any carried interest will be distributed to our general partner at the same time we make distributions to our limited partners and will have the effect of reducing the limited partners’ distribution to an amount that is less than 90% of cash available for distribution. For example, if our general partner is entitled to a 1.675% carried interest, then cash available for distribution will be distributed 88.325% to the limited partners and 11.675% to our general partner.
      Following the return to the limited partners of their capital contributions and a 6% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution shall be distributed 85% less any carried interest to the limited partners and 15% plus any carried interest to our general partner.

      Provided we have cash available to make distributions, we intend to pay distributions to our limited partners on a quarterly basis. However, because we have not identified any probable investments, we cannot provide any assurances as to when we will begin to generate sufficient cash flow from operations to make distributions to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the first full quarter after we have begun making investments. For more information about our distribution policy, see “Distributions and Allocations.”
Conflicts of Interest
      Our general partner and its affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	our general partner and its affiliates will have to allocate their time between us and the other United Development Funding programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partner must devote to us;

•	our general partner and its affiliates must determine which United Development Funding program or other affiliated entity should make any investment;

•	we intend to make loans and provide credit enhancements to affiliates of our general partner;

•	our general partner and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.
      For a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts, see “Conflicts of Interest.”

      The following chart indicates the relationships between our general partner and its affiliates that will be providing services to us:

(1)	Messrs. Etter, Greenlaw and Pettit own 100% of the equity interests in UMT Services. Messrs. Etter and Greenlaw are directors of our general partner.

(2)	UMT Services is the general partner and owns 0.1% of the limited partnership interests in UMT Holdings. Todd F. Etter, Hollis M. Greenlaw, Craig A. Petit, Christine A. Griffin, Timothy J. Kopacka, William E. Lowe and Melvin E. Horton own the remaining 99.9% of the limited partnership interests in UMT Holdings.

(3)	UMT Services is the general partner and owns 0.1% of the limited partnership interests in UMTHLD, our general partner. UMT Holdings owns the remaining 99.9% of the limited partnership interests in UMTHLD.

(4)	UMTHLD is the asset manager for both UDF I and UDF II.

(5)	UMTHLD is our general partner.
Prior Offering Summary
      In addition to this offering, our general partner and its affiliates have served as sponsors, officers, directors and advisors to three prior real estate programs over the last ten years. As of March 31, 2005, approximately 3,500 investors invested an aggregate of approximately $170.0 million in these real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by our general partner and its affiliates over the last ten years. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by our general partner and its affiliates is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
Compensation to Selling Group Members, General Partner and Affiliates of Our General Partner
      Selling group members, our general partner and affiliates of our general partner will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:

		$$ Amount for
		Minimum	$$ Amount for
		Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 Units)(1)	(17,500,000 Units)(1)

	Organizational and Offering Stage
Selling Commissions (paid to unaffiliated selling group members)	7.0% of gross offering proceeds (except that commissions for sales under our distribution reinvestment plan are reduced to 1.0% of gross offering proceeds)	$70,000	$18,500,000

Due Diligence Fee (paid to unaffiliated selling group members)	1.0% of gross offering proceeds (except that no due diligence fee shall be paid for sales under our distribution reinvestment plan)	$10,000	$2,500,000

Marketing Support Fee	2.0% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$20,000	$5,000,000

Organization and Offering Expenses	1.5% of gross offering proceeds (except that no organization and offering expenses shall be paid in connection with sales under our distribution reinvestment plan)	$15,000	$3,750,000

	Operational Stage
Acquisition and Origination Expenses and Fees	3.0% of net amount available for investment in mortgages	$26,550	$9,607,500

Mortgage Servicing Fee	0.25% of the aggregate outstanding loan balances held by us. The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of our aggregate outstanding loan balances as of the last day of the immediately preceding month	N/A	N/A

$$ Amount for
		Minimum	$$ Amount for
		Offering	Maximum Offering
Type of Compensation	Form of Compensation	(50,000 Units)(1)	(17,500,000 Units)(1)

Carried Interest	1% of cash available for distribution if we invest 84.5% of the gross offering proceeds in mortgage loans, an additional 1% of cash available for distribution if we invest 86.5% of the gross offering proceeds in mortgage loans, and an additional 1% of cash available for distribution for each additional 1% of additional investment in mortgages above 86.5% of the gross offering proceeds.(2)	N/A	N/A

Unsubordinated Promotional Interest	10.0% of cash available for distribution	N/A	N/A

Subordinated Promotional Interest	15.0% of remaining cash available for distribution after limited partners have received a return of their net capital contributions and a 6.0% annual cumulative (noncompounded) return on their net capital contributions	N/A	N/A
Operating Expenses	Reimbursement of actual amounts incurred, subject to certain limitations	N/A	N/A

(1)	The estimated maximum dollar amounts are based on the sale to the public of a maximum of 12,500,000 units at $20 per unit and 5,000,000 units under our distribution plan at $20 per unit. The estimated minimum dollar amounts assume that no purchases are made under our distribution reinvestment plan.

(2)	Estimated to be 1.675% of cash available for distribution.
      There are many additional conditions and restrictions on the amount of compensation our general partner and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our general partner may receive. For a more detailed explanation of the fees and expenses payable to our general partner and its affiliates, see “Estimated Use of Proceeds” and “Compensation of Our General Partner and Its Affiliates.” Our general partner may not receive compensation in excess of the maximum amount permitted under the NASAA Guidelines.
Partnership Agreement
      Your rights and obligations as a limited partner of UDF III and your relationship with our general partner will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

•	Voting Rights. Holders of a majority of our units of limited partnership interest may vote to:

(1) amend our partnership agreement, subject to the limited rights of our general partner to amend our partnership agreement without the approval of the limited partners as described in Section 11.2(b) of our partnership agreement;

(2) cause us to be liquidated and dissolved; and

(3) remove the general partner and elect a new general partner.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

•	Mergers and Consolidations. We generally may not merge or consolidate with any other partnership or corporation without approval by the holders of a majority of our units. Limited partners who dissent from any merger or consolidation may receive cash for their units based on the appraised value of our net assets.

•	Termination. The latest termination date for UDF III will be December 31, 2026.
      For a discussion of material provisions of our partnership agreement, see “Summary of Partnership Agreement.” A complete copy of our partnership agreement is included as Exhibit B to this prospectus.
Distribution Reinvestment Plan
      You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may incur a tax liability without receiving cash distributions to pay the liability. We may terminate the distribution reinvestment plan in our discretion at any time. For further explanation of our distribution reinvestment plan, see “Summary of Distribution Reinvestment Plan.” A complete copy of our distribution reinvestment plan is included as Exhibit D to this prospectus.
Proposed Unit Redemption Program
      After you have held your units for at least one year, you may redeem your units pursuant to our unit redemption program, subject to certain restrictions and limitations. The redemption price is dependent upon the number of years our units are held, ranging from 92% of the purchase price paid for units held less than two years to the full purchase price for units held at least five years. Our unit redemption program will not become effective until the earlier of (1) the completion of this offering, which may last until                     , 2007, or (2) receipt by us of exemptive relief from the Securities and Exchange Commission from its rules restricting issuer purchases during distributions.
      Units will be redeemed on a quarterly basis, pro rata among all limited partners requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a limited partner, next to limited partners who demonstrate, in the discretion of our general partner, another involuntary exigent circumstance, such as bankruptcy, next to limited partners subject to a mandatory distribution requirement under such limited partner’s IRA and, finally, to other redemption requests.
      Subject to the limitations described in this prospectus and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this prospectus, we will waive the one-year holding requirement and redeem units (1) upon the request of the estate, heir or beneficiary of a deceased limited partner; or (2) upon the disability or need for long-term care of a limited partner. In the discretion of our general partner, we may also waive the one-year holding requirement and redeem units due to other involuntary exigent circumstances surrounding the limited partner, such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, provided that the limited partner’s redemption request is made within 180 days of the event giving rise to such exigent circumstance. All such redemptions will be subject to early redemption discounts that depend on the length of time the units are held.
      We will not redeem in excess of 5% of the weighted average number of units outstanding during the 12-month period immediately prior to the date of redemption. In addition, the cash available for redemption generally will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. In general, you may present to us fewer than all of your units for redemption, except that you must present for redemption at least 25% of your units.

      In order to participate in our unit redemption program, you must have, and will be required to certify to us that you, acquired the units to be redeemed by either (1) a purchase directly from us, (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family, or (3) through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance. Our general partner, however, reserves the right to reject any request for redemption or to terminate, suspend or amend the unit redemption program at any time. See the section of this prospectus captioned “Summary of Partnership Agreement — Proposed Unit Redemption Program” for further explanation of the unit redemption program.
ERISA Considerations
      The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of units will have on IRAs and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”
Description of Units
      Each of our units will represent a capital contribution of $20, will be issued as fully paid and nonassessable and will have the rights, privileges and preferences as provided in our partnership agreement. Our units are subject to numerous transfer restrictions, as described in the “Summary of Partnership Agreement — Transferability of Units” section of this prospectus. There will not be any regularly scheduled annual or periodic meetings of our limited partners. However, our general partner is required to call a meeting of our limited partners upon the written request of limited partners holding at least 10% of our units. In addition, our limited partners may, with the affirmative vote of limited partners holding more than 50% of our units, take action on certain matters without the concurrence of our general partner as described above in “— Partnership Agreement.” See also “Summary of Partnership Agreement — Voting Rights of the Limited Partners.”
Other United Development Funding Programs
      Six of the seven partners of UMT Holdings and all of the owners, directors and officers of UMT Services have served as sponsors, officers, directors and advisors to three prior real estate programs over the last ten years. The programs include United Mortgage Trust, a publicly offered real estate investment trust, and UDF I and UDF II, both private offerings of limited partnership interests. The programs raised approximately $170,000,000 in capital from approximately 3,500 investors. As of June 30, 2005, based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The “Prior Performance Summary” section of this prospectus beginning on page 67 contains a discussion of the programs sponsored by affiliates of UMTHLD from March 1997 through the date of this prospectus. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by affiliates of UMTHLD is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
      Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is United Development Funding III, L.P.?

A:	We were formed in June 2005 as a Delaware limited partnership to generate current interest income by investing in mortgage loans, with the intention to liquidate our assets 20 years from the termination of this offering.

Q:	Why are you structured as a limited partnership?

A:	If we were to be structured as a standard “C corporation,” we would be taxed on our income and investors would be taxed on any cash distributions they receive. In order to avoid this so-called “double taxation” and to maximize distributions to investors, we have been structured as a limited partnership. The tax attributes of limited partnerships generally are allocated to investors rather than realized at the fund level.

Q:	Who will choose which real estate loans to invest in?

A:	Our general partner, UMTHLD, will make all of our investment decisions.

Q:	Who is UMTHLD?

A:	UMTHLD is a Delaware limited partnership organized in March 2003. UMTHLD serves as the asset manager for UDF I and UDF II. UMTHLD is indirectly owned by Todd F. Etter, Hollis M. Greenlaw, Craig A. Pettit, Christine A. Griffin, Timothy J. Kopacka, Melvin E. Horton and William E. Lowe. As our general partner, UMTHLD provides certain services to us, including identifying prospective loans and investments, evaluating, underwriting and negotiating the acquisition and disposal of loans and investments and overseeing the performance of our loans and investments.

Q.	Who will advise your general partner, and what is the experience of such persons?

A:	UMTHLD will be managed by its executive officers. UMTHLD’s executive officers are listed below.

Todd F. Etter has served as a partner and Chairman of UMT Holdings, Chairman and Vice President of UMT Services and Chairman of UMTH Funding Services, L.P. (UMTH Funding) since March 2003. UMT Holdings, through its subsidiaries, UMTHLD, UMTH Lending Company, L.P. (UMTH Lending) and UMTH Funding, originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes, land development loans and real estate related corporate finance services. Mr. Etter serves as President of the general partner of UDF I and Chairman of the general partner of UDF II, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and equity participations. Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., advisor to United Mortgage Trust, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (SCMI), a Dallas, Texas- based mortgage banking firm. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, a member firm of the NASD. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company.

Hollis M. Greenlaw has served as a Director of UMTHLD, President and Chief Executive Officer of UMT Holdings and President, Chief Executive Officer and a Director of UMT Services since

March 2003. Mr. Greenlaw also served as President of UMTHLD from March 2003 until June 2005. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President and Chief Executive Officer of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. From 1992 until joining The Hartnett Group, Ltd. in 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law.

Michael K. Wilson has served as a director of UMT Services, Inc since August 2005 and as Senior Vice President of Marketing of UMTHLD since January 2004. From January 2003 through January 2004, Mr. Wilson served as senior vice president of operations of Interelate, Inc., a marketing services business process outsourcing firm. From June 2002 to September 2002, Mr. Wilson was vice president of marketing for Moto One, a software development company. From September 2001 to May 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as senior director and vice president of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management, CRM and relationship marketing services for Global 500 clients.

Jeff W. Shirley, a Certified Public Accountant, joined UMTHLD as its President in July 2005. From August 2003 through June 2005, Mr. Shirley served as a Texas Regional Vice President for the national homebuilding company Lennar Corporation. From June 1996 through July 2003, Mr. Shirley was employed by the Fortress Group, a publicly traded homebuilder headquartered in Vienna, Virginia. During his tenure with Fortress, Mr. Shirley served as the Vice President of Finance and subsequently as Chief Financial Officer. From September 1981 through June 1996, Mr. Shirley was employed in public accounting practice in Chicago and Southern California in the Audit and Consulting segments of Coopers & Lybrand, Kenneth Leventhal & Company and Price Waterhouse.

Cara D. Obert has served as Chief Financial Officer of both UMTHLD and UMT Holdings since March 2004 and served as Controller for UMT Holdings from October 2003 through March 2004. Ms. Obert is a Certified Public Accountant, and from 1996 to 2003 she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. She has also served as Controller for Value Added Communications, Inc., a Nasdaq listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm.

Christine A. Griffin has served as Secretary of UMTHLD, a partner of UMT Holdings and as the President of UMTH General Services, L.P. since July 2003. Ms. Griffin has served as the President, Chief Executive Officer and Chief Financial Officer of United Mortgage Trust since July 1996. Since January 2000, she has been the President of UMT Advisors, Inc., which is the advisor to United Mortgage Trust. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for ten years.

Q.	From what types of real property interests do you expect to derive your income?

A:	We expect to derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to home builders. Based on the economics of any project, our investment objective will be to make loans and, where appropriate, make other investments as described below, to achieve a combined annual return ranging from 10% to 15%. Whenever possible, we generally intend to structure our loans so that we are able to earn our targeted returns through payments of interest on our loans, which will be secured and guaranteed as discussed below. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria.”

Q:	May you invest in anything other than real estate development loans?

A:	Yes. In addition to originating, purchasing, participating in and holding for investment mortgage loans, we also expect to generate income by offering credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. In the typical credit enhancement transaction, we expect to charge 2% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding as a credit enhancement fee in addition to any costs that we may incur in providing the credit enhancement.

Q:	Does your general partner use any specific criteria when selecting potential investments?

A:	Yes. Our general partner has developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:

• Liens. All loans and investments made by us must be evidenced by a note and must be secured by a first or second lien that is insured by a title insurance company.

• Rate of Return. We will seek an annual combined return from interest on loans of 10% to 15%.

• Term and Amortization. We do not expect to establish a minimum or maximum term for our loans, and we do not expect our loans to amortize.

• Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States. However, we expect that, initially, the majority of our loans will originate from Texas, Arizona and Florida.

Q:	What type of underwriting review process will your general partner undertake?

A:	In determining whether to make or purchase loans, our general partner will generally engage in a four-part evaluation and oversight process consisting of:

• an Economic Feasibility Study, or “EFS,” which generally must show a targeted return of 10% to 15% per year using the developer’s financial projections and that return amount must represent less than 25% of the developer’s projected total profit from the project;

• Engineering Due Diligence, or “EDD,” which is conducted by an independent land planning and civil engineering firm;

• an Exit Strategies Analysis, or “ESA,” which includes review of lot purchase contracts, evaluation of all market absorption data, current economic conditions, trends and projections in housing starts and risk analysis; and

• Construction Supervision Oversight, or “CSO,” in which we retain a third-party construction management firm to oversee site improvements, senior debt draws and application of funds and administration of development contracts.

Q:	Do you currently own any investments?

A.	No. This offering is a “blind pool” offering in that we have not originated or purchased any mortgage loans and we have not identified specific loans, participations or investments that we intend to make.

Q:	What will secure your real estate loans and investments?

A.	We expect that our real estate loans and investments will generally be secured by:

• the parcels of land to be developed;

• in certain cases, a pledge of some or all of the equity interests in the developer entity; and

• in certain cases, additional assets of the developer, including parcels of undeveloped and developed real property.

If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt. We also expect that some of our real estate and loans will have the benefit of unconditional guarantees of the developer and/or its parent companies and pledges of additional assets of the developer.

Q:	Will you make any loans to or engage in any credit enhancement transactions with any affiliates of the general partner?

A:	Yes. We expect to make loans and provide credit enhancements transactions to affiliates of our general partner. We will not make any mortgage loan or provide any credit enhancement to an affiliate of our general partner unless the loan meets requirements and terms disclosed herein or, prior to making such loan or provision of such credit enhancement, we have received a fairness opinion from an independent advisor as to the fairness of such mortgage loan or credit enhancement. See “Risk Factors — Risks Related to Conflicts of Interest — Our general partner will have equity interests and/or profit participations in developments we finance.”

Q:	Why do you intend to acquire some of your mortgage loans through joint ventures?

A:	We intend to make some of our investments through joint ventures in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than would be otherwise possible because the amount of gross proceeds raised in the early stages of this offering may be insufficient to make a desirable investment. In addition, increased portfolio diversification will reduce the risk to investors as compared to programs with a smaller number of investments. Such joint ventures may be with our affiliates or with third parties.

Q:	If I buy units, will I receive distributions and how often?

A:	Provided we have cash available to make distributions, we intend to pay distributions to our limited partners on a quarterly basis. We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the partnership. However, after the seventh anniversary of the effectiveness of this offering, a limited partner may elect to receive his pro rata share of any loan principal repayment. Any capital not reinvested will be used first to return unit holders’ capital contributions and then to pay distributions to unit holders. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the first full quarter after we have begun making investments. The amount of each distribution will be determined by our general partner and will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.

Q:	How do you calculate the payment of distributions to limited partners?

A.	We intend to coordinate distribution declaration dates with monthly new investor admission dates so your ability to participate in distributions will begin to accrue immediately upon becoming a limited partner. Distributions will be allocated to our limited partners on a pro rata basis according to the number of units held and the number of days within the distribution period the units have been held.

Q:	May I reinvest my distributions?

A:	Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download it from our web site. The purchase price for units purchased under our distribution reinvestment plan is currently $20 per unit.

Q:	Will I be taxed in respect of your income regardless of distributions?

A:	Yes. Because we are a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from sale of property without regard to the amount of your distributions. Distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions. We cannot assure you that cash flow will be available for distribution in any year in amounts sufficient to pay your allocated tax liability. As a result, you may have to use funds from other sources to pay your tax liability. See “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering?

A:	We expect to invest at least 85.85% of the gross proceeds from this offering in the investments described in this prospectus. The remaining proceeds will be used to pay the fees and expenses of this offering and our acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $20 per unit, and your distribution yield will be based on your $20 per unit investment.

Until we invest the proceeds of this offering in the investments described in this prospectus, we may invest such proceeds in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on the mortgage and other investments we ultimately intend to make. We cannot predict how long it will take to fully invest the proceeds of this offering in such mortgage and other investments.

Q:	What kind of offering is this?

A:	We are offering the public up to 12,500,000 units of limited partnership interest on a “best efforts” basis. We are also offering up to 5,000,000 units of limited partnership interest for sale pursuant to our distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When units are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2007 (a date which is two years from the date of this prospectus), except that our general partner may elect to extend the offering period for the units reserved for issuance pursuant to our distribution reinvestment plan up to , 2009.

Q:	Who can buy units?

A:	An investment in our partnership is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Investors can buy units pursuant to this prospectus provided that they have a net worth of at least $225,000 and an annual gross income of at least $60,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You should carefully read the more detailed description in the “Suitability Standards” section of this prospectus beginning on page 1 for additional information.

Q.	For whom is an investment in our units most likely appropriate?

A.	An investment in our units may be appropriate for you if you meet the suitability standards described in this prospectus, and you seek to diversify your personal portfolio with a mortgage-based investment, seek to receive current interest income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our units as meeting those needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, decision makers should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:	No. You should consult with your investment advisor or accountant to select a custodian for investments made through IRA, SEP and certain other tax-deferred accounts.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must purchase at least 150 units for $3,000 if you are purchasing through an IRA or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units for $5,000. You should carefully read the more detailed description in the “Suitability Standards” section of this prospectus beginning on page 1 for additional information.

Q:	How do I subscribe for units?

A:	If you choose to purchase units in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit C, for a specific number of units and pay for the units at the time you subscribe. Your payment will be placed into an escrow account with Coppermark Bank, where your funds will be held, along with those of other subscribers, until we sell at least 50,000 units and begin to admit investors. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before , 2006 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. After we sell the initial 50,000 units, your check should be made payable to “United Development Funding III, L.P.” Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription. For a detailed discussion of how to subscribe for units, see the sections of this prospectus captioned “Plan of Distribution — Subscription Process” and “How to Subscribe.”

Q:	What happens if you don’t sell at least 50,000 units?

A:	If the minimum of 50,000 units, or $1.0 million, is not reached before , 2006, we will terminate the offering and stop selling units. In such event, within ten days after termination of the offering, our escrow agent will return your funds, including interest, less any administrative fees charged by our escrow agent.

Q:	If I buy units in this offering, how may I later sell them?

A:	At the time you purchase the units, they will not be listed for trading on any national securities exchange or over-the-counter market. We do not expect any public market for the units to develop. As a result, you may find it difficult to sell your units. If you are able to find a buyer for your units, you may not sell your units to that buyer unless the buyer satisfies the suitability standards applicable to him or her. See the “Suitability Standards” and “Summary of Partnership Agreement — Transferability of Units” sections of this prospectus.

In addition, after you have held your units for at least one year, you may be able to have your units repurchased by us pursuant to our unit redemption program. Subject to the limitations described in this prospectus, we will also redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. Redemption of units, when requested, will be made quarterly with a priority given to redemptions upon the death of a limited partner provided we have adequate cash available for redemptions and subject to other limitations on redemptions. See “Summary of Partnership Agreement — Proposed Unit Redemption Program.”

Q:	What are your exit strategies?

A:	Within 20 years after termination of the offering, we will either (1) make an orderly disposition of our investments and distribute the cash to our investors or (2) upon approval of limited partners holding more than 50% of the outstanding units, continue operation for the term approved by the partners.

Q:	Who is the transfer agent?

A:	Bank of New York
101 Barclay Street, 11 East
New York, NY 10286
Attn: Stock Transfer Administration
(800) 524-4458

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	You will receive periodic updates on the performance of your investment with us, including:

• a quarterly cash distribution report;

• three quarterly financial reports;

• an annual report; and

• an annual Schedule K-1.

Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates — www.udfonline.com.

Q:	When will I get my detailed tax information?

A:	Your Schedule K-1 tax information will be placed in the mail by March 15 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
1702 N. Collins Boulevard, Suite 100
Richardson, Texas 75080
Telephone: (214) 370-8960 or (800) 859-9338
Fax: (469) 916-0695

RISK FACTORS
      Your purchase of units involves a number of risks. You should specifically consider the following risk factors before making your investment decision.
Risks Related to an Investment in United Development Funding III, L.P.

There is no public trading market for our units; therefore it will be difficult for you to sell your units.
      There is no public trading market for our units of limited partnership interest, and we do not expect one to ever develop. Our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to a public trading market by providing that any transfer that may cause us to be classified as a publicly traded partnership as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because our classification as a publicly traded partnership may significantly decrease the value of your units, our general partner intends to use its authority to the maximum extent possible to prohibit transfers of units that could cause us to be classified as a publicly traded partnership. As a result, it will be difficult for you to sell your units.

Your units have limited transferability and lack liquidity.
      Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our units. If you are able to find a buyer for your units, you may not sell your units to such buyer unless the buyer meets the suitability standards applicable to him or her. Accordingly, it will be difficult for you to sell your units promptly or at all. You may not be able to sell your units in the event of an emergency, and if you are able to sell your units, you may have to sell them at a substantial discount. It is also likely that your units would not be accepted as the primary collateral for a loan. See “Summary of Partnership Agreement — Transferability of Units.”

This offering is only suitable for long-term investors.
      The price received for our units is likely to be less than the proportionate value of our investments. Therefore, you should purchase the units only as a long-term investment. In addition, we are limited in our ability to buy back units pursuant to our redemption program. Moreover, except for requests for redemption by the estate, heir or beneficiary of a deceased limited partner, our general partner may reject any request for redemption of units or amend, suspend or terminate our unit redemption program at any time. We anticipate financing developments and properties in which we have debt positions until at least five years after the termination of this offering. See “Summary of Partnership Agreement — Transferability of Units” and “— Proposed Unit Redemption Program.” For each of these reasons, you should view your investment in the units strictly as a long-term investment.

If we, through our general partner, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
      Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our general partner in the identification of real estate loans and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our general partner. We cannot be sure that our general partner will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through our general partner, are unable to find suitable investments, it will be solely at the discretion of our general partner what action, if any, will be taken. In such an event, our ability to achieve our investment objectives and pay distributions to our limited partners would be adversely affected.

We have not identified any of the loans we intend to originate or purchase.
      We have not yet identified any loans that we intend to originate or purchase with the proceeds of this offering, so you will not be able to evaluate the loans. Although we may purchase participations in loans previously made by UDF I or UDF II, there is currently no agreement between us and either UDF I or UDF II providing for such purchase. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the financing of raw or partially developed land for residential use. However, we are not limited to such investments. The loans we will purchase must meet the underwriting criteria that we have established; however, you must rely entirely on our general partner with respect to the acquisition of our investments. We cannot be sure that we will be successful in obtaining suitable investments. If we are unable to identify loans that satisfy our underwriting criteria and invest in those loans in a timely fashion, our business strategy and operations may be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.
      We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our general partner. Delays we encounter in the selection and acquisition of mortgage loans could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in income-producing mortgage loans in a timely manner, our ability to pay distributions to our limited partners would be adversely affected.

We will compete with other lenders for real estate loans.
      Real estate financing is a very competitive industry. In addition, the proliferation of the Internet as a tool for loan origination has made it very inexpensive for new competitors to participate in the real estate finance industry. We believe that the demand for development loans is increasing, which may cause more lenders and equity participants to enter this market. Our ability to make or purchase a sufficient number of loans and investments to meet our objectives will depend on the extent to which we can compete successfully against these other lenders, including lenders that may have greater financial or marketing resources, greater name recognition or larger customer bases than we have. Our competitors may be able to undertake more effective marketing campaigns or adopt more aggressive pricing policies than we can, which may make it more difficult for us to attract customers. Increased competition could result in lower revenues and higher expenses, which would reduce our profitability.

Increases in interest rates could increase the risk of default under our development loans and reduce the value of our subordinate loans to developers.
      Developers to whom we will make loans and with whom we will enter into subordinate debt positions and will use the proceeds of our loans and investments to develop raw real estate into residential home lots. The developers obtain the money to repay our development loans by reselling the residential home lots to home builders or individuals who will build a single-family residence on the lot. The developer’s ability to repay our loans will be based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. If interest rates increase, the demand for single-family residences is likely to decrease. In such an interest rate climate, developers to which we have loaned money may be unable to generate sufficient income from the resale of single-family residential lots to repay our loans. Accordingly, increases in single-family mortgage interest rates could increase the number of defaults on our development loans and consequently reduce our ability to pay distributions to our limited partners.

The loans we will make will have a higher risk than conventional real estate loans on residential properties.
      We will originate and purchase loans originated by affiliated and unaffiliated third parties on undeveloped vacant parcels, which will be improved by developers. These improvements may, but will not necessarily, increase the value of the subject parcels. The loans will be represented by notes that will be secured by either a subordinated lien on the parcel if the developer has a development loan senior to our loan; or a first lien if we are the senior lender. In some instances where the subject parcel is encumbered by a lien in favor of a third party other than us, we may, at our option, become the senior lender in order to protect the priority of our lien on the parcels. Our loans may also be secured by other assets of the developer. While we will seek to obtain an unconditional guarantee of the developer and/or its parent companies to further secure the developer’s obligations to us, we cannot assure you that we will obtain such an unconditional guarantee in all cases. If a default occurs under one or more of our loans, payments to us could be reduced or postponed. Further, in the event of a default, we may be left with a security or ownership interest in an undeveloped or partially developed parcel of real estate, which may have less value than a developed parcel. The guarantee of the developer and/or its parent companies and other pledged assets, if any, may be insufficient to compensate us for any difference in the amounts due to us under a development loan and the value of our interest in the subject parcel.

Decreases in the value of the property underlying our loans may decrease the value of our assets.
      We expect that all of the loans we make will be secured by an underlying real property interest in the parcel to be developed and may also be secured by a pledge of other assets owned by the developer or of ownership interests in the developer entity. To the extent that the value of the property that serves as security for these loans or investments is lower than we expect, the value of our assets, and consequently our ability to pay distributions to our limited partners, will be adversely affected.

We will be subject to the general market risks associated with real estate development.
      Our financial performance will depend on the successful development and sale of the real estate parcels that serve as security for the loans we make to developers. As a result, we will be subject to the general market risks of real estate development, including weather conditions, the price and availability of materials used in the development of the lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the development projects.

If we are unable to raise substantial funds, we will be limited in the number and type of properties we may finance and the value of your investment will fluctuate with the performance of the specific investments we make.
      This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will originate and purchase fewer loans and equity positions resulting in less diversification in terms of the number of properties owned and financed, the geographic regions in which such properties are located and the types of properties securing the mortgages in which we invest. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $1.0 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to invest in one asset. If we are only able to invest in one asset, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of assets we acquire or the percentage of net proceeds we may invest in a single asset. Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of mortgage assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

We have no prior operating history or established financing sources, and the prior performance of real estate programs sponsored by affiliates of our general partner may not be an indication of our future results.
      We were formed in June 2005, and UMTHLD, our general partner, was formed in March 2003. Although our key personnel are experienced in operating businesses similar to our business, you should not rely on the past performance of any other businesses of our key personnel, general partner, or affiliates to predict our future results. In addition, we do not have any established financing sources, and we cannot assure you that we will raise sufficient capital to operate our business as planned. The results of our operations will depend on many factors, including, without limitation, our ability to originate loans and joint venture opportunities, the level and volatility of interest rates and general economic conditions. Delays in investing the net proceeds of this offering may reduce our income. We cannot assure you that we will be able to successfully operate our business or implement our operating policies and strategies as described in this prospectus. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours in an early stage of development, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	increase awareness of the United Development Funding name within the investment products market;

•	establish and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors in us; and

•	continue to build and expand our operations structure to support our business.
      We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

You must rely on our general partner for management of our business.
      Our future success will depend on the continued services of our general partner and its key personnel to manage the partnership. Our general partner will provide all management and administrative services to us. As a limited partner, you will have no right or power to take part in our management. Our partnership agreement does not require our general partner to dedicate a minimum amount of time to the management of our business. Moreover, the general partner may assign its general partnership interest in us to any person or entity that acquires substantially all of our general partners’ assets or equity interests without the consent of any unit holder. In the event that our general partner is unable or unwilling to continue to provide management services to us, our ability to execute our strategy and meet our business objectives could be materially adversely affected. See “Summary of Partnership Agreement — Voting Rights of the Limited Partners.”

If we lose or are unable to obtain key personnel, our ability to implement our investment strategy could be delayed or hindered.
      We will depend on the diligence, experience and skill of the officers and employees of our general partner, including Todd F. Etter, Hollis M. Greenlaw and Jeff W. Shirley, for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with us or our general partner. If any of our general partner’s key personnel were to cease employment with them, our operating results could suffer. Affiliates of our general partner only maintain key person life insurance with respect to Mr. Etter. We have not obtained life insurance policies on any other key personnel involved in our operations and, therefore, have no insulation against extraneous events that may adversely affect their ability to implement our investment strategies. We also believe that our future success depends, in large part, upon our general partner’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled managerial, operational and marketing personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The loss of any key person could harm our business, financial condition, cash flow and results of operations. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategy could be delayed or hindered.

None of the officers and key employees of our general partner are bound by non-competition agreements.
      None of the officers and key employees of our general partner are bound by non-competition agreements. While state law may provide a remedy to us if any of these officers or key employees conduct activities that compete with us either during or after their employment with our general partner, we cannot assure you that we will recover anything in such an event. Competition by these officers or key employees may harm our business, financial condition, cash flow and results of operations.

Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.
      The net worth of our general partner consists primarily of interests in affiliated investment partnerships. Accordingly, the net worth of our general partner is illiquid and not readily marketable. This illiquidity, and the fact that our general partner has commitments to other affiliated programs, may adversely affect the ability of our general partner to fulfill its financial obligations to us.

Our rights and the rights of our limited partners to recover claims against our general partner are limited.
      Our partnership agreement provides that our general partner will have no liability for any action or failure to act that the general partner in good faith determines was in our best interest, provided its action or failure to act did not constitute negligence or misconduct. As a result, we and our limited partners may have more limited rights against our general partner than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our general partner in some cases. For further discussion of the duties of our general partner, see “Fiduciary Duty of the General Partner.”
Risks Related to Conflicts of Interest
      We will be subject to conflicts of interest arising out of our relationships with our general partner and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides additional information related to conflicts of interest between us and our general partner and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our general partner will have equity interests and/or profit participations in developments we finance.
      We expect to make loans and/or provide credit enhancement transactions to affiliates of our general partner. Although we will not make any mortgage loan or provide any credit enhancement to any affiliate of our general partner unless the loan meets requirements and terms disclosed herein or we have received a fairness opinion from an independent advisor as to the fairness of such mortgage loan or credit enhancement, our general partner may choose to deploy and allocate funds for mortgage loans or credit enhancement transactions to affiliates of our general partner for which we receive fairness opinions rather than to loans or credit enhancement transactions to unaffiliated third parties that may offer less risk of loss. If an affiliate of our general partner has an equity interest or participation interest in a development that requires a loan or credit enhancement, then our general partner may have a greater incentive to make a loan with respect to such development to preserve and/or enhance its economic interest in such development. Moreover, so long as it determines that it is advisable to do so in the exercise of its fiduciary duties to us, the general partner may cause us to make a loan or provide a credit enhancement to one of its affiliates in connection with a development in which such affiliates of our general partner hold an interest instead of another development in which affiliates of the general partner do not hold an interest.

Our general partner is an affiliate of the general partner of UDF I and UDF II and may not always be able to allocate investment opportunities on a pro rata basis between us and either UDF I or UDF II.
      Our general partner is an affiliate of the general partners of UDF I and UDF II, both of which engage in the same businesses as we will. The general partner will seek to equitably apportion between us and UDF I or UDF II all investment opportunities of which it becomes aware. We intend to invest in the same loans and transactions as UDF I and UDF II on a pro rata basis based on each entity’s invested capital. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for us to make an investment on such pro rata basis. Our general partner may determine not to invest in otherwise suitable investments in which UDF I or UDF II will participate in order for us to avoid UBTI. We cannot assure you that we will be able to invest in all investment opportunities of which our general partner becomes aware that may be suitable for us on a pro rata basis or otherwise.

Our founders may form other companies that will engage in the same businesses as we will, and we may not always be able to participate in investment opportunities on a pro rata basis between us and such other companies.
      Our general partner and its affiliates may engage in additional real estate-related activities in the future, including the activities in which we intend to engage, and may form new entities to engage in these activities. If new companies are formed for the purpose of engaging in the businesses in which we engage, our founders intend to allocate investment opportunities among us, UDF I, UDF II and the new entities equitably. However, we cannot assure you that we will be able to participate in all or any investment opportunities in which such other companies participate, on an equitable basis or otherwise.

Certain of the principals of our general partner will face conflicts of interest relating to the extension and purchase of loans, and such conflicts may not be resolved in our favor.
      Certain of the principals of our general partner are also principals, directors, employees, officers and equity holders of other entities, including UDF I, UDF II, UMT Holdings and UMT Services, and they may also in the future hold positions with, and interests in, other entities engaged in real estate activities. These multiple responsibilities may create conflicts of interest for these individuals if they are presented with opportunities that may benefit us and their other affiliates. These individuals may be incentivized to allocate opportunities to other entities rather than to us if they are more highly compensated based on investments made by other entities. In determining which opportunities to allocate to us and to their other affiliates, these individuals will consider the investment strategy and guidelines of each entity. Because we cannot predict the precise circumstances under which future potential conflicts may arise, we intend to address potential conflicts on a case-by-case basis. There is a risk that our general partner will choose an investment for us that provides lower returns to us than a loan made by one of our affiliates. Our partnership agreement provides that it shall be deemed not to be a breach of any obligation our general partner has to us or our limited partners for the general partner or its affiliates to engage in other business activities in preference to or to the exclusion of us. The partnership agreement also expressly states that the general partner has no obligation to present business opportunities to us. You will not have the opportunity to evaluate the manner in which any conflicts of interest involving the general partner and its affiliates are resolved before making your investment. For more information on these potential conflicts of interest, see “Conflicts of Interest.”

Our general partner will face conflicts of interest relating to joint ventures.
      We are likely to enter into joint ventures with other United Development Funding programs, including UDF I and UDF II, as well as third parties for the funding of loans. We may also purchase loans in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the loans, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in mortgages, including, for example:

•	the possibility that our co-venturer or partner in an investment might become bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Our general partner will face additional conflicts of interest relating to joint ventures with affiliated entities.
      Affiliates of our general partner are currently sponsoring private placement offerings on behalf of UDF I and UDF II, both of which are unspecified, or “blind pool” programs. Because our general partner or its affiliates will have advisory and management arrangements with these other United Development Funding programs, it is likely that they will encounter opportunities to invest in or acquire interests in mortgage loans, participations and/or properties to the benefit of one of the United Development Funding programs, but not others. Our general partner or its affiliates may make decisions to finance certain properties, which decisions might disproportionately benefit a United Development Funding program other than us. In such event, our results of operations and ability to pay distributions to our unit holders could be adversely affected.
      Because our general partner and its affiliates control us, UDF I and UDF II, agreements and transactions among the parties with respect to any joint venture among two or more of such parties will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, no co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership. In addition, to the extent that our co-venturer or partner or is an affiliate of our general partner, certain conflicts of interest will exist. For a more detailed discussion, see “Conflicts of Interest — Joint Ventures with Affiliates of the General Partner.”

Employees of our general partner will face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
      Certain of the employees of our general partner will face competing demands relating to their time and resources because they are also affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. As a result, they may devote less time and resources to our business than is necessary. If this occurs, our business, financial condition and results of operations may suffer.

There is no separate counsel for our affiliates and us.
      Morris, Manning & Martin, LLP acts as legal counsel to us, our general partner and its affiliates. If the interests of the various parties become adverse, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of the general partner or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected.

Risks Related to Our Business in General

The Delaware Revised Uniform Limited Partnership Act does not grant you any voting rights, and your rights are limited under our partnership agreement.
      A vote of a majority of the units of limited partnership interest is sufficient to take the following actions:

•	to amend our partnership agreement;

•	to dissolve and terminate UDF III;

•	to remove our general partner; and

•	to authorize a merger or a consolidation of UDF III.
These are the only significant voting rights granted to our limited partners under our partnership agreement. In addition, Delaware law does not grant you any specific voting rights. Therefore, your voting rights in our operations are limited.
      Our partnership agreement provides that you may vote on only a few operational matters, including the removal of our general partner. However, you will be bound by the majority vote on matters requiring approval of a majority of the units of limited partnership interest even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over our day-to-day operations.
      Our general partner will make all decisions with respect to our management and determine all of our major policies, including our financing, growth, investment strategies and distributions. Our general partner may revise these and other policies without a vote of our limited partners. Therefore, you will be relying almost entirely on our general partner for our management and the operation of our business. Our general partner may only be removed under certain conditions, as set forth in our partnership agreement. If our general partner is removed, it will receive payment equal to the fair market value of its interests in UDF III as agreed upon by our general partner and us, or by arbitration if we are unable to agree. See “Summary of Partnership Agreement — Voting Rights of the Limited Partners.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.
      We are not registered as an investment company under the Investment Company Act of 1940 (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
      Our investment policy provides that we may invest in securities of other real estate investment entities or similar entities. See “Investment Objectives and Criteria.” Although we intend to make such investments only if our general partner determines that the proposed investment would not cause us to be an “investment company” under the Investment Company Act, we could become regulated as an investment company for purposes of that act, which would substantially reduce our ability to use leverage and could adversely affect our business, financial condition, liquidity and results of operations.

You are limited in your ability to sell your units pursuant to our redemption program.
      Any investor requesting repurchase of their units pursuant to our unit redemption program will be required to certify to us that such investor acquired the units by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our unit redemption program contains certain restrictions and limitations. Units will be redeemed on a quarterly basis, pro rata among all limited partners requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a limited partner, next to limited partners who demonstrate, in the discretion of our general partner, another involuntary exigent circumstance, such as bankruptcy, next to limited partners subject to a mandatory distribution requirement under such limited partner’s IRA and, finally, to other redemption requests. We will not redeem in excess of 5% of the weighted average number of units outstanding during the 12-month period immediately prior to the date of redemption. In addition, the cash available for redemption generally will be limited to any proceeds from our distribution reinvestment plan plus such other operating funds as our general partner, in its sole discretion, may reserve for repurchases. Initially, the general partner has adopted a policy to reserve 1% of operating cash flow from the previous four quarters for use in connection with redemptions. Further, our general partner reserves the right to reject any request for redemption or to terminate, suspend, or amend the unit redemption program at any time. Therefore, in making a decision to purchase units, you should not assume that you will be able to sell any of your units back to us pursuant to our redemption program. For a more detailed description of the unit redemption program, see “Summary of Partnership Agreement — Proposed Unit Redemption Program.”

If you are able to resell your units to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your units.
      The purchase price for units we repurchase under our redemption program, for the period beginning after a limited partner has held the units for a period of one year, will be (1) 92% of the purchase price for any units held less than two years, (2) 94% of the purchase price of any units held for at least two years but less than three years, (3) 96% of the purchase price of any units held at least three years but less than four years, (4) 98% of the purchase price of any units held at least four years but less than five years and (5) the purchase price for any units held at least five years or the estimated fair market value of your units, as determined by our estimated unit valuations. In addition, the price we will pay for redeemed units will be offset by any amounts previously distributed to the redeeming limited partner as a return of capital. Accordingly, you would likely receive less by selling your units back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

We will have broad discretion in how we use the net proceeds of this offering.
      We will have broad discretion in how to use the net proceeds of this offering, and limited partners will be relying on our judgment regarding the application of these proceeds. You will not have the opportunity to evaluate the manner in which the net proceeds of this offering are invested or the economic merits of particular assets to be acquired or loans to be made.

The general partner’s profits interest may create an incentive for the general partner to make speculative investments.
      Our general partner is entitled to a share of our net profits that is structured in a manner intended to provide an incentive to the general partner and its affiliates to perform in our best interests and the best interests of our limited partners. Because our general partner’s participation in cash available for distribution is largely subordinate to the payment of cumulative distributions to our limited partners, our general partner’s interest is not wholly aligned with those of our limited partners. Our general partner’s profits interest in us may create an incentive for the general partner to cause us to make investments that are riskier or more speculative than would be the case in the absence of this profits interest.

We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation.
      Our general partner has arbitrarily determined the selling price of the units, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding units of limited partnership interest or other ownership interests.

Payment of fees to our general partner and its affiliates will reduce cash available for investment and distribution.
      Our general partner and its affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments, and the administration of our investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to limited partners. For a more detailed discussion of the estimated use of the proceeds of this offering, see “Estimated Use of Proceeds.”

There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time.
      There are many factors that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available from our loans, real estate securities and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to invest in mortgage loans or in entities that invest in mortgage loans as offering proceeds become available, the yields on the mortgage loans in which we invest, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can provide no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that income from the mortgage loans we make or acquire will increase or that future investments will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partner in establishing the distribution rate to limited partners.
      Many of the factors that can affect the availability and timing of cash distributions to limited partners are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. In addition, our general partner, in its discretion, may reinvest or retain for working capital any portion of our cash on hand. We cannot assure you that sufficient cash will be available to pay distributions to you.

Adverse economic conditions will negatively affect our returns and profitability.
      Our results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where properties subject to our mortgage loans may be located:

•	poor economic conditions may result in a slowing of new home sales and corresponding lot purchases by builders resulting in defaults by borrowers under our mortgage loans; and

•	job transfers and layoffs may cause new home sales to decrease.
      The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Risks Related to the Mortgage Lending Business

Defaults on our mortgage loans will reduce our income and your distributions.
      Because most of our assets will be mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences on our income. For example,

•	failure by a borrower to repay loans or interest on loans will reduce our income and, consequentially, distributions to our limited partners;

•	we are required to pay loan servicing fees to our general partner on delinquent loans;

•	we may not be able to resolve the default prior to foreclosure of the property securing the loan;

•	we may be required to expend substantial funds for an extended period to develop foreclosed properties;

•	the subsequent income and sale proceeds we receive from the foreclosed properties may be less than competing investments; and

•	the proceeds from sales of foreclosed properties may be less than our investment in the properties.

Investments in land development loans present additional risks compared to loans secured by operating properties.
      We will invest substantially all of our assets in loans to purchase or develop unimproved land. Unimproved land may be raw land with or without entitlements, or land with entitlements with or without improvements such as utilities, streets or curbs. Land development mortgage loans may be riskier than loans secured by improved properties, because:

•	the application of the loan proceeds to the development project must be assured;

•	during development the property does not separate income for the borrower to make loan payments;

•	the completion of planned development may require additional development financing by the borrower and may not be available;

•	depending on the sale of lots to homebuilders, demand for lots may decrease causing the price of the lots to decrease;

•	there is no assurance that we will be able to sell unimproved land promptly if we are forced to foreclose upon it; and

•	lot sale contracts are generally not “specific performance” contracts, and the developer may have no recourse if a homebuilder elects not to purchase lots.

Investments in second and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust.
      We expect that we will be the junior lender with respect to many of our loans. We will invest in second mortgage loans and, in some instances, wraparound, or all-inclusive, mortgage loans. We may, on rare occasions, invest in third mortgage loans. In a second or third mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the prior mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of any prior mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the prior mortgage loans in addition to the new funds we invest. We would receive all payments from the borrower and forward to any senior lender its portion of the payments we receive. Because both of these types of loans are subject to the prior mortgage lender’s right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

Many of our loans will require balloon payments, which are riskier than loans with fully amortized payments.
      We anticipate that substantially all of our loans will have balloon payments. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period, such as 15 or 30 years, because the borrower’s repayment often depends on its ability to refinance the loan or sell the developed lots profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

Suitable mortgage loans may not be available to us from time to time, which could reduce the returns on your investment.
      We receive referrals by commercial loan brokers and other referral sources. In the event that the supply of such referrals or new applicants decreases, the availability of loans for us to invest in would also decrease. Decreases in loan referrals or new applicants would typically occur in a recessionary economy, as there would be reduced activity in the real estate market and, hence, reduced demand for financing. Such decreases in the demand for mortgage loans could leave us with excess cash. In such instances, we plan to make short-term, interim investments with proceeds available from sales of units and hold these, pending investment in suitable mortgage loans. Interest returns on those investments are usually lower than on mortgage loans, which may reduce the yield to holders of units, depending on how long these non-mortgage investments are held.
      When we invest in non-mortgage, short-term investments using proceeds from the sale of units, the purchasers of those units will nevertheless participate equally in our distributions of income with holders of units whose sale proceeds have been invested in mortgage loans. This will favor, for a time, holders of units whose purchase monies were invested in non-mortgage investments, to the detriment of holders of units whose purchase monies are invested in normally higher-yielding mortgage loans.

Larger loans result in less diversity and may increase risk.
      We intend to invest in loans that individually constitute an average amount equal to the lesser of 1% to 5% of the total amount raised in this offering, or $2.5 million to $12.5 million. However, we may invest in larger loans depending on such factors as our performance and the value of the collateral. These larger loans are riskier because they may reduce our ability to diversify our loan portfolio. Our larger loans will not exceed an amount equal to 20% of the total capital contributions to be raised in this offering.

The concentration of loans with a common borrower may increase our risks.
      We may invest in multiple mortgage loans that share a common borrower. We are permitted under the NASAA Guidelines to invest up to 20% of our offering proceeds in loans to a single borrower, and we may choose to invest up to the maximum limit imposed upon us. The bankruptcy, insolvency or other inability of any borrower that is the subject of multiple loans to pay interest or repay principal on its loans would have adverse consequences on our income and reduce the amount of funds available for distribution to investors. In addition, we expect to be dependent on a limited number of borrowers for a large portion of our business. The loss of any one of these borrowers would have a material adverse effect on our financial condition and results of operations.

Incorrect or changed property values could result in losses and decreased distributions to you.
      We depend primarily upon our real estate security to protect us on the loans that we make. We depend partly upon the skill of independent appraisers to value the security underlying our loans and partly upon our general partner’s internal underwriting and appraisal process. However, notwithstanding the experience of the appraisers selected by our general partner, they or the general partner may make mistakes, or regardless of decisions made at the time of funding, loan market conditions may deteriorate for various reasons, causing a decrease to the value of the security for our loans. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

Changes in market interest rates may reduce our income and your distributions.
      A substantial portion of all of our loans will be fixed-interest rate loans. Market interest rates on investments comparable to the units could materially increase above the general level of our fixed-rate loans. Our distributions could then be less than the yield you may obtain from these other investments. We will also make loans with variable interest rates, which will cause variations in the yield to us from these loans. All of our variable rate loans contain a floor rate not lower than the original interest rate. We may make loans with interest rate guarantee provisions in them, requiring a minimum period of months or years of earned interest even if the loan is paid off during the guarantee period. The duration of the guarantee is subject to negotiation and will likely vary from loan to loan. Other than these provisions, the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to you. All of these risks increase as the length of maturity of a loan increases and the amount of cash available for new higher interest loans decreases. A material increase in market interest rates could result in a decrease in the supply of suitable mortgage loans to us, as there will likely be fewer attractive transactions for borrowers and less activity in the marketplace.

Some losses that borrowers might incur may not be insured and may result in defaults that would increase your risk.
      Our loans require that borrowers carry adequate hazard insurance for our benefit. Some events are, however, either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, may be uninsured and cause losses to us on entire loans. If a borrower allows insurance to lapse, an event of loss could occur before we become aware of the lapse and have time to obtain insurance ourselves. Insurance coverage may be inadequate to cover property losses, even though our general partner imposes insurance requirements on borrowers that it believes are adequate.

Foreclosures create additional ownership risks to us of unexpected increased costs or decreased income.
      When we acquire property by foreclosure, we have economic and liability risks as the owner, including:

•	less income and reduced cash flows on foreclosed properties than could be earned and received on mortgage loans;

•	selling the lots to homebuilders;

•	controlling development and holding expenses;

•	coping with general and local market conditions;

•	complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

•	possible liability for injury to persons and property.

If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.
      Usury laws generally regulate the amount of interest that may lawfully be charged on indebtedness. Each state has its own distinct usury laws. We believe that our loans will not violate applicable usury laws. There is a risk, however, that a court could determine that our loans do violate applicable usury laws. If we were found to have violated applicable usury laws, we could be subject to penalties, including fines equal to three times the amount of usurious interest collected and restitution to the borrower. Additionally, usury laws often provide that a loan that violates usury laws is unenforceable. If we are subject to penalties or restitution or if our loan agreements are adjudged unenforceable by a court, it would have a material, adverse effect on our business, financial condition and results of operations and we would have difficulty making distributions to our limited partners.

If we borrow money to make loans or for other permitted purposes, your risks will increase if defaults occur.
      We are permitted by our partnership agreement to borrow money to:

•	acquire or make mortgage loans;

•	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect our interests; or

•	assist in the development or sale of any real property, which we have taken over as a result of a default.
      The total amount of such borrowing cannot exceed at any time 70% of the aggregate fair market value of all of our mortgage loans. We intend to borrow money to fund loans, participations and make equity investments when our general partner determines that it is advantageous to us. We expect that at any time the total amount of indebtedness we have incurred will not exceed 50% of our total invested capital.
      Our borrowings, if made, would be likely to be secured with recourse by the lending bank to all of our assets. We, and our limited partners, could face increased risk if we borrow. If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our borrowing, payments of interest due on our borrowing will decrease our income otherwise available for distribution to you. In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our borrowing will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of units from you.
      We have no present plans or intention to borrow funds. We do intend, however, to pursue securing a credit facility to use in the future, should we deem it necessary.
General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
      Our operating results will be subject to risks generally incident to the ownership of assets related to the real estate industry, including:

•	changes in interest rates and availability of permanent mortgage funds;

•	changes in general economic or local conditions;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the amount of income we receive from our investments.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
      We may provide financing for borrowers that will develop and construct improvements to land at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our developer’s ability to control land development costs or to build infrastructure in conformity with plans, specifications and timetables deemed necessary by builders. The developer’s failure to perform may necessitate legal action by us to compel performance. Performance may also be affected or delayed by conditions beyond the developer’s control. Delays in completion of construction could also give builders the right to terminate preconstruction lot purchase contracts. These and other such factors can result in increased costs to the borrower that may make it difficult for the borrower to make payments to us. Furthermore, we must rely upon projections of lot take downs, expenses and estimates of the fair market value of property when evaluating whether to make development loans. If our projections are inaccurate, and we are forced to foreclose on a property, our return on our investment could suffer.

Competition with third parties in financing and acquiring participation interests in properties may reduce our profitability and the return on your investment.
      We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, other real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Banks and larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable loans or development properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them or lower interest rates to borrowers.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.
      All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Under limited circumstances, a secured lender, in addition to the owner of real estate, may be liable for clean-up costs or have the obligation to take remedial actions under environmental laws, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell such property or to use the property as collateral for future borrowing.
      If we foreclose on a defaulted loan to recover our investment, we may become subject to environmental liabilities associated with that property if we participate in the management of that property or do not divest ourselves of the property at the earliest practicable time on commercially reasonable terms. It is possible that property on which we foreclose may contain hazardous substances, wastes, contaminants or pollutants that we may be required to remove or remediate in order to clean up the property. If we foreclose on a contaminated property, we may also incur liability to tenants or other users of neighboring properties. We cannot assure you that we will not incur full recourse liability for the entire cost of removal and cleanup, that the cost of such removal and cleanup will not exceed the value of the property, or that we will recover any of these costs from any other party. It may be difficult or impossible to sell a property following discovery of hazardous substances or wastes on the property.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.
      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Terrorist attacks or other acts of violence or war may affect the industry in which we operate, our operations and our profitability.
      Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property underlying our loans. Losses resulting from these types of events are generally uninsurable. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could negatively impact borrowers’ ability to repay loans we make to them or harm the value of the property underlying our loans, both which would impair the value of our investments and decrease our ability to make distributions to you.

We will be subject to risks related to the geographic concentration of the properties securing the loans and equity investments we make.
      While we intend to enter into loan and agreements with respect to properties throughout the United States, we expect that, initially, the majority of our transactions will relate to properties located in Texas, Arizona and Florida because we are most familiar with the real estate markets in these areas. If the residential real estate market or general economic conditions in these geographic areas declines, the developers’ ability to sell completed project parcels located in these areas may be impaired, we may experience a greater rate of default on the loans we make with respect to properties in these areas and the value of the parcels that secure our loans in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations more so than if our investments were more geographically diversified.

We will be subject to a number of legal and regulatory requirements.
      Federal and state lending laws and regulations generally regulate interest rates and many other aspects of real estate loans and contracts. Violations of those laws and regulations could materially adversely affect our business, financial condition and results of operations. We cannot predict the extent to which any law or regulation that may be enacted or enforced in the future may affect our operations. In addition, the costs to comply with these laws and regulations may adversely affect our profitability. Future changes to the laws and regulations affecting us, including changes to mortgage laws and securities laws and changes to the Internal Revenue Code applicable to the taxation of limited partnerships, could make it more difficult or expensive for us to comply with such laws or otherwise harm our business.
Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest.
      An investment in units involves material income tax risks. You are urged to consult with your own tax advisor with respect to the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, regarding the material federal income tax issues relating to an investment in our units, you should be aware that the this opinion represents only our counsel’s best legal judgment, based upon the representations and assumptions referred to in the opinion and conditioned upon the existence of certain facts. Our counsel’s tax opinion has no binding effect on the Internal Revenue Service or any court. Accordingly, we cannot assure you that the conclusions reached in the tax opinion, if contested, would be sustained by any court. In addition, our counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues that have impact at the partner or individual level. For a more complete discussion of the tax risks and tax considerations associated with an investment in us, see “Federal Income Tax Considerations.”

Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.
      As our limited partner, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your limited partnership units will be allocated taxable income in excess of your cash distributions. Further, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

We could be characterized as a publicly traded partnership, which would have an adverse tax effect on you.
      If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Our counsel has given its opinion that we will not be classified as a publicly traded partnership, which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partner and the provisions in our partnership agreement that attempt to comply with certain safe harbor standards adopted by the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

•	the complex nature of the Internal Revenue Service safe harbors;

•	the lack of interpretive guidance with respect to such provisions; and

•	the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

The deductibility of losses will be subject to passive loss limitations, and therefore their deductibility will be limited.
      Limited partnership units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits.
      Counsel has given its opinion that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partner and our limited partners substantially in accordance with the allocation provisions of our partnership agreement. We cannot assure you, however, that the Internal Revenue Service will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts that will occur in the future and that cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

We may be audited, which could result in the imposition of additional tax, interest and penalties.
      Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return that may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys’ fees, court costs and other expenses contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In this connection, our general partner may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our general partner may cause us to elect to be treated as an electing large partnership. If it does, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our general partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from operations payable to you would be reduced.
      The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

Legislative or regulatory action could adversely affect investors.
      In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our units.
      If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan, or the assets of an IRA, in our units of limited partnership interest, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
      For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

We may terminate the offering or dissolve UDF III if our assets are deemed to be “plan assets” or if we engage in prohibited transactions.
      If our assets were deemed to be assets of qualified plans investing as limited partners, known as “plan assets,” our general partner would be considered to be a plan fiduciary and certain contemplated transactions between our general partner or its affiliates and us may be deemed to be prohibited transactions subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, ERISA’s fiduciary standards would extend to the general partner as a plan fiduciary with respect to our investments. We have not requested an opinion of our counsel regarding whether or not our assets would constitute plan assets under ERISA, nor have we sought any rulings from the U.S. Department of Labor (Department of Labor) regarding classification of our assets.
      Department of Labor regulations defining plan assets for purposes of ERISA contain exemptions that, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such regulations would apply to us, and although our general partner intends that an investment by a qualified plan in units will not be deemed an investment in our assets, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues that, if decided adversely to us, could result in prohibited transactions, which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or prohibited transactions.
      In the event our assets are deemed to constitute plan assets, or if certain transactions undertaken by us are deemed to constitute prohibited transactions under ERISA or the Internal Revenue Code and no exemption for such transactions applies or is obtainable by us, our general partner has the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

•	terminate the offering of units;

•	compel a termination and dissolution of UDF III; or

•	restructure our activities to the extent necessary to comply with any exemption in the Department of Labor regulations or any prohibited transaction exemption granted by the Department of Labor or any condition that the Department of Labor might impose as a condition to granting a prohibited transaction exemption. See “Investment by Tax-Exempt Entities and ERISA Considerations” elsewhere in this prospectus.

Adverse tax considerations may result because of minimum distribution requirements.
      If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our investments have not generated sufficient income at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

UBTI may be generated with respect to tax-exempt investors.
      We may incur indebtedness, which will cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income and be required to file tax returns reporting such income. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities” elsewhere in this prospectus.
Forward-Looking Statements
      This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results.
ESTIMATED USE OF PROCEEDS
      The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 50,000 units or the maximum offering of 17,500,000 units. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 85.85% of the money that limited partners invest will be available for use by us to make real estate loans or and purchase participations in real estate development loans. In no event will less than 82% of the gross proceeds from this offering be available to us for investment. The remaining up to 14.15% of gross proceeds of this offering will be used to pay fees and expenses to our general partner and our selling group members. Our fees and expenses, as listed below, include the following:

•	Selling commissions equal to 7.0% of aggregate gross offering proceeds (1.0% of gross proceeds for sales pursuant to our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and an unaccountable due diligence fee of up to 1.0% of aggregate gross offering proceeds, both of which are payable to broker-dealers participating in the offering of our units. For a description of additional provisions relating to selling commissions and the unaccountable due diligence fee, see “Plan of Distribution.”

•	Organization and offering expenses, which are defined generally as any and all costs and expenses incurred by us, our general partner or its affiliates in connection with our formation and qualification, and registration, marketing and distribution of our units, including, but not limited to, accounting and escrow fees, printing, initial advertising and marketing expenses and all other accountable offering expenses, other than selling commissions and marketing support fees. Our general partner will be responsible for the payment of organization and offering expenses, other than selling commissions and the unaccountable due diligence fee, to the extent they exceed 1.5% of gross offering proceeds without recourse against or reimbursement by us.

•	Marketing support fees will be paid to UMTH Funding, an affiliate of our general partner, for marketing and administrative support for our selling group members. We will pay UMTH Funding marketing support fees equal to 2.0% of our gross offering proceeds, except that no marketing support fees shall be paid in respect of sales pursuant to our distribution reinvestment plan.

•	We will pay acquisition and origination expenses and fees to our general partner equal to 3% of the amount available for investment in mortgages for fees and expenses associated with the selection, acquisition and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and total insurance funded by us.
      In no event shall the total underwriting compensation, including selling commissions, the unaccountable due diligence fee and marketing support fee, exceed 10.0% of gross offering proceeds.

	Minimum Offering		Maximum Primary Offering		Maximum Total Offering
	(50,000 Units)(1)		(12,500,000 Units)(1)		(17,500,000 Units)(1)

	Amount	Percent	Amount	Percent	Amount	Percent

Gross offering proceeds	$1,000,000	100.00%	$250,000,000	100.00%	$350,000,000	100.00%
Selling commissions	70,000	7.00	17,500,000	7.00	18,500,000	5.29
Organization and offering expenses(2)	15,000	1.50	3,750,000	1.50	3,750,000	1.07
Marketing support fees	20,000	2.00	5,000,000	2.00	5,000,000	1.43
Due diligence fees	10,000	1.00	2,500,000	1.00	2,500,000	0.71
Acquisition and origination expenses and fees	26,550	2.66	6,637,500	2.66	9,607,500	2.75

Amount estimated to be invested(3)	$858,450	85.85%	$214,612,500	85.85%	$310,642,500	88.76%

(1)	For purposes of this table, the minimum offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 5,000,000 units being offered under our distribution reinvestment plan.

(2)	We currently estimate that approximately $250,000 of organization and offering expenses will be incurred if only the minimum offering of 50,000 units ($1.0 million) is sold. However, we will pay only $15,000 of those expenses and the balance will be paid by UMTHLD, our general partner. Our general partner will pay any amount exceeding 1.5% of the gross offering proceeds. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of qualification, registration, marketing and distribution of the additional units.

(3)	Includes amounts we expect to invest in loans net of fees and expenses. We estimate that at least 85.85% of the gross proceeds received from the sale of units will be used to acquire mortgage loans and other investments, which amount exceeds the minimum imposed by the NASAA Guidelines and our partnership agreement, which require that, at a minimum, we shall invest a percentage of our proceeds equal to 82.0% of the gross proceeds from the offering. The percentage of gross offering proceeds available to be invested may increase to 88.76% if our distribution reinvestment plan is fully subscribed.
      Until required in connection with the funding of loans and loan participations, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

INVESTMENT OBJECTIVES AND CRITERIA
General
      UDF III is a Delaware limited partnership formed on June 13, 2005. We have had no operations to date.
      Our investment objectives are:

•	to maximize distributable cash to investors;

•	to preserve, protect and return capital contributions; and

•	within 20 years after termination of this offering, either (1) to make an orderly disposition of investments and distribute the cash to investors or (2) upon approval of limited partners holding more than 50% of the outstanding units, to continue the operation of the Partnership for the term approved by the partners.
      We expect to derive a substantial portion of our income by originating, purchasing, participating in and holding for investment mortgage loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots that will be marketed and sold to home builders. We may also offer credit enhancements to developers in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. In the typical credit enhancement transaction, we expect to charge 3% to 7% of the projected maximum amount of our outstanding credit enhancement obligation for each 12-month period such obligation is outstanding as a credit enhancement fee in addition to any costs that we may incur in providing the credit enhancement.
      Our investment objective will be to make mortgage loans and to achieve a combined annual return ranging from 10% to 15%. Whenever possible, we generally intend to structure our loans so that we are able to earn our targeted return through interest payments to us in respect of such loans. We have not originated or purchased any mortgage loans and we have not identified specific loans or credit enhancements that we intend to make. The purpose of this offering is to raise funds to enable us to originate and purchase loans and provide credit enhancements to developers.
      We intend to distribute, on a quarterly basis, net interest income, after payment of our operating fees and expenses, to our unit holders in accordance with the terms of our partnership agreement. We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the partnership. However, following the seventh anniversary of the effectiveness of this offering, a limited partner may elect to receive his or her pro rata share of any loan principal repayments. Any capital not reinvested will be used first to return unit holders’ capital contributions and then to pay distributions to unit holders.
      Our founders, Todd F. Etter, Hollis M. Greenlaw, Craig A. Pettit, Christine A. Griffin, Timothy J. Kopacka, William E. Lowe and Melvin E. Horton, formed UDF I in March 2003 and UDF II in June 2004. Both UDF I and UDF II are real estate finance companies that engage in the business in which we intend to engage. UDF I completed a private placement offering of limited partnership interests in November 2004 in which it raised gross proceeds of $10.0 million. UDF II is currently offering up to $25.0 million of limited partnership interests through a private placement. UDF II has raised gross proceeds of approximately $7.5 million through June 30, 2005. Our general partner is an affiliate of the general partners of UDF I and UDF II. Our general partner also serves as the asset manager for UDF I and UDF II.
      Once we commence operations, we generally intend to invest in the same loans in which UDF I and UDF II invest, on a pro rata basis based on invested capital to the extent practicable. UDF I and UDF II may also make equity investments in which we will not participate. We may make loans or participate in loans to borrowers in which UDF I and/or UDF II and/or UMTHLD or its affiliates have an equity investment. However, circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II and us to each make an investment on such pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which the general partner becomes aware that are suitable for us on a pro rata basis with UDF I and UDF II or otherwise. The structure of our participation in investments may vary and will be determined on a case-by-case basis. We may, but are not obligated to, purchase participations in loans and investments made by UDF I or UDF II before we commence operations.
      Our founders are also principals, employees, officers and equity holders of other entities that are engaged in real estate related activities and these entities may also participate in the loans and investments we make. Our founders are also affiliated with businesses that advise and operate United Mortgage Trust and UMT Holdings, which has made an offer to acquire United Mortgage Trust. UMT Holdings is the sole limited partner and 99.9% owner of our general partner. UMT Holdings is a real estate finance company focusing primarily on collateralized interim mortgages for the purchase and/or renovation of single-family homes and real estate loans for the acquisition and development of residential housing lots. UMT Holdings has made loans to UDF I and UDF II that have been used for funding loans and equity investments. UMT Holdings may continue to provide funds to UDF I and UDF II. We cannot assure you that any financing or other resources that UMT Holdings provides to UDF I or UDF II will also be provided to us on substantially similar terms or at all.
Industry Background
      Sales of new single-family homes for 2004 topped 1.0 million and set a new annual sales record for the fourth consecutive year, according to U.S. Commerce Department figures. Total new single-family home sales for the year reached 1.183 million, an 8.9 percent increase from the previous annual record of 1.086 million set in 2003. The pace of new-home sales for December 2004 reached a seasonally adjusted annual rate of 1.098 million, up a slight 0.1 percent from November’s pace of 1.097 million. The record-breaking pace is attributed to strong demographic demand, low mortgage rates and rising employment and household income. The National Association of Home Builders’ forecast for 2005 calls for a continued increase in long-term mortgage rates expected to be 6.25% to 6.375% by the end of the year. The projected mortgage rate increase is not expected to have a noticeable effect on home sales. 2005 closings are not expected to be at the 2004 pace and will likely decrease 3% to 4%. 2006 is expected to be similar to 2005, perhaps down an additional 1% to 2%.
      All U.S. regions recorded solid annual increases in sales of single-family homes in 2004. Sales in the Northeast topped 83,000 sales, the Midwest had 209,000 sales, the South posted 546,000 sales and the West registered 345,000 sales.
      In addition to the increase in sales of single-family homes, the prices for these homes, and their underlying mortgage loans, are also increasing. The median sales price of new single-family homes increased 12.2% to $218,000 in 2004, up from $195,000 in 2003.
      The inventory of new homes for sale was 432,000 homes at the end of 2004, a 4.8 months’ supply at the December sales pace. Increased new home inventory may result in decreased demand for residential lots and residential lot development loans.

Annual Single Family Housing Starts
      The ability to efficiently locate and develop property is crucial to the home building industry. The single-family residential lot development business is a fragmented industry comprised of many individuals and companies. Lot developers include builders, contractors, brokers and other entities that are engaged in real estate development activities. Housing and real estate development trends, specific knowledge of a market, economic development and numerous other factors contribute to lot developers’ planning process. The availability of adequate unimproved acreage, access to jobs, housing costs and other general economic factors all impact the demand for single-family lots and the locations suitable for housing expansion in a particular area.
      Subject to their individual or company financial condition, lot developers finance their development projects through a combination of personal equity, loans and third-party investment from banks, thrifts, institutional and private lenders and investors. Factors for determining the mix of financing include the amount, availability and cost of funds. Lot developers are able to choose from a variety of financing instruments. Financing instruments include seller financing, such as purchase money mortgages; institutional land acquisition and development loans provided by institutions such as banks and insurance companies; and equity or debt financing from private investors, real estate investment trusts and pension funds.
      National home builders generally affiliate with a land development company. Typically, the captive land development affiliate will supply one-half to two-thirds of the builder’s lot inventory requirement. National home builders are dependent on unrelated third-party developers to meet their lot inventory requirement. In addition, national home builders, while well capitalized, are sensitive to carrying land and lot inventories and associated debt on the parent company balance sheet. Prior to the enactment of the Financial Accounting Standards Board financial regulation 46 (FIN 46), land development activities were housed in special purpose entities that were not reported on the parent company balance sheet. Subsequent to the enactment of FIN 46, ownership of a controlling interest in a special purpose entity requires consolidation of the entity with the parent company. Consequently, most national home builders are receptive to equity participation by unaffiliated third parties in their development projects. UMTHLD, our general partner, and its affiliates currently participate in, and intend to continue participating in, FIN 46 compliant structures with United Development Funding customers.
      In a typical development transaction, a developer purchases or obtains an option to purchase a specific parcel of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. Typically, lenders limit their liability when lending to development projects by refusing to lend in excess of a particular percentage of the value of the property. Developers may obtain additional financing by entering into participation agreements with investors, and national home builders will enter into joint venture agreements to limit their ownership percentage in a development. Participation agreements structured as joint ventures typically establish a joint venture organized as a limited liability company or partnership that will own the parcel of land. In return for cash or a loan to the developer, the investor receives equity in the joint venture entitling the investor to a percentage of the profits upon the sale of developed lots. Participation agreements may also be structured as a contractual right to receive a percentage of the developer’s profits on the sale of the developed lots. By combining bank loans and participation agreements, developers are able to meet lender requirements that the developers retain a specific amount of equity in the project, as well as earn significantly higher returns in part due to lower loan principal amounts and, therefore, lower interest payments.
      Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas and electricity to service the property. Finally, lot developers market and sell the individual lots directly or through real estate professionals to home builders.
      A typical development timeline includes three to six months for the design and approval process, six to nine months for installation of all site improvements, and 24 to 36 months for the sales process. Larger developments (over 100 lots) are usually developed in phases.
Business of the Partnership
      We expect our loans and credit enhancement offerings will:

•	produce net interest income from interest on loans;

•	produce a profitable fee from our credit enhancement transactions;

•	produce income through origination fees charged to borrowers;

•	provide cash for distributions to our limited partners; and

•	permit reinvestment of payments of principal, participations, equity investments and interest net of expenses.
      We intend to concentrate on making development loans to single-family lot developers who sell their lots to national and large regional home builders loans and loans to national home builders and entities created by home builders in conjunction with our general partner or affiliates of our general partner for the acquisition of property and development of residential lots. We intend to seek to make or acquire loans primarily with respect to projects where the completed subdivision will consist of homes at or below the median price of the U.S. housing market. As a rule of thumb, real estate lots generally represent 25% of the final cost of residential properties. Based on this general rule, we estimate that the lot price for a median price home would be approximately $30,000. We have identified and intend to target a primary development market within the “affordable housing” sector consisting of lots that have been pre-sold to national or large regional builders.
      We anticipate that the developments that secure our loans will consist of both single phase and, where larger parcels of land are involved, multi-phase projects and will be subject to land acquisition and development loans representing approximately 70% to 80% of total project costs. These loans will have priority over the loans that we originate or buy. We will subordinate our loans if required to comply with the terms of debt from the developer to third-party lenders, thus allowing developers to avail themselves of additional development funding at a lower cost to the developer than our loan. The use of third-party leverage, typically bank debt, at favorable rates allows developers to reduce their overall cost of funds for a project by combining our funds with lower-cost debt. Projects that fail to meet timing projections will increase the developer’s overall cost of funds because the developer will be carrying debt and incurring interest for a longer period than anticipated. Conversely, a developer whose projects sell out ahead of schedule may benefit from a lower overall cost of funds.
      In addition to the risk that a developer’s activities to develop the subject parcels will not be successful or will exceed the developer’s budget, we believe that we will be subject to market-timing risk, or the risk that market conditions will adversely impact the developer’s ability to sell the developed lots at a profit. Economic issues affecting the new home sales market, such as interest rates and employment rates, will affect the demand for lots and therefore also impact the likelihood that a developer will be successful.
      Some of the risks inherent with development financing under this model include: (1) the need to contribute additional capital in the event the market softens and the developer requires additional funding; (2) the reduction of the developer’s incentive if the developer’s profits decrease, which could result as both capital advanced and marketing time increase; and (3) the possibility, in those situations that our returns will be less than our projected returns and we will not be able to achieve our targeted 10% to 15% annual rate of return as a result. For a discussion of additional risks, see the section of this prospectus captioned “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P.” beginning on page 21.
      We may also offer to developers credit enhancements in the form of loan guarantees to third-party lenders, letters of credit issued for the benefit of third-party lenders and similar credit enhancements. In the typical credit enhancement transaction, we expect to charge 3% to 7% of the projected maximum amount of our outstanding credit enhancement obligations for each twelve-month period such obligation is outstanding as a credit enhancement fee in addition to any costs that we may incur in providing such enhancement. In the event that any third-party lender requires us to perform under our guarantee, draws down on a letter of credit that we have provided, or otherwise utilizes a credit enhancement that we have provided, the amount we provide to the third-party lender will be added to the outstanding balance under the terms of the loan or investment with the developer and subject to the returns, preferences and security set forth in those documents.
      Our loan and participation transactions will be made with respect to real estate located throughout the United States although we believe that, initially, the majority of our transactions will be made with respect to real estate located in Texas, Arizona and Florida.
Security
      We expect that our real estate loans will generally be secured by:

•	the parcels of land to be developed;

•	in certain cases, a pledge of some or all of the equity interests in the developer entity; and

•	in certain cases, additional assets of the developer, including parcels of undeveloped and developed real property.
      If there is no third-party financing for a development project, our lien on the subject parcels will be a first priority lien. If there is third-party financing, we expect our lien on the subject parcels will be subordinate to such financing. We will enter each loan prepared to assume or retire any senior debt, if necessary to protect our capital. We will seek to enter into agreements with third-party lenders that will require the third-party lenders to notify us of a default by the developer under the senior debt and allow us to assume or retire the senior debt upon any default under the senior debt.
      We also expect that most of our real estate loans will have the benefit of unconditional guarantees of the developer and/or its parent companies and pledges of additional assets of the developer. We generally do not intend to allow a developer to incur debt that would be junior in right of payment to our debt.

Underwriting Criteria
      We have developed the following underwriting criteria for the loans and investments that we intend to originate and purchase:

•	Liens. All loans and investments made by us must be evidenced by a note and must be secured by a first or second lien that is insured by a title insurance company or by a pledge of all ownership interests of the developer. We expect most of our loans and investments will be secured by a lien and a pledge of all ownership interests in the developer.

•	Rate of Return. We will seek an annual combined return from interest on loans of 10% to 15%. This target annual return may be adjusted from time to time based on then-existing market conditions.

•	Term and Amortization. We do not expect to establish a minimum or maximum term for our loans. Loans will generally be structured as interest-only notes with reductions to principal tied to net cash from the sale of developed lots and the release formula created by the senior lender, i.e., the conditions under which principal is repaid to the senior lender, if any. We do not expect our loans to amortize.

•	Geographical Boundaries. We may buy or originate loans in any of the 48 contiguous United States. However, we expect that, initially, the majority of our loans will originate from Texas, Arizona and Florida.
      The principal amounts of our loans and the number of loans we make will be affected by market availability and will depend upon the amount of net offering proceeds available to us from the sale of units. If we realize less than the maximum net offering proceeds, we will reduce the number of loans in which we intend to invest. At this time, we cannot predict the minimum size of our portfolio because this will depend in large part on the number of units we sell in this offering.
Loans to Our General Partner and its Affiliates
      Many large national homebuilders develop lots for their own consumption through land development affiliate companies. Due to accounting and reporting requirements for the development entities, most national homebuilders are receptive to equity participation by unaffiliated third parties. The equity participations generally take the form of a joint venture or partnership wherein each party contributes equity and guarantees some or all of the acquisition and development loan. UMTHLD and its affiliates, UDF I and UDF II, currently participate and intend to continue participating in equity participations with national home builders. Because these participations generally involve leverage, we do not intend to participate in the equity investments. The use of leverage would create unrelated business taxable income (UBTI) for our tax-exempt investors. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities — Unrelated Business Taxable Income.”
      Loans will be made to affiliates of our general partner in circumstances that our general partner or its affiliate is participating in a joint venture with a developer or homebuilder to facilitate a FIN 46 compliant structure. Loans will be made to affiliates of our general partner only if:

•	the loan includes each of the following terms:

—	the loan is secured by a first or junior lien on residential real estate;

—	the loan amount, inclusive of first and junior indebtedness provided by us, shall not exceed 80% of the appraised value of the property securing the indebtedness;

—	the affiliate may not own more than 50% of the borrowing entity;

—	the borrowing entity must provide a minimum equity contribution of not less than 20% of the property acquisition price or acquisition price and development costs;

—	the loan rate of interest shall not be less than the highest rate charged by us to unaffiliated borrowers; and

—	the loan provides recourse to the borrower not less than 100% of the loan amount; or

•	an independent advisor issues an opinion to the effect that the proposed loan to an affiliate of our general partner is fair and at least as favorable to us as a loan to an unaffiliated borrower in similar circumstances. In addition, our general partner will be required to obtain a letter of opinion from the independent advisor in connection with any disposition, renegotiation, or other subsequent transaction involving loans made to our general partner or an affiliate of our general partner. The independent advisors from whom we expect to request fairness opinions are Henry S. Miller Investment Banking Group, Value, Inc. and Jackson, Claborn, Inc. The independent advisor’s compensation must be paid by our general partner and not be reimbursable by us.
Underwriting Procedures
      In determining whether to make or purchase loans and to enter into joint ventures, we will generally engage in a four-part evaluation and oversight process consisting of:

•	Economic Feasibility Study, or “EFS”;

•	Engineering Due Diligence, or “EDD”;

•	Exit Strategies Analysis, or “ESA”; and

•	Construction Supervision Oversight, or “CSO.”
      In order to meet the EFS criteria in a loan transaction, the development project generally must meet our targeted return of 10% to 15% per year using the developer’s financial projections, and that return amount must represent less than 25% of the developer’s projected total profit from the project. When the preceding criteria are met, we will meet with the developer to review the project. This review is structured to determine if the developer can justify all of the assumptions and estimates of the project. The EDD is conducted by an independent land planning and civil engineering firm and includes review of appropriate planning and public works approvals; proper permitting for flood plain, highways and streets; payment of construction, impact and inspection fees; any optional approvals affecting aquifers, endangered species, wetlands, forests and historical or archeological sites; determination of engineering readiness including construction plans, geotechnical reports and erosion control; utility access review for gas, electric, telephone and cable television; determination of construction readiness including contractor and sub-contractor selections, bonding, legal agreements, scheduling, site preparation and approvals for construction or drainage easements; and a complete review of all project construction costs with comparisons to similar projects.
      Following the EDD process, the ESA is conducted. This process includes review of lot purchase contracts, evaluation of all market absorption data, current economic conditions, trends and projections in housing starts and risk analysis. Alternative buyers and uses for the lots are identified and various pricing models to facilitate sales in a soft market are evaluated. Before we will extend a loan, we must be satisfied that the project can be completed per the developer’s projections and that there is sufficient equity and collateral to minimize the capital risk to us.
      Once final approval has been granted, we retain a third-party construction management firm to conduct CSO. Such firm will be responsible for overseeing site improvements, senior debt draws and application of funds and administration of development contracts. Once site improvements are complete and the developer has begun to market lots, we monitor sales and corresponding debt repayment rates.
Borrowing Policies
      We may borrow money to fund loans when our general partner determines that it is advantageous to us. We expect that at any time the total amount of indebtedness we have incurred will not exceed 50% of our total invested capital. By operating on a leveraged basis, we expect that we will have more funds available to fund loans. This will allow us to make or acquire more loans than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the borrowings and a resulting foreclosure of our assets. See “Risk Factors — Risks Related to the Mortgage Lending Business — If we borrow money to make loans or for other permitted purposes, your risks will increase if defaults occur.”
      Section 11.2(a) of our partnership agreement authorizes us to borrow funds to the extent permissible under the NASAA Guidelines. We will not incur debt to fund interest payments to our limited partners. We may borrow funds from our general partner or its affiliates only if the following qualifications are met:

•	any such borrowing cannot constitute a “financing” as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

•	interest and other financing charges or fees must not exceed the amounts that would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

•	no prepayment charge or penalty shall be required. See Section 18.2 of our partnership agreement, which is included as Exhibit B of this prospectus.
Sale and Securitization of Assets
      We anticipate that from time to time we may be able to increase our yield through the sale or securitization and sale of portions of our loan assets. Possible reasons for the sale of our loan assets include:

•	enabling us to realize a gain from the sale of the assets;

•	increasing our yield on securitized asset pools;

•	redeploying our capital in higher yield loans;

•	accelerating the return from a loan;

•	limiting risk in a slowing economic climate;

•	increasing liquidity for our limited partners; and

•	reducing our borrowings.
      Our general partner will exercise its discretion as to whether or not to sell or securitize and sell any of our loans.
Investment Limitations
      We will not invest as a general or limited partner in other limited partnerships except under limited circumstances permitted under the NASAA Guidelines.
      We will not underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships and in corporations in which real estate is the principal asset, provided that such acquisition can best be effected by the acquisition of the securities of such corporation, subject to the limitations set forth below.
      We will not engage in any of the following activities:

•	acquire assets in exchange for limited partnerships interests;

•	issue units of limited partnership interest after the termination of this offering; or

•	make loans to our general partner or its affiliates, except as permitted by the NASAA Guidelines. See “Conflicts of Interest — Loans to Affiliates of our General Partner.”
      Our general partner will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940, as amended. Among other things, our general partner will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act.
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
      Our development loans will ordinarily be secured by a first or second priority lien on the real estate being developed. This lien will take the form of a mortgage, deed of trust or other security instrument. The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which vary substantially from state to state), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all of the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. It is instead intended to be a general discussion of the significant legal principles and regulations that could affect us as a mortgage lender. The summaries are qualified in their entirety by reference to the applicable federal, state and local laws governing mortgage loans and their enforcement.
Mortgages and Deeds of Trust Generally
      Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the mortgaged property is located. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid to the trustee in trust for the benefit of the beneficiary to secure payment of the obligation. A deed of trust generally provides the trustee with a power of sale if the borrower defaults in the payment of the obligation. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.
      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.
      The priority of liens on real estate created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.
      Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating all necessary parties to the lawsuit. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. These sales are made in accordance with procedures that vary from state to state. The purchaser at this sale acquires the estate or interest in real property covered by the mortgage.
      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements that authorize the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted at the property and sent to all parties having an interest in the real property.
      In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Statutory Rights of Redemption” below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure, forfeiture and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold, and a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “— Environmental Laws” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.
      In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to adequately maintain the property or the borrower’s executing a second mortgage or deed of trust affecting the property in violation of the provisions of the first mortgage or deed of trust. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust or a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.
Applicability of Usury Laws
      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” Where possible, we intend to elect to have our loans be governed by Nevada law, which does not limit the amount of interest that parties may agree to in writing. The election to be governed by Nevada law, therefore, will allow us to extend loans that will earn our targeted return. However, we may not always be able to elect to have Nevada law govern our loans. In addition, even if we believe Nevada law should govern a particular loan, a court may find that the law of another state, which imposes limits on interest, applies, and that our loan violates that law. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial to the determination that the loan is usurious. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment (thus prohibiting the lender from foreclosing). See “Risk Factors — Risks Related to the Mortgage Lending Business — If we were found to have violated applicable usury laws, we would be subject to penalties and other possible risks.”
Environmental Laws
      Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.
      Under the laws of certain states, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states such lien law gives priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.
      Under limited circumstances, secured lenders may be liable for the costs of investigation and cleanup of contaminated property. Pursuant to CERCLA and similar state laws, current or previous owners or operators of real property are liable for the cost of investigation, removal or remediation of hazardous substances at their properties. CERCLA contains a secured creditor exemption that eliminates owner and operator liability for lenders who hold indicia of ownership in a contaminated property primarily to protect their security interest in that property, provided the lender does not participate in the management of the property. Although a lender may not exercise day-to-day control over environmental compliance issues at the facility, a lender may require a borrower to inspect or clean up the property without triggering CERCLA liability. A lender may also foreclose on the property without triggering CERCLA liability, provided the lender seeks to divest itself of the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms. However, even if a lender does not incur CERCLA liability, the diminished value of a contaminated property may significantly impact and in some cases negate the value of the lien. The secured lender liability protection under CERCLA varies somewhat under individual state laws.
      We intend to generally require that a Phase I environmental assessment be conducted on all property before we originate or purchase a development loan with respect to such property. We also expect to receive an endorsement letter from the firm that conducts the environmental assessment allowing us to rely on such assessment as a condition to funding the loan. Phase I environmental site assessments are intended to evaluate information regarding the environmental condition of the surveyed property and surrounding properties based generally on visual observations, interviews and certain publicly available databases. These assessments do not typically take into account all environmental issues including, but not limited to, testing of soil or groundwater or the possible presence of asbestos, lead-based paint, radon, wetlands or mold.
      “Hazardous substances” are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other environmental laws, and specifically include, without limitation, gasoline, diesel fuel, fuel oil, petroleum hydrocarbons, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, and urea formaldehyde foam insulation.
      If a secured lender becomes liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard. Such persons or entities may be bankrupt or otherwise judgment-proof, however, and recovery cannot be guaranteed. A contribution action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower may curtail the lender’s ability to recover environmental cleanup and other related costs and liabilities incurred by the lender. For more discussion of some of the risks associated with environmentally impacted properties, see “Risk Factors — General Risks Related to Investments in Real Estate — The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions” and “— Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.”
Junior Mortgages and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries
      Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although priority may in some states be altered by the mortgagee’s or beneficiary’s knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. In addition, the Internal Revenue Code provides priority to certain tax liens over the lien of a mortgage. State law also may provide priority to certain mechanic’s, materialmen’s and workmen’s liens over a mortgage lien.

      We expect that we will be the junior lender with respect to many of our loans. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee or beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s or beneficiary’s lien, unless we assert our subordinate interest in foreclosure litigation or cure the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may cure a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is generally required to be given to the junior mortgagee or beneficiary. In situations where our loan will be a junior loan, we will seek to enter into agreements with the senior lender that give us the right to receive notice of default by the borrower on the senior loan and the right to retire or assume the senior loan upon such default. For a discussion of some of the risks associated with being the junior lender, see “Risk Factors — Risks Related to the Mortgage Lending Business — Investments in second and wraparound mortgage loans present additional risks compared to loans secured by first deeds of trust” on page 31.
      The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of the senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired. Where our loan is subordinate to a senior lender, we will not receive any proceeds from insurance payouts or awards of damages that are available to be paid to secured lenders until the debt to the senior lender has been satisfied in full.
      The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advances” clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trust or by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the future advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the additional advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage or deed of trust.
      Another provision typically found in the forms of mortgages and deeds of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.
Statutory Rights of Redemption
      In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lien holders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Under the laws of some states, mortgages under contracts for deed may also have a post-foreclosure right of redemption, and a mortgagor with a sufficient equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is paid or may otherwise be entitled to a prohibition of the enforcement and the forfeiture clause.
Bankruptcy Laws
      Statutory provisions, including the Federal Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such an automatic stay can be significant. However, the automatic stay can be lifted unless the debtor can provide adequate security to the creditor, usually in the form of post-petition payments on the debt. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder, including, without limitation, any junior mortgagee, may stay the senior lender from taking action to foreclose that junior lien.
      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender in the position of a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include a reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be accomplished even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.
      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor to the lender under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.
Enforceability of Certain Provisions

Acceleration on Default
      We may extend loans that contain a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or non-monetary default by the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.
      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Secondary Financing: Due-on-Encumbrance Provisions
      Some mortgage loans have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing. However, such provisions may be unenforceable in certain jurisdictions under certain circumstances.
      Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

MANAGEMENT
General
      We operate under the direction of our general partner, UMTHLD, which is responsible for the management and control of our affairs. Our general partner will be assisted by the employees of UMTH General Services, L.P., an affiliate of our general partner. We do not employ our own management personnel. Instead, we pay fees to our general partner for its services to us.
      Our general partner will be responsible for our direction and management, including identifying prospective loans, evaluating, underwriting and negotiating the acquisition and disposal of loans and overseeing the performance of our loans. The powers and duties of the general partner are described in Article XI of our partnership agreement. The compensation payable to the general partner for performance of its duties is set forth in “Compensation of the General Partner and Affiliates” and Article XII of our partnership agreement. A complete copy of our partnership agreement is included as Exhibit B to this prospectus.
      A change in our management may be accomplished by removal of our general partner or the designation of a successor or additional general partner, in each case in accordance with the provisions of our partnership agreement. Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the limited partnership interests. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of the general partner and limited partners holding more than 50% of the limited partnership interests. Generally, except in connection with such a designation, the general partner shall not have the right to retire or withdraw voluntarily from us or to sell, transfer or assign its interest without the consent of the limited partners holding more than 50% of the limited partnership interests. See “Summary of Partnership Agreement.”
Our General Partner
      Our general partner, UMTHLD, is a Delaware limited partnership formed in March 2003. The executive offices of our general partner are located at 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. UMT Holdings holds 99.9% of the limited partnership interests in UMTHLD. UMT Services serves as the general partner of UMTHLD. Todd F. Etter, Hollis M. Greenlaw and Craig A. Pettit together own 100% of UMT Services.
      UMTHLD serves as the asset manager for UDF I and UDF II and will act as our sole general partner. Financial statements of UMTHLD, UDF I and UDF II are included in this prospectus beginning on page F-1. As of June 30, 2005, the net worth of UMTHLD was approximately $2.1 million on a generally accepted accounting principles basis; however, the net worth of UMTHLD consists primarily of its interest in UDF I and UDF II and, therefore, does not represent liquid assets. See “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P. — Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.”
Key Personnel
      We are managed by the key personnel of our general partner, UMTHLD. Our general partner provides certain services to us, including identifying prospective loans and investments, evaluating, underwriting and negotiating the acquisition and disposal of loans and investments and overseeing the performance of our loans. The following key personnel hold the positions noted below with our general partner and its affiliates:

Name	Age	Position with UMTHLD

Todd F. Etter	55	Director of UMT Services, its general partner
Hollis M. Greenlaw	41	Director of UMT Services, its general partner
Michael K. Wilson	43	Director of UMT Services, its general partner
Jeff W. Shirley	46	President and Chief Executive Officer
Cara D. Obert	35	Chief Financial Officer of UMT Holdings, its limited partner
Christine A. Griffin	52	Secretary
      Mr. Etter and Mr. Greenlaw are directors, officers and shareholders of UMT Services and UMT Holdings. Mr. Etter, Mr. Greenlaw and Ms. Griffin are partners of UMT Holdings. Mr. Etter, Mr. Greenlaw and Ms. Griffin are shareholders of the general partner of UDF I. Mr. Etter, Mr. Greenlaw and Ms. Griffin are also officers of the general partner of UDF II.
      Todd F. Etter. Mr. Etter has served as a partner and Chairman of UMT Holdings, the parent company of UMTHLD and as Vice President and a Director of UMT Services, the general partner of UMT Holdings and UMTHLD, since March 2003. Also since March 2003, Mr. Etter has served as Chairman and Vice President of UMT Services, the general partner of UMT Holdings and UMTHLD, and as Chairman of UMT Funding. UMT Holdings, through its subsidiaries, UMTH Lending, UMTHLD and UMTH Funding, originates, purchases, sells and services interim loans for the purchase and renovation of single-family homes, land development loans and real estate related corporate finance services. Mr. Etter serves as President of the general partner of UDF I and as Chairman of the general partner of UDF II, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and equity participations. See “Prior Performance Summary.” Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., advisor to United Mortgage Trust, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $150 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes. In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. (SCMI), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President. From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company. Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.
      Hollis M. Greenlaw. Mr. Greenlaw has served as a Director of UMTHLD, a partner and the President and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a Director of UMT Services since March 2003. Mr. Greenlaw also served as President of UMTHLD from March 2003 until June 2005. Since March 2003, Mr. Greenlaw has directed the funding of over $113 million in loans and investments for UDF I and UDF II. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. The Hartnett Group, Ltd. and its affiliated companies engage in securities and futures trading; acquire, develop, and sell real estate, including single-family housing developments, commercial office buildings, retail buildings and apartment homes; own several restaurant concepts throughout the United States; and make venture capital investments. From March 1997 until June 2003,

Mr. Greenlaw served as Chairman, President and CEO of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Ltd., from 1992 until 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw received a Bachelor of Arts degree from Bowdoin College in 1986, where he was a James Bowdoin Scholar and elected to Phi Beta Kappa, and received a Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia and Texas bars.
      Michael K. Wilson. Mr. Wilson has served as a director of UMT Services, Inc. since August 2005 and as Senior Vice President of Marketing of UMTHLD since January 2004. From January 2003 through January 2004, Mr. Wilson served as senior vice president of operations of Interelate, Inc., a marketing services business process outsourcing firm. From June 2002 to September 2002, Mr. Wilson was vice president of marketing for Moto One, a software development company. From September 2001 to May 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as senior director and vice president of Matchlogic, the online database marketing division of Excite@Home, where he directed outsourced ad management, CRM and relationship marketing services for Global 500 clients. From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems (EDS) in Detroit, Michigan where he directed several multi-million dollar IT services engagements in the automotive industry. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.
      Jeff W. Shirley. Mr. Shirley, a Certified Public Accountant, joined UMTHLD as its President in July 2005. From August 2003 through June 2005, Mr. Shirley served as a Texas Regional Vice President for the national homebuilding company Lennar Corporation. While at Lennar, Mr. Shirley’s primary focus was the formation, execution, financing and management of FIN 46 compliant transactions for the Texas region. Mr. Shirley directed in excess of $300 million in land development financing activities, including the formation of two land acquisition and development funds between Lennar and UDF I and UDF II. From June 1996 through July 2003, Mr. Shirley was employed by the Fortress Group, a publicly traded homebuilder headquartered in Vienna, Virginia. During his tenure with Fortress, Mr. Shirley served as the Vice President of Finance and subsequently as Chief Financial Officer. The Fortress Group grew to become one of the nation’s 30 largest homebuilders before its sale to Lennar. From September 1981 through June 1996, Mr. Shirley was employed in public accounting practice in Chicago and Southern California in the Audit and Consulting segments of Coopers & Lybrand, Kenneth Leventhal & Company and Price Waterhouse. While in public accounting, Mr. Shirley’s industry focus was homebuilders and his experience included mergers, acquisitions, accounting system implementations, initial public offerings, structured debt workouts and traditional audits. Mr. Shirley graduated from Augustana College in Rock Island, Illinois with a Bachelor of Arts degree, cum laude, in accounting and business.
      Cara D. Obert. Ms. Obert, a Certified Public Accountant, has served as the Chief Financial Officer for UMT Holdings since March 2004, and served as Controller for UMT Holdings from October 2003 through March 2004. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. She served as Controller for Value-Added Communications, Inc., a Nasdaq listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree, cum laude, in accounting.
      Christine A. Griffin. Ms. Griffin, the Secretary of UMTHLD, is partner of UMT Holdings and also serves as the President of UMTH General Services, L.P. Ms. Griffin has served as the President, Chief Executive Officer and Chief Financial Officer of United Mortgage Trust since July 1996. Since January

2000, she has been the President of UMT Advisors, Inc., advisor to United Mortgage Trust. In her capacity at United Mortgage Trust, Ms. Griffin directed all public reporting, shareholder relations, loan servicing and investment portfolio management. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for ten years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin graduated from George Mason University in Virginia in 1978 with a Bachelor of Arts degree, summa cum laude, in politics and government.
COMPENSATION OF OUR GENERAL PARTNER AND ITS AFFILIATES
      We will be managed by our general partner. The following table summarizes all of the compensation and fees, including reimbursement of expenses, we will pay to our selling group members and to our general partner and its affiliates during the various phases of our organization and operation.

Type of Compensation –		Estimated Maximum
To Whom Paid	Form of Compensation	Dollar Amount(1)

Organizational and Offering Stage

Selling Commissions (paid to unaffiliated Selling Group Members)	7.0% of gross offering proceeds (except that commissions for sales under our distribution reinvestment plan are reduced to 1.0% of gross offering proceeds)	$18,500,000 ($70,000 in the event we sell only the minimum of 50,000 units)

Due Diligence Fee (paid to unaffiliated Selling Group Members)	1.0% of gross offering proceeds (except that no due diligence fee shall be paid for sales under our distribution reinvestment plan)	$2,500,000 ($10,000 in the event we sell only the minimum of 50,000 units)

Marketing Support Fee (paid to our general partner)	2.0% of gross offering proceeds (except that no marketing support fee shall be paid for sales under our distribution reinvestment plan)	$5,000,000 ($20,000 in the event we sell only the minimum of 50,000 units)

Organization and Offering Expenses (paid to our general partner)	1.5% of gross offering proceeds excluding proceeds from our distribution reinvestment plan	$3,750,000 ($15,000 in the event we sell only the minimum of 50,000 units)

Operational Stage

Acquisition and Origination Expenses and Fees (paid to our general partner)	3.0% of net amount available for investment in mortgages for fees and expenses associated with the selection, acquisition and origination of mortgages, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and title insurance funded by us	$9,607,500 ($26,550 in the event we sell only the minimum of 50,000 units)

Mortgage Servicing Fee (paid to our general partner)	0.25% of the aggregate outstanding loan balances held by us. The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of our aggregate outstanding loan balances as of the last day of the immediately preceding month	Actual amounts are dependent upon outstanding loan balances held by us and therefore cannot be determined at the present time.

Type of Compensation –		Estimated Maximum
To Whom Paid	Form of Compensation	Dollar Amount(1)

Carried Interest (paid to our general partner)	1% of cash available for distribution if we invest 84.5% of the gross offering proceeds in mortgage loans, an additional 1% of cash available for distribution if we invest 86.5% of the gross offering proceeds in mortgage loans, and an additional 1% of cash available for distribution for each additional 1% of additional investment in mortgages above 86.5% of the gross offering proceeds(2)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Unsubordinated Promotional Interest (paid to our general partner)	10.0% of cash available for distribution	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Promotional Interest (paid to our general partner)	15.0% of remaining cash available for distribution after limited partners have received a return of their net capital contributions and a 6.0% annual cumulative (noncompounded) return on their net capital contributions	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Operating Expenses (paid to our general partner)	Reimbursement of actual amounts incurred, subject to certain limitations	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of a maximum of 12,500,000 units to the public at $20 per unit and 5,000,000 units under our distribution plan at $20 per unit. The estimated minimum dollar amounts assume no purchases are made under our distribution reinvestment plan.

(2)	Estimated to be 1.675% of cash available for distribution.
CONFLICTS OF INTEREST
      We do not have any officers, employees or directors, and we depend entirely on our general partner and its affiliates to manage our operations. As a result, we are subject to various conflicts of interest arising out of our relationship with our general partner and its affiliates, including conflicts related to the arrangements pursuant to which our general partner and its affiliates will be compensated by us. In addition, as described below, we are subject to various conflicts of interest arising out of our general partners’ affiliation with other United Development Funding programs.
      All of our agreements and arrangements with our general partner and its affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. See “Compensation of Our General Partner and Its Affiliates.” Some of the conflicts of interest in our transactions with our general partner and its affiliates are described below.
      UMTHLD is our general partner and will make all our investment decisions. UMTHLD also will be responsible for managing our affairs on a day-to-day basis and for identifying and making loans on our behalf. UMT Holdings holds 99.9% of the limited partnership interests in UMTHLD. UMT Services owns the remaining 0.1% of the limited partnership interests in UMTHLD and serves as its general partner. Todd F. Etter and Hollis M. Greenlaw, who are directors of UMT Services, own approximately 66.7% of the equity interests in UMT Services. See the flow chart showing the relationship between our general partner and its affiliates in the “Prospectus Summary” section of this prospectus.
      UMTHLD was organized in March 2003 and serves as the asset manager for UDF I and UDF II. Financial statements of UMTHLD are included in this prospectus beginning on page F-7. As of June 30, 2005, the net worth of UMTHLD was approximately $2.1 million. However, the net worth of UMTHLD consists primarily of its interest in UDF I and UDF II and, therefore, does not represent liquid assets. See “Risk Factors — Risks Related to an Investment in United Development Funding III, L.P. — Our general partner has a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partner to fulfill its financial obligations to us.”
      Because we were organized and will be operated by our general partner, conflicts of interest will not be resolved through arm’s-length negotiations but through the exercise of our general partner’s judgment consistent with its fiduciary responsibility to the limited partners and our investment objectives and policies. For a description of some of the risks related to these conflicts of interest, see “Risk Factors — Risks Related to Conflicts of Interest,” “Fiduciary Duty of the General Partner” and “Investment Objectives and Criteria.”
Loans to Affiliates of Our General Partner
      We intend to make mortgage loans and to provide credit enhancement transactions to affiliates of our general partner. A typical mortgage loan or credit enhancement transaction to one of our general partner’s affiliates will involve a loan or credit enhancement to the entity that owns the property that will secure such mortgage loan or credit enhancement and in which an affiliate of our general partner holds a direct or indirect equity or participation interest. It may be necessary or advisable due to state or local regulatory or tax reasons to not make such loan or credit enhancement directly to the entity that owns the property that secures the loan or credit enhancement but to another entity. In all events, however, the underlying property for which a mortgage loan or credit enhancement is made will secure the mortgage loan or credit enhancement.
      We will not make any mortgage loan or provide any credit enhancement to any affiliate of our general partner unless the loan meets requirements and terms disclosed herein or, prior to making such loan or provision of such credit enhancement, we have received a fairness opinion from an independent advisor as to the fairness of such mortgage loan or credit enhancement.
      An “independent advisor” is someone who meets all of the following criteria:

•	The advisor must be a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, real estate financial consulting firm or advisory firm;

•	The advisor must have a staff of real estate professionals;

•	The compensation of the advisor must be determined and embodied in a written contract before an opinion from such advisor is rendered;

•	If the advisor is not the advisor previously engaged by us to render a fairness opinion for the same transaction or a preceding transaction involving us, our general partner must inform our limited partners (by no later than our next annual report) of the date when such advisor was engaged, and whether there were any disagreements with the former advisor on any matters of valuation, assumptions, methodology, accounting principles and practice, or disclosure, which disagreements, if not resolved to the satisfaction of the former advisor would have caused him to make reference, in connection with the fairness opinion, to the subject matter of the disagreement or decline to give an opinion; and

•	The advisor, directly or indirectly, may not have an interest in, nor any material business or professional relationship with, us, our general partner, the borrower, or any affiliates of us, our general partner or the borrower. Independence will be considered to be impaired if, for example, during the period of the advisor’s engagement, or at any time of expressing its opinion, the advisor or the advisor’s firm: (1) has, or was committed to acquire any direct or indirect ownership interest in us, our general partner, borrower, or affiliates of us, our general partner or the borrower; (2) had any joint closely-held business investment with us, our general partner, the borrower, or affiliates of us, our general partner or the borrower, which was material in relation to the advisor’s net worth; or (3) had any loan to or from us, our general partner, the borrower, or affiliates of us, our general partner or the borrower. For purposes of determining whether a business or professional relationship or joint investment is material, the gross revenue derived by the advisor from us, our general partner, the borrower, or affiliates of us, our general partner or the borrower shall be deemed material if it exceeds 5% of the annual gross revenue derived by the advisor from all sources, or exceeds 5% of the individual’s or advisory firm’s net worth (on an estimated fair market value basis).

      The independent advisors from whom we expect to request fairness opinions are Henry S. Miller Investment Banking Group, Value, Inc. and Jackson, Claborn, Inc.
Purchases, Sales and Leases with our General Partner
      We will not sell any mortgage loan or foreclosed property to our general partner or its affiliates. In addition, we will not purchase or lease investment properties in which our general partner or its affiliates have an interest or from any entity in which our general partner or its affiliates have an interest except (1) pursuant to a joint venture agreement meeting certain conditions as described in our partnership agreement or (2) pursuant to a right of first refusal for such property in accordance with the terms of our partnership agreement, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by an independent appraisal. Notwithstanding the foregoing, our general partner or its affiliates may temporarily enter into contracts relating to investment properties to be assigned to us prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for us or the borrowing of money or obtaining of financing for us or completion of construction of the property or any other purpose related to our business, provided that (1) such property is purchased by us for a price no greater than the cost of such property to our general partner or its affiliates (including closing and carrying costs), (2) our general partner or its affiliates has not held title to such property for more than 12 months prior to the commencement of this offering, (3) the cost of the property does not exceed the funds reasonably anticipated to be available to us to purchase such property, (4) there is no other benefit to our general partner or its affiliate other than from compensation otherwise permitted, and (5) all income generated and expenses associated with the property are treated as belonging to us. Neither our general partner nor any of its affiliates will be granted an exclusive right to sell or exclusive employment to sell any property on our behalf.
Interests in Other Mortgage Programs
      Our general partner and its affiliates are affiliated with other mortgage programs similar to ours, and we expect that they will organize other such programs in the future. Our general partner and such affiliates have legal and financial obligations with respect to these other programs that are similar to their obligations to us.
      We rely on our general partner and its affiliates for the day-to-day operation of our business. As a result of their interests in other mortgage programs and the fact that they have also engaged, and will continue to engage, in other business activities, our general partner and its affiliates will have conflicts of interest in allocating their time between us and other mortgage programs and other activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partner must devote to us. However, our general partner believes that it and its affiliates have sufficient personnel to discharge fully its responsibilities to us and the other ventures in which it is involved.

Lack of Separate Representation
      Morris, Manning & Martin, LLP acts as counsel to us, our general partner and our affiliates in connection with this offering and may in the future act as counsel to us, our general partner and our affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute was to arise between us, our general partner or any of our affiliates, separate counsel for such matters will be retained as and when appropriate.
Joint Ventures with Affiliates of the General Partner
      We are likely to enter into one or more joint ventures with UDF I, UDF II or other affiliates of our general partner (as well as other parties) for the funding or acquisition of mortgage loans or entities that make or invest in mortgage loans. Our general partner and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our general partner may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our general partner and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.
Receipt of Fees and Other Compensation by Our General Partner and Its Affiliates
      A transaction involving the purchase and sale of mortgage loans may result in the receipt of compensation by our general partner and its affiliates, including placement fees and origination fees. Subject to its fiduciary duties and specific restrictions set forth in our partnership agreement, our general partner has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our general partner may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partner and its affiliates regardless of the quality of our investments or the services provided to us. See “Compensation of Our General Partner and Its Affiliates.”
Tax Audit Proceeding
      In the event of an audit of our federal income tax returns by the Internal Revenue Service, it is possible that the interests of our general partner in such tax audit could become inconsistent with or adverse to the interests of our limited partners. In this regard, our general partner, who is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the Internal Revenue Service in a federal income tax audit. See “Federal Income Tax Considerations.”
Relationship with an Affiliate of a Selling Group Member
      Certain members of the advisory board to UMT Holdings are principals of IMS, Inc., which is an affiliate of IMS Securities, Inc., one of our proposed selling group members. UMT Holdings compensates IMS, Inc. $2,500 per month for the service of these persons on the UMT Holdings advisory board. Some employees, consultants and others providing services to or on behalf of us, UMT Holdings, and affiliates of us or UMT Holdings, in some cases in return for compensation from these entities, are also registered representatives with IMS Securities, Inc., and may receive compensation from IMS Securities, Inc. In the ordinary course of their businesses, the participating dealers and their respective affiliates may have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with our affiliates, for which the participating dealers may have received and may receive in the future customary compensation for their services. These arrangements may create conflicts of interest between our general partner and its general partner, UMT Holdings.
Guidelines and Limits Imposed by Our Partnership Agreement
      The agreements and arrangements among us, our general partner and its affiliates have been established by our general partner, and our general partner believes the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partner has agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled “Limitations on Powers of the General Partner” and in Article XIII of our partnership agreement entitled “Transactions Between General Partner and the Partnership.” Among other things, these provisions:

•	set forth the specific conditions under which we may own mortgages jointly or in a partnership with an affiliate of the general partners;

•	prohibit us from purchasing mortgages or leasing investment properties from our general partners or their affiliates except under certain limited circumstances;

•	prohibit the commingling of partnership funds (except in the case of making capital contributions to joint ventures and to the limited extent permissible under the NASAA Guidelines);

•	require us to obtain an independent appraisal of the property securing each mortgage loan that we purchase; and

•	prohibit us from reinvesting cash flow (excluding any proceeds from the sale, disposition or refinancing of a mortgage or foreclosed property or from principal repayment of a mortgage) in new investments.
FIDUCIARY DUTY OF THE GENERAL PARTNER
      Our general partner will be accountable to us as a fiduciary and, consequently, will be required to exercise good faith and integrity in all its dealings with respect to partnership affairs. Our general partner must exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and must not use or employ, or permit another to use or employ, such funds or assets in any manner except for our exclusive benefit. In addition, our general partner is not permitted to contract away the fiduciary duty owed to the limited partners by our general partner under common law.
      Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a “class action,” to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a “partnership derivative action,” to recover damages from third parties. Delaware law specifically permits a limited partner of a Delaware limited partnership to bring a derivative action on behalf of the partnership if:

•	the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or if an effort to cause such general partner or partners to bring the action is not likely to succeed; and

•	the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement from a person who was a partner or an assignee of a partnership interest at the time of such transaction.
      Under Delaware law, a general partner of a Delaware limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as provided in the partnership agreement or Delaware law. As a result, subject to the terms of our partnership agreement, our general partner is liable for the debts and obligations that we incur. However, our partnership agreement provides that our general partner and its affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our general partner or its affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, negligence, misconduct or breach of fiduciary duty.
      Our partnership agreement provides that we will indemnify our general partner and its affiliates from and against liabilities and related expenses incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our general partner reasonably believed was in our best interest, provided that our general partner shall not be indemnified by us for any liabilities resulting from its own negligence or misconduct. Our partnership agreement provides that our general partner will not be indemnified for liabilities with respect to a proceeding in which (1) the general partner is found liable on the basis that it improperly received personal benefit, whether or not the benefit resulted from an action taken in its official capacity, or (2) the general partner is found liable to us or our limited partners. In addition, our general partner will not be indemnified for any liabilities or expenses in relation to a proceeding in which its action or failure to act constituted negligence or misconduct in the performance of its duty to us or our limited partners. Any indemnification of our general partner is recoverable only out of our assets and not from the limited partners.
      Notwithstanding the foregoing, we will not indemnify our general partner or any person acting as a broker-dealer with respect to our units of limited partnership interest from any liabilities incurred by them arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.
      In addition, prior to seeking a court approval for indemnification, our general partner is required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted for our general partner or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
PRIOR PERFORMANCE SUMMARY
Prior Investment Programs
      The information presented in this section represents the historical experience of certain real estate programs managed by our general partner and its affiliates. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our units will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.
      UMTHLD serves as our general partner, UMT Holdings is the sole limited partner of UMTHLD and UMT Services serves as UMTHLD’s general partner. Six of the seven partners of UMT Holdings and all of the owners, directors and officers of UMT Services have served as sponsors, officers, directors or advisors to three prior real estate programs over the last ten years. Based on an analysis of the operating results of the prior real estate programs, the sponsors believe that each of such programs has met or is meeting its principal investment objectives in a timely manner. The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of assets (Table V). Because no real estate program sponsored by our affiliates has completed operations in the most recent five years, Table IV has not been included in the Prior Performance Tables. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to assets acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Public Programs
      Currently, UMT Advisors, Inc., an affiliate of UMTHLD, is administering United Mortgage Trust, a Maryland real estate investment trust with investment objectives similar to ours. United Mortgage Trust invests in loans secured by residential real estate. The last public offering with respect United Mortgage Trust terminated on October 15, 2003. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the public offerings initiated over the last ten years and compensation paid to the sponsors of these programs.

United Mortgage Trust
      United Mortgage Trust, a Maryland real estate investment trust, was formed in March 1997 to acquire residential real estate secured loans. UMT Advisors, Inc., an affiliate of our general partner, serves as the advisor to United Mortgage Trust. The first public offering of United Mortgage Trust shares of beneficial interest commenced in March 1997 and was succeeded by a secondary offering in June 2001. At the close of the secondary public offering on October 15, 2003, United Mortgage Trust had raised gross offering proceeds of approximately $154.5 million from the issuance of approximately 7,673,050 shares of beneficial interest to approximately 3,000 investors. Approximately 88% of the net offering proceeds from the sale of United Mortgage Trust shares of beneficial interest, or approximately $130.0 million was available for the purchase of residential real estate secured loans. United Mortgage Trust purchases long-term residential real estate loans secured by first lien mortgages on owner-occupied residential real estate, interim real estate loans for the acquisition and renovation of residential real estate secured by first lien mortgages and residential lot development loans for the acquisition and development of single-family lots secured by first and second lien mortgages and equity participations in residential real estate lot developments. Proceeds from the repayment of loans are reinvested in new interim and residential lot development loans. United Mortgage Trust has purchased approximately 5,460 loans in the period March 1997 through March 31, 2005. Approximately 69% of the loans have been repaid or have been satisfied through foreclosure on the underlying assets. All of the loans purchased were residential real estate loans secured by single-family homes, residential lots or land designated for development into single-family or residential lots. The aggregate dollar amount of the loans in which United Mortgage Trust has purchased interests, as of March 31, 2005, is approximately $427.0 million. Approximately 52% of the loans purchased were in the metropolitan Dallas/ Fort Worth and metropolitan Houston areas. Approximately 71% of the loans were secured by existing housing, approximately 12% of the loans were secured by new home construction loans and approximately 17% were secured by residential lot developments. The following is a table showing the breakdown of the aggregate amount of loans held by United Mortgage Trust as of March 31, 2005:
United Mortgage Trust Portfolio, March 31, 2005

	Percent of Total	Portfolio as of
Type of Loan	Loans	March 31, 2005

Long Term Residential Real Estate Loans	9%	$10,504,000
Interim Real Estate Loans	62%	$69,631,000
Residential Lot Development Loans	29%	$31,277,000
      Beginning in September 1997 and through March 31, 2005, United Mortgage Trust has distributed 91 consecutive monthly dividends to its shareholders. The table below depicts the net income for each year of operation for United Mortgage Trust, the earnings per share and the distributions per share. In aggregate, distributions have exceeded earnings, resulting in a partial return of capital.
United Mortgage Trust Historical Earnings and Distributions, January 1, 1996 through March 31, 2005

	1996	1997	1998	1999	2000

Net Income	$(47,004)	$199,600	$1,016,535	$1,807,500	$2,728,382
Earnings per share	$(4.70)	$2.66	$2.12	$1.90	$1.80
Weighted shares	10,000	75,089	480,057	952,098	1,514,014
Earnings per share % annualized	(23.50)%	13.29%	10.59%	9.49%	9.01%
Distributions	—	140,659	958,806	1,930,931	3,038,551
Distributions per share	$—	$1.87	$2.00	$2.03	$2.01
Distributions per shares % annualized	0.00%	9.37%	9.99%	10.14%	10.03%

	2001	2002	2003	2004	3/31/2005

Net Income	$4,784,833	$7,375,899	$8,589,119	$9,466,008	$1,700,112
Earnings per share	$1.81	$1.81	$1.47	$1.34	$0.24
Weighted shares	2,641,072	4,083,488	5,859,639	7,051,313	7,031,366
Earnings per share % annualized	9.06%	9.03%	7.33%	6.71%	4.84%
Distributions	5,163,512	8,168,610	10,782,202	12,123,864	2,811,315
Distributions per share	$1.96	$2.00	$1.84	$1.72	$1.60
Distributions per shares % annualized	9.78%	10.00%	9.20%	8.60%	8.00%

      The following table contains information relating to the acquisition of mortgage loans since June 1996 by United Mortgage Trust, a prior real estate program having substantially similar investment objectives to ours. All figures are through March 31, 2005.
United Mortgage Trust Loans Acquired

	1996	1997	1998	1999	2000	2001

Number of Long-term loan originations	1	71	201	267	249	193
Number of interims originations	—	32	195	194	268	526
Total	1	103	396	461	517	719
Long-term loans purchased	$27,834	$2,604,360	$8,344,441	$12,084,748	$12,122,682	$9,167,898
Interims purchased	—	877,275	6,755,077	8,449,544	11,871,385	24,227,491

Total	$27,834	$3,481,635	$15,099,518	$20,534,292	$23,994,067	$33,395,389

	2002	2003	2004	3/31/2005	Total

Number of Long-term loan originations	78	27	11	13	1,111
Number of interims originations	1,041	1,048	918	131	4,353
Total	1,119	1,075	929	144	5,464
Long-term loans purchased	$3,849,140	$1,364,900	$2,769,918	$516,973	$52,852,894
Interims purchased	63,724,041	99,815,148	77,448,687	13,488,425	306,657,073

Total	$67,573,181	$101,180,048	$80,218,605	$14,005,398	$359,509,967
      Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with United Mortgage Trust, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to Shareholder Relations, UMT Holdings, L.P., 1702 N. Collins Boulevard, Suite 100, Richardson, Texas 75080. Many of the offering materials and reports prepared in connection with the United Mortgage Trust public program are also available on the United Mortgage Trust web site, www.unitedmortgagetrust.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.
Private Programs
      The prior privately offered programs sponsored by our affiliates include two real estate limited partnerships, UDF I and UDF II. UDF I and UDF II invest in first line and subordinate loans secured by residential real estate designated for single-family lot development, joint ventures and equity investments in single-family lot developments and provide credit enhancements for residential real estate acquisition and development loans. UDF II participates pro-rata in the investments purchased, originated or made by UDF I. Therefore the loan and investment data summarized below includes investments by UDF I and UDF II collectively. Earnings for UDF I vary from UDF II primarily due to timing and amount of the investment. See Table III beginning on page A-4 for the individual performances of UDF I and UDF II. UDF I and UDF II have purchased or participated in 44 loans totaling approximately $103.8 million and made eight equity investments totaling approximately $9.8 million. Out of those purchases or participations, 17 of the loans totaling approximately $51.2 million and two of the equity investments totaling approximately $553,081, have been partially or fully repaid. No loans have been foreclosed through

June 30, 2005. All of the loans purchased or originated and investments made were residential development loans or investments, and 65% of the loans and investments were in the greater Dallas/ Fort Worth metropolitan area. Approximately 24% of the loans and investments were in the greater Houston metropolitan area, and approximately 11% of the loans and investments were in other Texas markets. As of March 31, 2005, the total amount of funds raised from investors in UDF I was approximately $10.0 million, and there were 38 investors in the program. UDF II is currently offering units of limited partnership interests to investors. As of March 31, 2005, the total amount of funds raised from investors in UDF II was approximately $5.2 million, and there were 98 investors in the program. UDF I and UDF II have investment objectives substantially similar to ours. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings initiated over the last ten years and compensation paid to the sponsors of these programs.
      The aggregate dollar amount of the loans and investments made by UDF I and UDF II from their inception in June 2003 through March 31, 2005 was approximately $113.6 million, including borrowed funds, reinvested distributions and loan principal repayments approximating $100.0 million. Through March 31, 2005, approximately $51.7 million in loan payoffs and return of equity investments has been received by UDF I or UDF II. Loan principal payoffs and equity returned are reinvested in new loans and equity investments as soon as practical. UDF I and UDF II distribute or reinvest partnership income as directed by their individual limited partners. Of the aggregate amount loaned or invested, approximately 92% was used to fund first lien and subordinate loans and approximately 8% was invested as equity in land development projects. The following table shows a breakdown by percentage of the aggregate amount of the loans and equity investments funded by UDF I and UDF II as of March 31, 2005:

			Number of Loans
Type of Investment	Percent of Total	Amount	or Investments

Land Development Loans	91.42%	$103,858,796	29
Land Development Equity Investments	8.58%	$9,782,459	6
      As of March 31, 2005, approximately $51.7 million of the loans and investments have been repaid or returned to UDF I and UDF II. From June 2003 through March 2005, UDF I and UDF II have received approximately $5.3 million in net income from their investments. See Tables III and V of the Prior Performance Tables for more detailed information as to the operating results of such programs.
      As of March 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours was 100%.
      Table VI details the number and dollar amount of long-term residential loans, interim loans and land development loans purchased by United Mortgage Trust and amount of leverage used historically by United Mortgage Trust. Table VI also includes the number of loans and investments purchased and made by UDF I and UDF II, the location of the development and the historical amount of leverage used by UDF I and UDF II. For more detailed information regarding acquisitions of assets by such programs since March 31, 2005, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.
Acquisition of Loans for United Mortgage Trust (January 2002 through March 2005)
      As of March 31, 2005, United Mortgage Trust owned outright 53 residential mortgage loans and contracts for deed. The balance of United Mortgage Trust’s interest in residential mortgages (494 individual loans) were securitized and held in trust on behalf of Bayview Financial, L.P. (Bayview), an unaffiliated third-party investor in the senior position, and UMT LT Trust, an affiliated entity in the subordinate position. The total unpaid principal balance for residential mortgages and contracts for deed on United Mortgage Trust’s books as of March 31, 2005 was approximately $9.0 million, and the yield was 9.56%. United Mortgage Trust used the proceeds from the sale of the securitizations to pay down its line of credit, fund a line of credit for UDF I, and invest in interim mortgage loans. The unpaid balance on the UDF I line of credit was approximately $31.0 million and the yield for the quarter ended March 31, 2005 was 14.61%. Interim mortgages totaled approximately $68.0 million (953 loans at the end of the quarter ended March 31, 2005) and the yield for the quarter was 13.28%.
      As of December 31, 2004, United Mortgage Trust’s mortgage portfolio consisted of 269 residential mortgages, nine contracts for deed, 276 residential mortgages in the Bayview securitized pool and 945 interim mortgages. The portfolio had an unpaid principal balance of approximately $94.4 million. The average loan in the portfolio had a blended interest rate of 13.11%, a current annual yield of 13.24%, an investment-to-value ratio of 71.17%, an average unpaid principal balance of $63,000, and a term remaining of 333 months for residential mortgages and contracts for deed. Interim mortgages had terms of twelve months or less. The average construction loan has a term of nine months and the average rehabilitation loan has a term of six months.
      As of December 31, 2003, United Mortgage Trust’s mortgage portfolio consisted of 557 residential mortgages, 65 contracts for deed and 1,136 interim mortgages. The portfolio had an unpaid principal balance of approximately $105.9 million. The average loan in the portfolio had a blended interest rate of 13.12%, a current annual yield of 12.44%, an investment-to-value ratio of 70.34%, an average unpaid principal balance of $60,000, and a term remaining of 334 months for residential mortgages and contracts for deed. Interim mortgage loans had terms of twelve months or less and the average loan paid off in approximately seven months.
      As of December 31, 2002, United Mortgage Trust’s mortgage portfolio consisted of 608 residential mortgages, 219 contracts for deed and 846 interim mortgages. The portfolio had an unpaid principal balance of approximately $88.1 million at December 31, 2002. The average loan in the portfolio had a blended interest rate of 12.92%, a current annual yield of 13.04%, an investment-to-value ratio of 69.66%, an average unpaid principal balance of $53,000, and a term remaining of 321 months for residential mortgages and contracts for deed and twelve months or less for interim mortgages.
Mortgage Portfolio Table

	As of	As of	As of	As of
	March 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002

	(Dollars are approximate)
Residential mortgages	44	269	557	608
Securitized pool	494	276	—	—
Contracts for deed	9	9	65	219
Interim mortgages	953	945	1,136	846
Unpaid principal balance	$76,775,000	$94,390,000	$105,937,000	$88,112,000
Blended interest rate	12.85%	13.11%	13.12%	12.92%
Annual yield	13.02%	13.24%	13.44%	13.04%
Investment-to-value ratio	72.21%	71.17%	70.34%	69.66%
Average loan unpaid principal balance	$67,000	$63,000	$60,000	$53,000
      As of March 31, 2005, approximately 82% of United Mortgage Trust’s loans were located in Texas, 3% in Florida, 3% in Georgia, 2% each in California, Illinois and North Carolina, 1% each in Tennessee, Indiana, Colorado and Missouri, and less than 1% each in Pennsylvania, Kentucky, Louisiana, Oklahoma, South Carolina, Ohio, Kansas, Mississippi, Alabama, Minnesota and Michigan. At year end 2004 approximately 80% of United Mortgage Trust’s loans were located in Texas, 5% were in Florida, 3% in Georgia, 2% each in California, Illinois and North Carolina, 1% each in Tennessee, Indiana, Colorado and Missouri, and less than 1% each in Pennsylvania, Kentucky, Louisiana, Oklahoma, South Carolina, Ohio, Kansas, Mississippi, Alabama, Minnesota and Michigan. Of the 1,758 active loans at December 31, 2003 approximately 52% were in the Dallas/ Fort Worth area. Of the 1,673 active loans at December 31, 2002 approximately 59% were in the Dallas/ Fort Worth Metroplex.

      During 2003 United Mortgage Trust extended a $7.0 million line of credit to UDF I, a partnership that is affiliated with United Mortgage Trust’s advisor. In 2004, the line of credit was increased to $30.0 million. The line of credit was used to finance UDF I’s loans and investments in residential real estate developments. The UDF I loans are first lien loans or subordinate loans. The long term loan component securing the line of credit bears interest at an annualized percentage rate of 15% with interest payable monthly. The bridge loan component securing the line of credit bears interest at an annualized percentage rate of 13.5% with interest payable monthly and is secured by the assignment of first lien loans made by UDF I to developers for the acquisition of pre-development residential real estate. Outstanding balances were approximately $31.3 million at March 31, 2005, approximately $28.7 million at December 31, 2004 and approximately $6.1 million at December 31, 2003. (See “Acquisition of Loans and Investments for UDF I and UDF II” below).
      The tables below illustrate United Mortgage Trust’s defaults history for the quarter ended March 31, 2005, and the years ended December 31, 2004, 2003 and 2002:
Residential Mortgages and Contracts for Deed

	Beginning Number	Additional		Ending Balance
Period	of Defaults	Defaults	Disposals	of Defaults

Quarter ended March 31, 2005	24	25	(17)	32
Year ended 2004	72	50	(98)	24
Year ended 2003	78	83	(89)	72
Year ended 2002	54	67	(43)	78
Interim Mortgages

	Beginning Number	Additional		Ending Balance
Period	of Defaults	Defaults	Disposals	of Defaults

Quarter ended March 31, 2005	23	—	(2)	21
Year ended 2004	25	29	(31)	23
Year ended 2003	—	25	—	25
Year ended 2002	—	—	—	—
      The following charts compare United Mortgage Trust’s four loan categories in dollars and as a percentage of United Mortgage Trust’s portfolio as of the quarter ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002.

	As of	As of	As of	As of
	March 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002

Residential Mortgages(1)	$10,108,000	$18,221,000	$28,487,000	$28,555,000
Percentage increase over prior period	(45)%	(36)%	(0.2)%	4%
Contracts for Deed	$396,000	$396,000	$4,638,000	$11,285,000
Percentage increase over prior period	—%	(91)%	(59)%	(7)%
Interim Mortgages	$69,631,000	$75,773,000	$72,811,000	$49,136,000
Percentage increase over prior period	(8)%	4%	48%	180%
Line of Credit (UDF I) Receivable Affiliate	$31,277,000	$28,722,000	$6,093,000	—
Percentage increase over prior period	9%	371%	100%	—

(1)	Includes UMT LT Trust’s subordinate interest in the Bayview securitization.

	As of	As of	As of	As of
	March 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002

Residential Mortgages	8%	15%	25%	32%
Contracts for Deed	*	*	4%	13%
Interim Mortgages	63%	62%	65%	55%
Line of Credit (UDF)	29%	23%	6%	—

*	Less than 1%.
      As of March 31, 2005 United Mortgage Trust had purchased, in the aggregate, approximately $53.0 million of residential mortgage and contracts for deed, invested approximately $301.0 million in interim mortgages and had invested approximately $74.0 million with UDF I.
      Outstanding balances as of March 31, 2005, and December 31, 2004, 2003 and 2002 pledged by or purchased from affiliates were:

	As of	As of	As of	As of
	March 31,	December 31,	December 31,	December 31,
Affiliated Company	2005	2004	2003	2002

Line of Credit (UDF I)	$31,277,000	$28,722,000	$6,093,000	—
Ready America Funding	$25,453,000	$25,011,000	$14,565,000	$9,424,000
UMTH Lending	$7,550,000	$11,399,000	$13,713,000	—
Capital Reserve Corp.	$4,909,000	$4,793,000	$9,194,000	$19,209,000
Ready Mortgage Corp.	$2,133,000	$2,338,000	$6,346,000	$6,091,000
REO Property Company	$1,582,000	$1,910,000	$1,735,000	—
South Central Mortgage, Inc.	$150,000	$150,000	$306,000	$923,000
      In addition, residential mortgages and contacts for deed have been purchased from various sources. As of March 31, 2005, of the approximately $53.0 million purchased, approximately $18.0 million has been purchased from South Central Mortgage, Inc., an affiliate of United Mortgage Trust.
      United Mortgage Trust’s average daily outstanding balance on its line of credit, or leveraged used in the acquisition of mortgage investments, during the quarter ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002 was approximately $4.9 million, $2.4 million, $3.0 million and $1.4 million, respectively. The outstanding balance on the line of credit was approximately $2.3 million as of March 31, 2005.
Acquisition of Investments and Loans for UDF I and UDF II (April 2003 (Inception) through March 2005)
      On July 16, 2004, UDF I and UDF II entered into a master participation agreement pursuant to which UDF II agreed to invest the monies received by UDF II from investors in the existing assets of UDF I, including, without limitation, investments in loans, profit participations and equity (the UDF Investments). Under the terms of the agreement, UDF II will invest pari passu and pro rata in the UDF Investments in proportion to the amount of investment capital received by UDF II as compared to the amount of investment capital received by UDF I. In consideration for UDF II’s participation in the UDF Investments, the master participation agreement requires UDF I to share its returns with UDF II pari passu and pro rata based on the relative participation of UDF I and UDF II in the UDF Investments, in terms of the amount of capital used to purchase UDF Investments, with all allocable liabilities, income and expenses determined by UDF I in its reasonable discretion.
      In accordance with the master participation agreement and effective as of July 17, 2004, UDF II purchased a participation interest in all of the then-existing UDF Investments. UDF II has participated in all UDF Investments entered into by UDF I since such time. With respect to the following summaries of

UDF I’s equity investments and loans, any investments or loans outstanding as of, or entered into subsequent to, July 16, 2004 include a participation interest by UDF II.

Equity Investments

Cottonwood Ventures, GP
      On September 30, 2003, UDF I invested $200,000 in Cottonwood Ventures, G.P. Cottonwood Ventures, G.P. invested in Cottonwood Valley Partners, L.P., which developed 45 single-family lots in a community known as Cottonwood Valley, in Irving, Texas. The total development cost was $2.0 million of which $1.4 million is bank financed and $600,000 was provided by three investors, including the $200,000 from UDF I. The Cottonwood Valley equity investment was repaid on May 31, 2004, and returned a total of $285,547 on UDF’s $200,000 investment.

Sendera Ranch Phase I Development, LP
      On September 30, 2003, UDF I invested $200,000 in Sendera Ranch Phase I Development, LP. Sendera Ranch Phase I Development, LP is developing 83 single-family lots in Fort Worth, Texas. The land acquisition cost was $1.2 million. The Sendera Ranch equity investment was repaid on May 31, 2004, and returned a total of $247,534 on UDF I’s $200,000 investment. UDF I has retained a profit participation interest in the future income from the project.

170 Dowdell, Ltd./ Pine Trace
      On March 2, 2004, UDF I invested approximately $3.3 million, in 170 Dowdell, Ltd., a joint venture between UDF I and Modern Modular Home Rental Corporation, affiliate of Arete Real Estate & Development, Inc. (Arete). The venture acquired 170 acres of land in Houston, Texas with the purpose of developing 608 single-family lots. Lennar Homes of Texas Land and Construction, Ltd. (Lennar Homes) serves at the developer for a per-lot development fee. Two divisions of Lennar Homes have each agreed to purchase 40 lots per year. A significant portion of the equity contribution is expected to be repaid upon closing of the first phase land acquisition and development loan with a commercial lender. UDF I intends to subordinate its equity portion upon closing of the senior development loan. The UDF I advances bear interest at an annual rate of return of 40%, 15% of which accrues and compounds monthly until paid and 25% of which accrues monthly and compounds annually until paid. The accrual balance as of March 31, 2005 was approximately $4.8 million. The subordinate equity loan is scheduled to be repaid when development of phases 3 and 4 commences, which is expected to be some time in the fourth quarters of 2008 and 2009, respectively.

CVGP
      On March 15, 2004, UDF I contributed approximately $1.2 million to CVGP, a joint venture consisting of Centurion Acquisitions, L.P. (Centurion Acquisitions), The Hartnett Group, Ltd. (The Hartnett Group), and UDF I. One Creekside, LP, a joint venture consisting of CVGP, Lennar Homes and UDF I has purchased 403 acres for development in the city of Crowley, Texas. Centurion Acquisitions is serving as the developer of the tract. Through the CVGP joint venture among The Hartnett Group, Centurion and UDF I, UDF I and The Hartnett Group contributed 60% of the required equity of One Creekside, LP, and Lennar Homes contributed the remaining 40%. Profits are allocated two-thirds to CVGP with UDF I and The Hartnett Group receiving: (1) a preferred return of 25% per annum on capital contributed; (2) an amount equal to the cumulative tax liability on any income allocated to partners at the maximum tax rate on a pro rata basis; and (3) an amount equal to all unreturned capital. Next, Centurion Acquisitions will receive an amount up to the total preferred return received by UDF I and The Hartnett Group. Finally, UDF I and The Hartnett Group each will receive 25% of net profits and Centurion Acquisitions will receive 50% of the net profits. In addition, on March 11, 2004, UDF I funded an approximate $1.3 million equity loan. On May 15, 2004, each of Lennar Homes and UDF I provided One Creekside, LP with a bridge loan of approximately $3.1 million to facilitate the land acquisition. On

May 28, 2004, UDF I purchased the Lennar Homes bridge loan. (See “— Loans — One Creekside, LP/Creekside” below.)

HLL Land Acquisitions of Texas
      On October 22, 2004, HLL Land Acquisitions of Texas LP (HLL I) was formed as joint venture between UDF I and Lennar Homes. UDF I and Lennar Homes have agreed to contribute up to an aggregate of $15.0 million in equity and provide limited guarantees on a $35.0 million senior debt acquisition and development line of credit. HLL I has acquired four tracts for development of single-family lots: (1) Indian Springs, a 209-acre tract in San Antonio, Texas; (2) North Pointe, a 189-acre tract in Anna, Texas; (3) LaMarque, a 182-acre tract in LaMarque, Texas; and (4) Cullen, a 342-acre tract in Houston, Texas. The joint venture intends to develop a total of more than 3,800 single-family residential home lots over a period of seven years. Lennar Homes will serve as developer of the tracts and the lots will be sold primarily to homebuilding divisions of Lennar Homes. UDF I has provided bridge loans for the acquisition of the tracts, (See “— Loans — HLL Land Acquisitions of Texas, LP/ Indian Springs,” “— HLL Land Acquisitions of Texas, LP/ LaMarque,” “— HLL Land Acquisitions of Texas, LP/ Cullen,” and “— HLL Land Acquisitions of Texas, LP/ North Pointe” below.)

One KR Venture, LP
      One KR Venture, LP (One KR Venture) was formed as joint venture between UDF I and Lennar Homes on November 24, 2004. UDF I and Lennar Homes have agreed to contribute up to an aggregate of $9.0 million and provide limited guarantees on an approximate $14.0 million senior debt acquisition and development line of credit. One KR Ventures has acquired approximately 318 acres of land for development of single-family lots in San Antonio, Texas, and has an option to acquire, and anticipates acquiring, a total of approximately 1,438 additional acres of land for development of single-family lots in San Antonio, Texas. Lennar Homes will serve as developer of the tracts and the lots will be sold primarily to homebuilding divisions of Lennar Homes. On March 1, 2005, UDF I contributed approximately $1.8 million to One KR Venture. UDF I has also provided bridge loans for the acquisition of the land. (See “— Loans — One KR Venture, LP” below.)

208 Meadowview Farms, Ltd.
      On March 31, 2005, UDF I funded $400,000 of the approximate $2.2 million total consideration for the purchase of interests in the Meadowview Farms 208-acre, 764 lot development in Houston, Texas by 208 Meadowview Farms, Ltd. (208 Meadowview Farms). 208 Meadowview Farms is a joint venture between affiliates of Arete and Lennar Homes. UDF I has agreed to acquire the Arete affiliates’ interests and, in exchange, UDF I will be entitled to the return of its capital and a 25% annual rate of return, after which the interests will revert back to the Arete affiliates.

Hibernia Townhouses, LLC
      On May 16, 2003, UMTHLD provided debt placement services for a 24-month land acquisition loan for Hibernia Townhouses, LLC. The land acquisition loan in the amount of $380,000 was funded by an affiliate of UMTHLD, Ready America Funding Corp., on May 16, 2003. Ready America Funding Corp. also funded a loan on May 16, 2003 for approximately $3.6 million to Hibernia Townhouses, LLC for the construction of ten townhomes in Dallas, Texas. The loans have been repaid and UMTHLD received a $20,000 fee for its services.

Preston Farms, L.P.
      On June 29, 2004, UDF I contributed $650,000 and paid fees of $54,620 to Preston Farms, L.P., a joint venture between UDF I and an affiliate of Centurion American Custom Homes, Inc. (Centurion Custom Homes). On December 27, 2004, UDF I contributed an additional $350,000 to Preston Farms, L.P. The joint venture purchased approximately 167 acres for development in the city of Celina,

Texas. Centurion Custom Homes is serving as the developer of the tract. Profits are allocated 100% to UDF I until such time as UDF I receives the greater of (1) 25% annual return on its unreturned capital contribution or (2) 50% of the profits of the joint venture, and then 100% of its unreturned capital contribution. The accrual balance as of March 31, 2005, was approximately $1.2 million. UDF I has agreed to contribute up to approximately $1.7 million to this project.

HLL II Land Acquisitions of Texas, LP
      On March 3, 2005, HLL II Land Acquisitions of Texas, LP (HLL II) was formed as joint venture between UDF I and Lennar Homes. UDF I and Lennar Homes have agreed to contribute a combined maximum of $15,000,000 in equity and provide limited guarantees on a $35.0 million senior debt acquisition and development line of credit. HLL II has acquired one 120.82-acre tract for development of single-family lots, known as Telge Road, in Houston, Texas. HLL II has identified additional tracts of land for acquisition in Houston, San Antonio and Austin, Texas. The joint venture intends to develop four projects and to conduct development activities similar to HLL I. Lennar Homes will serve as developer of the tracts and the lots will be sold primarily to homebuilding divisions of Lennar Homes. UDF has provided a bridge loan for the acquisition of the tracts. (See “— Loans — HLL II Land Acquisitions of Texas, LP/ Telge Road” below.)

Loans

CMC South Oak, L.P.
      On April 1, 2003, UDF I originated a $120,000 loan to CMC South Oak, L.P. for the acquisition of land and development of 101 single-family lots in southeast Dallas, Texas. UDF I’s loan is subordinate to senior indebtedness of $1.6 million. The UDF I loan bears interest at a 15% current pay annual rate which is compounded monthly. The term of the loan is 36 months. Development of the lots was completed in April 2004. Currently, two builders are purchasing lots from CMC South Oak, L.P. at a rate of three lots per month. The outstanding principal balance of this loan on March 31, 2005 was $145,842.

Wylie Lakes, Ltd.
      On May 2, 2003, UDF I originated an approximate $1.9 million loan to Wylie Lakes, Ltd. for the acquisition of approximately 121 acres of land in the city of Wylie, Texas for development of 360 residential lots in three phases. The loan was secured by a first lien on the 121 acre tract. The loan has a term of 48 months and bears interest at a 15% current pay annual rate compounded monthly and 25% additional accrued interest which compounds annually. Wylie Lakes, Ltd. subsequently sold the land designated for phases one and two of the development to D. R. Horton Homes and repaid approximately $1.6 million of accrued interest and principal to UDF I on February 25, 2005. The outstanding principal balance on March 31, 2005 was approximately $1.5 million and is secured by the phase three residential and commercial land. UDF I has agreed to reduce the overall interest rate to 23% if all outstanding balances are paid no later than February 28, 2006, and has reserved accordingly.

CMC Communities, Inc./ Shady Oaks
      On May 27, 2003, UDF I originated an approximate $1.2 million loan to CMC Communities, Inc. for the acquisition of 146 acres for development in southeast Dallas, Texas. The UDF I loan was for a term of twelve months and has subsequently been extended to March 27, 2006. The loan was subordinate to a $701,200 purchase money mortgage. The loan provides for interest at a 15% current pay annual rate compounded monthly and 25% additional accrued interest which compounds annually. CMC Communities, Inc. subsequently sold 129 acres of the tract to an unaffiliated developer, retained 17 acres for commercial use and reduced the outstanding principal loan balance to $411,290 as of March 31, 2005. The balance is secured by a first lien on the 17-acre commercial tract.

Centurion American Custom Homes, Inc./ Marine Creek Meadows
      On July 31, 2003, UDF I originated a $263,100 loan to Centurion American Custom Homes, Inc. for land acquisition for a 208-lot development in Waxahachie, Texas. The loan was additionally secured by 105 lots in Marine Creek Meadows, Phase III, Tarrant County, Texas. The loan term was 10 months and provided UDF I with a 17% annual rate of return. Centurion Custom Homes repaid the loan in full on February 27, 2004.

Centurion American Custom Homes, Inc./ Domain Douglas
      On August 20, 2003, UDF I originated a $137,200 loan to Centurion Custom Homes secured by 45 lots in the Domain Douglas property in Collin County, Texas. The loan had a term of eight months and an annual interest rate of 16%. The note was repaid in full on February 27, 2004.

COR Investments, Inc./ Towne Meadows
      On September 4, 2003, UDF I originated a $113,842 loan to COR Investments, Inc. for the development of 18 single-family lots on 6.3 acres in Garland, Texas. The initial term of the note was eight months. The UDF I note was subordinate to senior development indebtedness and had an annual interest rate of 16%. The note was repaid in full on May 20, 2004.

Ellis County TPR Development, LP/ Waxahachie Phase I
      On October 17, 2003, UDF I originated a $467,000 loan to Ellis County TPR Development, LP, an affiliate of Centurion Homes, Inc., for the acquisition of 196.97 acres of land for development of single-family lots. The loan was secured by the 196.97 acres of land and subordinated to senior debt provided by Vintage Bank on October 17, 2003. The note had a maturity date of October 17, 2005, an annual interest rate of 15% and earned an 18.5% profits interest. The loan was repaid on March 30, 2005.

Arete Real Estate & Development, Inc./ Clarke Springs
      On October 28, 2003, UDF I provided a $224,000, 18-month letter of credit and advanced approximately $1.5 million as a deposit for the benefit of Arete to guarantee construction performance in a 235 single-family home development in Houston, Texas. UDF I subsequently substituted a letter of credit, through an affiliate, for the approximate $1.5 million deposit. Advances under the approximate $1.7 million aggregate letters of credit were secured by a promissory note from Arete in the same amount bearing interest at a 40% annual rate. Development and permanent loans were provided through a United States Housing and Urban Development loan program. Development was completed in July 2005 and the permanent loan closing is pending. The letters of credit terms have been extended through September 2006. As of March 31, 2005, UDF I funded draws under the letter of credit totaling $250,000, all of which have been repaid.

East Chase Villas Ltd./ Silver Leaf
      On October 28, 2003, UDF I originated a loan of $635,500 to East Chase Villas Ltd. for the acquisition of 7.87 acres of land in Fort Worth, Texas. The loan was subordinate to a third-party acquisition loan. The note term was five months and had an annual rate of 17.95%. The loan was repaid in March 22, 2004.

El Tesoro Development, Ltd.
      On November 24, 2003, UDF I originated an approximate $2.0 million loan to El Tesoro Development, Ltd. for the acquisition of 167 acres in Houston, Texas. The UDF I loan was subordinate to a senior acquisition and development loan. The loan term was 27 months and the interest rate was 25% through June 1, 2004 and at 40% thereafter. The tract is to be developed in eleven sections ranging in size from 80 to 100 single-family lots. Lot development commenced in the second quarter of 2005. The outstanding principal balance on March 31, 2005 was approximately $1.1 million.

15th Street Village, LP
      On November 17 and November 20, 2003, respectively, UDF I originated a loan for $716,708 and placed a letter of credit through an affiliate totaling approximately $1.3 million, for the benefit of 15th Street Village, L.P. The loan is secured by residential property. Advances under the letter of credit bear interest at a 15% current pay annual rate, compounded monthly, and 25% additional accrued interest which compounds annually. The term of the loan is 25 months. The loan and letter of credit are subordinate to, and serve to guarantee senior debt for the construction of a 20-unit townhouse development in historic downtown Plano, Texas. On November 27, 2004, this note was amended to add as a party 15th Street Village Condominiums #1, LP, an affiliate of 15th Street Village, LP. Under this amendment, the outstanding balance on the original note was combined with an additional advance of approximately $362,000 to finance the construction and development of a 31-unit condominium community. The UDF I loan is subordinate to a third-party lender construction loan.
      On November 27, 2004, UDF I refinanced approximately $1.1 million, representing the outstanding loan with 15th Street Village, L.P. with respect to its initial development of the 20-unit townhome community in Plano, Texas. UDF I advanced approximately $482,908, issued a letter of credit totaling $528,000 for the joint and several benefit of the construction lender and the Federal National Mortgage Association (Fannie Mae), and provided a credit enhancement with respect to an approximate $853.8 million loan from Fannie Mae to 15th Street Village Condominiums #1, L.P., all as a joint and several obligations of 15th Street Village Condominiums #1, L.P. and 15th Street Village, L.P. The new loan amount was approximately $2.4 million. The refinancing transaction also facilitated a commercial construction loan from a third party, a project development loan from Fannie Mae, and the financing of the development a 31-unit condominium community. The UDF I credit facility is secured by a subordinate lien on the 31-unit condominium development. The maturity date for the loan to 15th Street Village, L.P., the letter of credit and the credit enhancements is December 1, 2006. The interest rate on funds advanced is 40% per annum. The outstanding principal balance on March 31, 2005 was approximately $1.1 million.

Centurion Acquisitions, LP — Revolving Line of Credit
      On December 10, 2003, UDF I extended an approximate $1.8 million line of credit to Centurion Acquisitions secured by approximately 228 acres in Grand Prairie, Texas and the collateral assignment of a joint venture interest in a development in Grand Prairie, Texas. The two projects combined contain more than 4,000 single-family residential lots. The original term of the loan expired September 30, 2004 and the original interest rate was 22% per annum. The loan was renewed by amendment on October 1, 2004, and again on January 26, 2005. The January 26, 2005 amendment increased the principal amount of the note to $2.5 million. Between December 10, 2003 and March 31, 2005, Centurion Acquisitions had made payments to UDF I under the revolving line of credit of approximately $2.4 million, including interest and principal repayments. The outstanding principal balance as of March 31, 2005 was approximately $2.0 million.

Llano Development Company/ Preston Manor
      On December 22, 2003, UDF I funded a loan of $1.1 million under a credit facility to Llano Development Company for the acquisition and development of 221 acres in single-family and commercial property in Wolfforth, Texas known as Preston Manor. The loan bears interest at a 15% current pay annual rate compounded monthly and 25% additional accrued interest which compounds annually. The loan was subordinate to a purchase money loan. On January 15, 2004, UDF I increased the facility to $5.0 million, providing sufficient funding to retire senior indebtedness. The first phase of 147 lots was completed in early 2004 and approximately 70 lots were sold through May 2004. Advances under the credit facility totaled approximately $5.8 million in May 2004 when Llano Development Company refinanced the property with a commercial lender. On May 18, 2004, in connection with such refinancing, UDF I amended and restated the secured promissory note to reduce the facility to approximately $3.7 million. In addition, UDF I agreed to provide a credit enhancement on behalf of Llano Development Company to the commercial lender with respect to an approximate $3.3 million land acquisition and development loan. UDF I received a loan payment of approximately $1.5 million on May 21, 2004 from the proceeds of the loan to Llano Development Company from the commercial lender.

Llano Development, L. P./ Preston Manor
      On October 22, 2004, UDF I originated an approximate $2.8 million loan to Llano Development Company. The loan was secured by a subordinate lien on approximately 400 single-family lots. The loan had a maturity date of December 31, 2005 and an interest rate of 40% per annum. On January 4, 2005, UDF I refinanced the October 22, 2004 obligation and extended an approximate $6.4 million credit facility to Llano Development, L. P., an affiliate of Llano Development Company, for infrastructure and amenity development in the Preston Manor development. The loan is secured by a first lien on approximately six acres with respect to the construction of a recreational facility and a second lien on approximately 400 developed lots that is subordinate to a senior lender development loan. The outstanding principal balance on the credit facility as of March 31, 2005 was approximately $3.6 million.

Twelve Oaks Partners, Ltd.
      On January 31, 2004, UDF I originated an approximately $2.6 million loan to Twelve Oaks Partners, Ltd. for the purchase of a 188-acre tract in Tomball, Texas, for development of 400 single-family lots. The note term is 25 months and bears interest at a current interest rate of 15% compounded monthly and accrued interest of 25% compounded annually. UDF I subordinated its loan to an acquisition and development loan and was repaid partial principal and interest totaling approximately $3.0 million on November 22, 2004. The outstanding principal balance as of March 31, 2005 was $591,266.

One Creekside L.P./ Creekside
      On March 15, 2004, Lennar Homes and UDF I provided bridge loans of approximately $3.1 million each to One Creekside, L.P. to facilitate the acquisition of 403 acres in Crowley, Texas. The loans were jointly secured by a first lien on the 403 acres. The loans mature September 20, 2005. The interest rate of each loan is 12% per annum. On May 28, 2004, UDF I purchased the Lennar Homes bridge loan bringing the total indebtedness to UDF I to approximately $6.2 million. UDF I subordinated its loans to a third-party acquisition and development loan on February 10, 2005 and at that time one of the bridge loans was repaid.

Centurion Acquisitions, LP — Grand Prairie/ Midlothian
      On April 1, 2004, UDF I originated a $839,645 loan to Centurion Acquisitions for acquisition of 228 acres in Tarrant County, Texas. The loan was secured by a first lien on the 228 acre tract. The term of the loan was twelve months and the annual interest rate was 35%. The loan, including interest, was repaid in full on March 30, 2005. Upon repayment of this loan, the 228 acres was pledged as additional collateral for the Centurion Acquisitions revolving line of credit. (See “— Loans — Centurion Acquisitions, LP — Revolving Line of Credit” above.)

Forestwood Limited Partnership, Ltd.
      On April 15, 2004, UDF I originated an approximate $1.7 million subordinate loan to Forestwood Limited Partnership, Ltd. for the acquisition of a 192 acre project in Houston, Texas. The UDF I loan is secured by a deed of trust in the amount of approximately $1.7 million subordinate to a senior development loan provided by Texas State Bank. The UDF I loan bears interest at an annual rate of 40%, with a current interest rate of 15% compounded monthly and accrued interest is 25%, compounded annually, due and payable on the maturity date. The original maturity date of April 30, 2005 was extended to April 30, 2006. The Forestwood development will total 700 single-family lots. Royce Homes has contracted to buy the lots. The outstanding balance on the loan as of March 31, 2005 was approximately $1.3 million.

Terrell Mesa Homes, LP
      On April 26, 2004, UDF I originated a loan in the amount of approximately $2.1 million to Terrell Mesa Homes, LP for the acquisition and development of 45 lots in Terrell, Texas. The loan was secured by the 45 lots and subordinate to a third-party development loan. The term of the loan was nine months, and the interest rate was 15% compounded monthly and additional interest at 25% compounded annually. The loan was repaid on March 30, 2005.

Cottonwood Valley Partners, LP
      On May 28, 2004, UDF I originated a loan in the amount of $874,694 to Cottonwood Valley Partners, LP for the development of 45 single-family lots in the Cottonwood Valley Edition, Irving, Texas. The loan is subordinate to a $1.4 million third-party development loan. The loan bears interest at 18% per annum and was paid in full on March 31, 2005.

Sendera Ranch Ltd./ Sections I and II of Phase One
      On May 28, 2004, UDF I funded an approximate $1.5 million first lien loan to Sendera Ranch Ltd. secured by two tracks of land to be developed into 315 lots in Fort Worth, Texas. UDF I subsequently subordinated the loan to a $3.2 million development loan from Royal Bank of Canada. Development of this project commenced in the first quarter of 2005. The loan term is twelve months and the interest rate is the greater of a 25% annual rate of return or 50% of the development profit. The outstanding principal balance on March 31, 2005 was approximately $1.7 million.

Shale-114, L.P.
      On June 25, 2004, UDF I originated an approximate $2.2 million loan to Shale-114, L.P. for the purchase of approximately 159 acres of land for development of 1,098 single-family lots in Denton and Wise Counties, Texas. The loan was secured by a first lien on the 159 acres. The loan maturity date was December 31, 2006, and the interest rate was 18% per annum. The loan was repaid in full on March 30, 2005.

Boardwalk Land Development, Inc.
      On July 8, 2004, UDF I originated a loan of $830,511 to Boardwalk Land Development, Inc. The loan was secured by approximately 20 acres of residential property in Keller, Texas and two commercial lots in North Richland Hills, Texas. This loan was subordinate to a $754,945 senior loan from United Community Bank, N.A. The 20 acres of residential property were sold in February 2005 and the loan balance was reduced to $187,054. On February 22, 2005, the loan was renewed and extended for a twelve-month period. The loan bears interest at 14% per annum. The outstanding principal balance of the loan as of March 31, 2005 was $190,390.

Modern Modular Home Rental Corp./ Woodland Lake One
      On July 8, 2004, UDF I originated a $597,771 loan to Modern Modular Home Rental Corp., an affiliate of Arete, to acquire 14.66 acres of residential land with frontage on Lake Houston in Houston, Texas. The loan is secured by a first lien on the 14.66 acre tract. The loan matured on February 28, 2005 and was subsequently extended. The loan bears interest at 15% current pay annual rate which is compounded monthly. In addition, UDF I also holds a participation interest in this property which entitles UDF I to amount equal to an additional 25% annual rate of return compounded annually. The acquisition of these lots is part of a large land acquisition and development project to assemble approximately 450 acres on the east side of Lake Houston and develop approximately 1300 single-family home lots for purchase by Lennar Homes. The outstanding principal balance of the loan as of March 31, 2005 was $587,191.

Shahan Prairie, LP/ Centurion
      On August 27, 2004, UDF I originated a loan in the amount of approximately $2.6 million to Shahan Prairie, LP for the acquisition of 102 acres in Denton County, Texas. The loan is secured by a pledge of the borrower’s interest on the 102 acres. The original loan term was ten months and the interest rate was 22% per annum. The loan maturity date was extended to June 26, 2006. The outstanding principal balance as of March 31, 2005 was approximately $2.6 million.

501 Maple Ridge, Ltd./ Royce Homes
      On September 27, 2004, UDF I originated an approximate $7.5 million loan to 501 Maple Ridge, Ltd., a joint venture between special purposes entities formed by Royce Homes, Inc. of Houston, Texas and Arete. The loan was for the purpose of the acquisition of approximately 417 acres of land located in Tomball, Texas, for development of approximately 1,500 single-family residential home lots. The loan was secured by a first lien on the 477 acres. The UDF I loan bears interest at a 15% current pay annual rate which is compounded monthly and 25% additional accrued interest which compounds annually. On January 27, 2005, 501 Maple Ridge, Ltd. repaid the loan in full.

LP Woodland Lakes Estates, Ltd./ Woodland Lake
      On October 15, 2004, UDF I originated a $645,150 loan to LP Woodland Lakes Estates, Ltd., a Texas limited partnership, an affiliate of Arete, to acquire approximately 57 acres near Lake Houston in Houston, Texas. The loan matured on January 17, 2005 and was subsequently extended. The UDF I loan bears interest at 15% current pay annual rate which is compounded monthly. In addition, UDF I also holds a participation interest in the property which entitles UDF I to an amount equal to an additional 25% annual rate of return compounded annually. The acquisition of these lots is part of a large land acquisition and development project to assemble approximately 450 acres on the east side of Lake Houston and develop approximately 1,300 single-family home lots for purchase by Lennar Homes. The outstanding principal balance of the loan as of March 31, 2005 was $761,046.

HLL Land Acquisitions of Texas, LP/ Indian Springs
      On October 28, 2004, UDF I funded a $7.1 million loan to HLL I for the acquisition of 209 acres for development of single-family lots in the Indian Springs Edition, San Antonio, Texas. The loan is secured by a first lien on the 209 acres. The loan had an original maturity date of January 31, 2005, which was subsequently extended. The interest rate on the loan was 15% per annum. On December 22, 2004, UDF I subordinated its lien to a third-party acquisition and development loan and was repaid approximately $3.6 million. The loan was repaid on May 24, 2005.

Arete Real Estate & Development, Inc./ Line of Credit
      On November 1, 2004, UDF I extended a credit facility of $250,000 to Arete to serve as a working capital line of credit. The loan is secured by pledge of various Arete equity interests, entity and individual guarantees. The loan matures October 31, 2005 and the interest rate is 15%. The outstanding principal balance as of March 31, 2005 was $233,449.

Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC
      On November 3, 2004, UDF I originated a $398,097 loan to Sherry R. Conyers and Ms. Sherry Hi View Real Estate, LLC for the acquisition of approximately 10.6 acres of land in Waxahachie, Texas. The loan is secured by a first lien on the 10.6 acres. The loan had a current pay annual interest rate of 15% which compounded monthly. In addition, UDF I held a participation interest in this property which entitled UDF I to an amount equal to an additional 25% annual rate of return compounded annually. The original loan maturity date was April 30, 2005. The maturity date was extended to September 30, 2005. The outstanding principal balance on the loan on March 31, 2005 was $352,340.

HLL Land Acquisitions of Texas, LP/ LaMarque
      On November 9, 2004, UDF I originated a $3.9 million loan to HLL I for the acquisition of 182 acres for development of single-family lots in LaMarque, Texas. The loan is secured by a first lien on the 182 acres. The annual interest rate was 15%. The loan matured January 31, 2005. On January 26, 2005, UDF I extended the loan and subordinated its lien to a third-party acquisition and development loan. At that time, UDF I was repaid approximately $2.1 million. The outstanding principal balance as of March 31, 2005 was approximately $2.0 million.

Centurion Acquisitions, LP/ One Woodland Springs, Ltd.
      On November 30, 2004, UDF I funded an approximate $2.3 million loan to One Woodland Springs, Ltd., a Texas limited partnership and a joint venture between affiliates of Centurion Custom Homes and Lennar Homes. One Woodland Springs, Ltd. is developing 1,238 lots in Grand Prairie, Tarrant County, Texas. The loan is secured by assignment of Centurion Custom Homes’ interest in the 1,238 lots. The term of the loan was 14 months and the interest rate was 15% per annum. The loan was repaid on December 2, 2004.

Lakewood Heights Development, Inc./ LaVista Note
      On December 1, 2004, UDF I loaned $5,236 to Lakewood Heights Development, Inc. for an earnest money deposit for the purchase of two residential lots in the Eureka Heights, Dallas, Texas. The loan was secured by an assignment of the purchase agreement. The original loan term was six months, which was extended to September 30, 2005. The interest rate was 15% per annum. The outstanding principal balance as of March 31, 2005 was $5,580.82.

HLL Land Acquisitions of Texas, LP/ Cullen
      On December 1, 2004, UDF I funded a $2.1 million loan to HLL I for the acquisition of 342.67 acres for the development of single-family lots in Harris County, Texas. The loan was secured by a first lien on the 342.67 acres. The interest rate was 15% per annum. On March 10, 2005, UDF I subordinated its lien to a third-party acquisition and development loan and was repaid approximately $1.1 million. The remaining outstanding principal balance and accrued interest was repaid on May 24, 2005.

One KR Ventures
      On December 1, 2004, UDF I originated an approximate $5.5 million loan to One KR Venture, a joint venture between UDF I and Lennar Homes, for the acquisition of 317.85 acres for development of single-family lots in San Antonio, Texas. The loan is secured by a first lien on the 317.85 acres. The loan matures on March 28, 2006 and the interest rate is 15% per annum. UDF I intends to subordinate its lien to a third party that will provide an acquisition and development loan. The outstanding principal balance as of March 31, 2005 was approximately $5.3 million.

HLL Land Acquisitions of Texas, LP/ North Pointe
      On December 13, 2004, UDF I originated a $3.4 million loan to HLL I for the acquisition of 189.45 acres for development of single-family lots in Anna, Texas. The loan is secured by a lien on the 189.45 acres. The loan term is 36 months and the interest rate is 15% per annum. On December 13, 2004, UDF I subordinated its lien to a third-party acquisition and development loan and was repaid approximately $1.8 million. The outstanding principal balance as of March 31, 2005 was approximately $1.8 million.

Downtown Vista Development Co., L.P.
      On February 5, 2005, UDF I loaned $391,970 to Downtown Vista Development Co., L.P. for the purchase of approximately one-half acre of land and related improvements at 1899 McKinney Avenue, Dallas, Texas for the development of 30 condominium units. The loan was secured by a lien on the property which was subordinated to a third-party acquisition loan. The interest rate was 15% per annum. The loan was repaid on March 23, 2005.

One Creekside, L.P.
      On February 10, 2005, UDF I funded an approximate $1.3 million loan to One Creekside, L.P., a joint venture among Centurion Acquisitions, The Hartnett Group, Lennar Homes and UDF I. The joint venture purchased 403 acres for development in the city of Crowley, Texas. The loan was secured by One Creekside, L.P. equity interests. The loan matures on September 30, 2005 and the interest rate is 12% per annum. The outstanding balance on the loan as of March 31, 2005 was approximately $1.3 million.

26 Gleneagles, Ltd.
      On February 28, 2005, UDF I funded a $580,807 loan to 26 Gleneagles, Ltd., an affiliate of Arete, to acquire approximately 26 acres for development of the remaining 137 single-family residential home lots of the Gleneagles community in Conroe, Texas. The loan is secured by a first lien on the 26 acres. The loan term is 36 months. UDF I intends to subordinate its lien upon closing of a third-party development loan. The UDF I loan bears interest at 15% current pay annual rate which is compounded monthly. In addition, UDF I holds a participation interest in this property which entitles UDF I to amount equal to an additional 25% annual rate of return compounded annually. Royce Homes, Inc. has contracted for the purchase of the lots. The outstanding principal balance as of March 31, 2005 was $601,185.

Lakewood Heights Development, Inc.
      On February 28, 2005, UDF I loaned $10,454 to Lakewood Heights Development, Inc. for an earnest money deposit for the purchase of four single-family homes at Ross Heights in Dallas, Texas. The loan is secured by an assignment of the purchase agreement. The original loan term was six months. The maturity date was subsequently extended to September 30, 2005. The interest rate is 15% per annum. The outstanding principal balance as of March 31, 2005 was $11,440.

Centurion Acquisitions, L.P./ One Prairie Meadows
      On March 7, 2005, UDF I originated an approximate $7.3 million loan to Centurion Acquisitions. The loan is secured by an assignment of 100% of the cash flow from three joint venture projects between Centurion entities and affiliates of Lennar Homes. The projects are located in the Alliance Corridor in North Fort Worth, Texas and involve the aggregate development of over 9,000 single-family residential home lots, and the disposition of over 260 acres of industrial use land and over 40 acres of commercial use land. The anticipated cash flow from these projects is over $40 million over a twelve-year period. The loan term is 36 months. UDF I is entitled to receive an assignment of the Centurion Acquisition interests in the joint venture plus a return of its capital and a 23% annual rate of return, after which the interests will revert back to Centurion Acquisition. The outstanding principal balance of the loan as of March 31, 2005 was approximately $7.2 million.

Forney Acquisitions, L.P.
      On March 14, 2005, UDF I originated a loan for approximately $8.7 million to Forney Acquisitions, L.P., an affiliate of Centurion Custom Homes, to acquire approximately 3,538 acres for development of single-family lots and other commercial purposes in Forney, Texas. Of the loan proceeds, $4.5 million was advanced as a land acquisition bridge loan which bears interest at 15% current pay annual rate, compounded monthly, in addition to interest equal to the greater of a 25% annual interest rate compounded annually or 50% of the profits from the project. UDF I intends to subordinate its interest to a third-party acquisition loan. The loan balance as of March 31, 2005 was approximately $8.8 million.

HLL II Land Acquisitions of Texas, LP/ Telge Rd.
      On March 17, 2005, UDF I loaned approximately $3.1 million to HLL II for the acquisition of 120.82 acres for development as single-family lots in Harris County, Texas. The loan is secured by a first lien on the 120.82 acres. The loan term is twelve months and the interest rate is 15% per annum. UDF I intends to subordinate its lien to a third-party acquisition and development loan. The outstanding principal balance as of March 31, 2005 was approximately $3.1 million.
      In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.
      The prior programs sponsored by our affiliates have occasionally been adversely affected by the limited supply of suitable loans available for purchase. When sufficient numbers of suitable loans historically were not available for purchase, United Mortgage Trust experienced excess uninvested cash. Uninvested cash resulted in lower earnings per share as evidenced for the years 1998 and 1999 on Table III beginning on page A-4. Increased loan default rates resulted in decreased net income for United Mortgage Trust, as evidenced for the years 2003 and 2004 illustrated on Table III. Decreases in the available amount and use of leverage, along with increases in the amount of equity in relation to debt result in lower returns on equity, as experienced by UDF I and UDF II for the years 2004 and 2005, illustrated on Table III. The continuing operations of prior programs sponsored by our affiliates can be expected in the future to experience decreases in net income when economic conditions decline, specifically the availability of suitable loans, loan default increases and decreases in the amount and availability of leverage. Some of these programs may be unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. In addition, prior programs may be required to assume or pay off senior debt in order to protect their investments. Our business will be affected by similar conditions.
      No assurance can be made that our program or other programs sponsored by our general partner and its affiliates will ultimately be successful in meeting their investment objectives.
DISTRIBUTIONS AND ALLOCATIONS
Carried Interest
      UMTHLD will be entitled to a carried interest equal to (a) 1% for the first 2.5% of investments in mortgages above 82% of the gross offering proceeds (or if investments in mortgages are above 82.5% but less than 84.5%, 1% multiplied by the fractional amount of investments in mortgages above 82.5%), (b) 1% for the next 2% of additional investment in mortgages above 84.5% of the gross offering proceeds (or if investments in mortgages are above 84.5% but less than 86.5%, 1% multiplied by the fractional amount of investments in mortgages above 84.5%) and (c) 1% for each additional 1% of additional investment in mortgages above 86.5% of the gross offering proceeds (or a fractional percentage equal to the fractional amount of any 1% of additional investments in mortgages). By way of illustration, if 85.5% of UDF III’s gross offering proceeds were invested in mortgages, then UMTHLD would be entitled to a carried interest of 1.5% (1% for the first 2.5% of investments in mortgages above 82% of the gross offering proceeds and 0.5% for the next 1% of additional investments in mortgages above 84.5% of the gross offering proceeds) of any amount otherwise distributable to the limited partners after deduction of any promotional interest payable to UMTHLD.
      A “carried interest” is an equity interest in UDF III to participate in all distributions, other than distributions attributable to UMTHLD’s promotional interest, of cash available for distribution and net proceeds from a capital transaction that are distributable under subsection (c) of the distribution priority for net proceeds from a capital transaction described below.

      “Investments in mortgages” are the aggregate amount of capital contributions from investors used by us to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves (but excluding working capital reserves in excess of 3% of the aggregate capital contributions) and other cash payments such as interest and taxes but excluding our organization and offering expenses, marketing support fees, acquisition and origination fees, and any other front-end fees.
      UMTHLD’s “promotional interest” is UMTHLD’s right to receive (a) 10% of all cash available for distribution prior to the return to the limited partners of all of their capital contributions and a 6% per annum, non-compounding, cumulative return on their unreturned capital contributions, (b) 15% of all cash available for distribution following the return to the limited partners of all of their capital contributions and a 6% per annum, non-compounding, cumulative return on their unreturned capital contributions and (c) 15% of all net proceeds from a capital transaction under subsection (c) of the distribution priority for net proceeds from capital transactions described below.
Distributions of Cash Available for Distribution
      “Cash available for distribution” is the cash funds received by us from operations (other than net proceeds from a capital transaction described below), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay partnership expenses and debt payments and amounts set aside for reserves. Any cash available for distribution that is distributed to a limited partner prior to the return to such limited partner of all his capital contributions and a 6% per annum, non-compounding, cumulative return on his unreturned capital contributions will be first applied against such limited partner’s unreturned capital contributions and after his unreturned capital contributions are reduced to zero, then against his unreturned 6% per annum, non-compounding, cumulative return on his unreturned capital contributions.
      Prior to the return to the limited partners of all of their capital contributions and a 6% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution shall be distributed as follows: (a) a percentage of such cash available for distribution equal to the difference between 90% less UMTHLD’s carried interest shall be distributed to the limited partners in accordance with the limited partners’ relative unit ownership, and (b) a percentage of such cash available for distribution equal to the sum of 10% (UMTHLD’s promotional interest) plus UMTHLD’s carried interest shall be distributed to UMTHLD.
      Following the return to the limited partners of all of their capital contributions and a 6% per annum, non-compounding, cumulative return on their unreturned capital contributions, cash available for distribution shall be distributed as follows: (a) a percentage of such cash available for distribution equal to the difference between 85% less UMTHLD’s carried interest shall be distributed to the limited partners in accordance with the limited partners’ relative unit ownership, and (b) a percentage of such cash available for distribution equal to the sum of 15% (UMTHLD’s promotional interest) plus UMTHLD’s carried interest shall be distributed to UMTHLD.
Net Proceeds from a Capital Transaction
      A “capital transaction” means a transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage.

      Except as provided below with respect to the distribution of certain capital proceeds received by us after the seventh anniversary of the date that this offering is declared effective by the Securities and Exchange Commission, net proceeds from capital transactions shall be distributed as follows:

•	first, to the limited partners until the limited partners have been returned all of their capital contributions, such distributions to be made to the limited partners in proportion to their respective unreturned capital contributions;

•	next, to the limited partners until the limited partners have been distributed a cumulative 6% per annum, non-compounding, cumulative return on their unreturned capital contributions, such distributions to be made to the limited partners in proportion to their respective accrued but unpaid preferred returns; and

•	thereafter, (i) a percentage of such remaining net proceeds from a capital transaction equal to the difference between 85% less UMTHLD’s carried interest shall be distributed to the limited partners in accordance with the limited partners’ relative unit ownership, and (b) a percentage of such net proceeds from a capital transaction equal to the sum of 15% (UMTHLD’s promotional interest) plus UMTHLD’s carried interest shall be distributed to UMTHLD.
      If we desire to reinvest capital proceeds after the seventh anniversary of the date that this offering is declared effective by the Securities and Exchange Commission, then a limited partner may elect to receive his share of any capital proceeds that we desire to reinvest by providing written notice to us of such election. If a limited partner elects to receive his share of any capital proceeds we desire to reinvest, then such limited partner shall be entitled to receive a portion of all capital proceeds received by us after the date we receive such notice or the seventh anniversary of the date that the offering is declared effective by the Securities and Exchange Commission, whichever is later. The portion of capital proceeds distributable to a limited partner in this circumstance will correspond to the limited partner’s proportionate share of the unreturned capital contributions of all limited partners immediately prior to such distribution.
Liquidating Distributions
      Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from our dissolution and termination or from the sale of substantially all of our remaining assets, will be distributed among the general partner and the limited partners in accordance with each such partner’s positive capital account balances, after the allocation of gain on sale and other appropriate capital account adjustments. The effect of this provision is that liquidating distributions will be made in a manner essentially the same as we make other distributions of net proceeds from a capital transaction (and not in the manner capital proceeds are distributed to any limited partner that elects to receive capital proceeds we desire to reinvest after the seventh anniversary of the date that this offering is declared effective by the Securities and Exchange Commission).
Partnership Allocations
      All of our profits and losses will be allocated to cause each partner’s capital account to equal the amount that would be distributed to each partner if we were liquidated as of the end of each fiscal year. However, excluding amounts allocable to UMTHLD’s carried interest, in no event will our general partner be allocated (a) more than 10% of profits from normal operations prior to the return to the limited partners of all of their capital contributions and a 6% per annum preferred return on their capital contribution, (b) more than 15% of profits from normal operations following the return to the limited partners of all of their capital contributions and a 6% per annum preferred return on their capital or (c) gains from capital transactions that would result in distributions to our general partner of more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6.0% annual, noncompounded return on their net capital contributions. It is the intent of the foregoing limitations that our general partner receives no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any amount that must be reallocated will be reallocated to our limited partners on a per unit basis.

      Our partnership agreement contains a “qualified income offset” provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items that causes a deficit or negative balance in such partner’s capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner that would cause the limited partner’s capital account to become negative. A limited partner’s capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. See “Federal Income Tax Considerations — Allocations of Profit and Loss.”
      The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of foreclosed property.
      Income, losses and distributions of cash relating to units that are acquired directly from us during this offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.
      Under our partnership agreement, if our general partner determines that it will be advantageous to us, it is authorized, in its discretion, to amend the allocations provisions of our partnership agreement in order to satisfy certain tax rules, which may permit us to avoid generating UBTI for limited partners that are tax-exempt entities. However, even if our general partner is advised by our regular accountants or counsel that the amendments will achieve such a result, our general partner is not obligated to amend the allocations provisions.
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
      The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit D.
Investment of Distributions
      We have adopted a distribution reinvestment plan pursuant to which investors may elect to have a portion of the full amount of their distributions from us reinvested in additional units. We are offering 5,000,000 units for sale pursuant to our distribution reinvestment plan at $20 per unit, which will be available only until the termination of this offering, which is anticipated to be                     , 2007, unless extended by our general partner. Our general partner has the discretion to extend the offering period for the units being offered pursuant to this prospectus under our distribution reinvestment plan.
      Selling commissions not to exceed 1.0% may be paid with respect to units purchased pursuant to the distribution reinvestment plan. Each limited partner is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with us, no selling commission will be paid with respect to distributions that are then being reinvested. Amounts that would otherwise have been paid as selling commissions will be retained and used for additional investments. Accordingly, the economic benefits resulting from an investor’s decision not to identify an account executive will be shared with all investors.
      Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently The Bank of New York) will act on behalf of participants to reinvest the distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash to the participants. Investors purchasing units pursuant to our distribution reinvestment plan will have the same rights as other limited partners as to those units and will be treated in the same manner as if such units were issued pursuant to our offering.
      After the expiration of the offering of our units under the distribution reinvestment plan, our general partner may determine to allow participants to reinvest their distributions from us in units issued by a subsequent United Development Funding program only if all of the following conditions are satisfied:

•	a registration statement covering the interests in the subsequent United Development Funding program has been declared effective under the Securities Act of 1933;

•	the offer and sale of such interests is qualified for sale under applicable state securities laws;

•	prior to the time of such reinvestment, the investor has received the final prospectus and any supplements thereto offering interests in the subsequent United Development Funding program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	the participant executes the subscription agreement included with the prospectus for the subsequent United Development Funding program;

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent United Development Funding program; and

•	the subsequent United Development Funding program has substantially identical investment objectives as we have.
      Investors who invest in subsequent United Development Funding programs pursuant to a distribution reinvestment plan will become investors in such subsequent United Development Funding program and, as such, will receive the same reports as other investors in the subsequent United Development Funding program.
Election to Participate or Terminate Participation
      An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which the distribution relates.
      Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker’s position regarding participation in the distribution reinvestment plan.
      Our general partner reserves the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”
      Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or partnership agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.
      Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective only with respect to distributions for a fiscal quarter if written notice of termination is received at least ten days prior to the end of such fiscal quarter. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the quarter in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.
      Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.
Reports to Participants
      Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.
Federal Income Tax Considerations
      Taxable participants will incur tax liability for interest income allocated to them even though they have elected not to receive their distributions in cash but rather to have such distributions reinvested under our distribution reinvestment plan. See “Risk Factors — Federal Income Tax Risks.”
Amendment and Termination
      We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days notice to participants. We also reserve the right to terminate our distribution reinvestment plan in the sole discretion of the general partner at any time by sending written notice of termination to all participants.
REAL PROPERTY LOANS AND INVESTMENTS
      As of the date of this prospectus, we have not funded, acquired nor contracted to acquire any specific loans. Our general partner is continually evaluating various potential loans and engaging in discussions and negotiations with developers and home builders regarding the financing of development properties. We intend to participate in loans made by affiliated partnerships, specifically UDF I and UDF II. Our general partner intends to supplement this prospectus approximately once each quarter to disclose the transactions entered into in the preceding quarter and any probable transactions we are considering. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED TRANSACTION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND THE CONSUMMATION OF THE TRANSACTION.
      We intend for the proceeds of this offering to be invested in accordance with our investment policies and to return to investors any funds available for investment that are not expended or committed to the funding or acquisition of mortgage loans on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes. For information regarding when funds shall be deemed committed for this purpose, see “Distributions and Allocations.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      As of the date of this prospectus, we have not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in mortgage loans and equity investments in entities that make mortgage loans and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for units are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the funding and acquisition of mortgage loans.
      The net proceeds of this offering will provide funds to enable us to fund or acquire loans. We may fund the loans in cash or a combination of cash and senior debt, if favorable borrowing terms are available. The proceeds from such senior debt borrowings will be used to fund and acquire loans. We have not entered into any arrangements to fund or acquire any mortgage loans. The number of loans we fund or acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in loans. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.
      Until required for the funding or acquisition of loans, net offering proceeds will be kept in short-term, liquid investments. Our general partner may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by loans or out of net proceeds from loan repayments.
      Our general partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate and interest rates generally, that they reasonably anticipate to have a material impact on either the income to be derived from our investments in mortgage loans and entities that make mortgage loans, other than those referred to in this prospectus.
SUMMARY OF PARTNERSHIP AGREEMENT
      The rights and obligations of our investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit B to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.
      The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See “Distributions and Allocations.”
Powers of the General Partner
      Our general partner has complete authority and discretion in the management and control of our business. Our limited partners have no right or power to take part in our management. See Articles XI and XVI of the partnership agreement.
Liabilities of Our Limited Partners; Nonassessability of Units
      We are organized as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. Investors whose subscriptions are accepted by the general partner will be admitted as our limited partners. Under Delaware law, limited partners generally have no personal liability for our debts or obligations in excess of their capital contributions.
      Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business, except as provided in our unit redemption program. (Section 8.10(b).)

Other Activities of the General Partner
      Our general partner may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other mortgage loan program. The general partner will not be liable to us or to our limited partners as a result of engaging in other business ventures.
      Our general partner and its affiliates are prohibited from receiving any rebates or give-ups or participating in any reciprocal business arrangements that would circumvent the provisions of our partnership agreement. (Section 12.5(a).)
Rights of Limited Partners to Participate in Management
      Our limited partners generally are not permitted to participate in the management or control of our business.
Voting Rights of the Limited Partners
      Our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on the following matters without the concurrence of our general partner:

•	the approval or disapproval of any sale of all or substantially all of our investments;

•	our dissolution;

•	the removal of a general partner or any successor general partner;

•	the election of a new general partner upon the retirement, withdrawal or removal of a general partner or the occurrence of another event of withdrawal of a general partner; and

•	any amendment to our partnership agreement, except as to certain matters specified in Section 11.2(b) of our partnership agreement, which the general partner alone may amend without a vote of the limited partners. (Section 16.1.)
      In addition, the approval of limited partners holding more than 50.0% of the units (or a higher percentage if required by our general partner) is required to authorize a proposed merger or plan of conversion or exchange of our units under certain circumstances. (Section 11.5(d).) Units held by our general partner or its affiliates will not be voted or included in the calculation of the percentage vote required to approve any such transaction.
      Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units that would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.) Amendments to our partnership agreement receiving the requisite vote will be executed by our general partner on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)
Mergers, Consolidations and Conversions
      Our partnership agreement contains a provision prohibiting our general partner from entering into a transaction in which we are merged or consolidated with another partnership or corporation in which our units would be exchanged for securities of another partnership, real estate investment trust, or other entity, which type of transaction is commonly referred to as a “partnership roll-up” unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners who vote against or dissent from any such proposal are given the choice of either accepting the securities offered in the proposed roll-up or any one of the following: (a) remaining as limited partners and preserving their interests in us on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. (Section 11.3(t).)
      Our partnership agreement further provides that, in order to adopt a plan of merger pursuant to which we are merged with or into any other entity, a plan of exchange pursuant to which all of our units are exchanged for cash or securities of another entity, or a plan of conversion whereby we are converted into another entity, the transaction generally must be approved by limited partners owning at least 50.0% of our units (or a higher percentage if required by our general partner), not including units held by our general partner or its affiliates. Limited partners who dissent from any merger, conversion or exchange which is submitted to limited partners for their approval will be given the right to dissent from the transaction and to receive payment for their units based on the appraised value of our net assets. Limited partner approval is not required for any of the following transactions: (i) in the case of a plan of exchange, if we are the acquiring entity, (ii) if the surviving entity in a merger or conversion is a limited partnership that has a substantially identical partnership agreement and limited partners holding units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion, or (iii) if the transaction involves our conversion to corporate, trust or association form and, as a consequence of the transaction, there will be no significant adverse change in investors’ voting rights, the term of existence of the surviving or resulting entity, sponsor compensation, or our investment objectives. In the event that federal tax legislation is enacted that results in another form of organization having superior tax advantages to our limited partnership structure, our general partner has the ability under these provisions to cause us to convert to a corporation or other organizational form without limited partner approval, if it determines that such a conversion is in our best interest. (Sections 11.5 and 11.6.)
Removal or Withdrawal of General Partner
      Our general partner may be removed generally by a vote of limited partners holding more than 50.0% of the units. (Section 17.1(d).) If our general partner withdraws with the consent of the limited partners or is removed, the fair market value of the general partner’s interest will be paid to it or as provided in Section 20.4 of our partnership agreement. If we and the former general partner cannot agree on the value of the general partner’s interest, the value will be determined by independent appraisers. (Section 20.4.) We may pay this amount by issuing a promissory note to the former general partner. If the former general partner retired or withdrew voluntarily, the promissory note will bear no interest, but if the former general partner was removed by the limited partners, the promissory note will provide for annual installments over a period of five years or more and provide for interest at the greater of 9.0% per annum or the prime rate of interest plus 1.0% per annum.
      We may, with the consent of limited partners holding more than 50.0% of the units, sell the former general partner’s interest to an affiliate of the general partner and admit such person or entity to us as a substitute general partner. The purchase price to be paid to us for the partnership interest of the former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.
Assignability of General Partner’s Interests
      A general partner may designate a successor or additional general partner with the consent of any general partners and limited partners holding more than 50.0% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partner generally does not have a right to withdraw voluntarily from us or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50.0% of our units. (Section 17.2.)
Books and Records; Rights to Information; Annual Audits
      Our general partner is required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by our limited partners or their designated representatives, and shall be mailed to any limited partner requesting such list within ten days of the request. (Section 15.1.) Annual audits of our affairs will be conducted by our independent registered public accounting firm. (Section 15.2(b).)
Meetings of Limited Partners
      There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partner is, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)
Transferability of Units
      There are a number of restrictions on the transferability of our units, including the following:

•	except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

•	investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan or by gift, inheritance or divorce, or to an affiliate;

•	investors who desire to transfer their units must pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our partnership agreement, a fee of $50 per transfer shall be deemed reasonable);

•	all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partner, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units; and

•	no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of 12 consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in our termination as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the Internal Revenue Service that the proposed sale would not cause such a termination.
      Additional restrictions on transfers of units may be imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a “publicly traded partnership.” These provisions are based on restrictions contained in the Section 7704 Regulations described in the “Federal Income Tax Considerations” section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 10% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units that the general partner believes will cause us to be treated as a publicly traded partnership will be void and not recognized. See “Federal Income Tax Considerations — Publicly Traded Partnership Status” and Section 17.4(g) of our partnership agreement.
      An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the last day of the calendar quarter following receipt of notice of the assignment and all required documentation. (Section 17.5.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.
      Limited partners who wish to transfer units will be required to pay us a transfer fee of $50 or more, as deemed reasonable by our general partner, to cover costs to us associated with the transfer. The payment of such fee will be a condition to any proposed transfer.
Proposed Unit Redemption Program
      Our general partner proposes to adopt a unit redemption program that would enable our limited partners to sell their units in us in limited circumstances. We will not adopt the program until the earlier of (i) the completion of this offering, which may last until                     , 2007, or (ii) receipt by us of exemptive relief from rules restricting issuer purchases during distributions. While we expect to receive redemptive relief from the Securities and Exchange Commission prior to completion of this offering, it may not be granted by such time or at all. Moreover, even when one of the conditions for adoption of the unit redemption program is met, our general partner could choose not to adopt the proposed unit redemption program or to amend its provisions without approval of the limited partners. Upon adoption, our unit redemption program would permit you to sell your units back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
      Our limited partners who have held their units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their units to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the units presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.
      Except as described below for redemptions upon the death or bankruptcy of a limited partner, (wherein the holding minimum holding period may be waived by our general partner), the purchase price for the redeemed units, for the period beginning after a limited partner has held the units for a period of one year, will be (1) 92% of the purchase price for any units held less than two years, (2) 94% of the purchase price of any units held for at least two years but less than three years, (3) 96% of the purchase price of any units held at least three years but less than four years, (4) 98% of the purchase price of any units held at least four years but less than five years and (5) the purchase price for any units held not less than five years. The price we will pay for redeemed units will be offset by any amounts previously distributed to the redeeming limited partner as a return of his capital contributions. Our general partner reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a limited partner or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish our unit redemption program.
      In addition, and subject to the conditions and limitations described below, we will redeem units, upon the death of a limited partner who is a natural person, including units held by such limited partner through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner or the recipient of the units through request or inheritance. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.
      We will redeem units upon the death or bankruptcy of a limited partner only to the extent that we decide to waive any holding period requirements and have sufficient funds available to us to fund such redemption.
      Our unit redemption program, including the redemption upon the death of a limited partner, is available only for limited partners who purchase their units directly from us or certain transferees, and is not intended to provide liquidity to any limited partner who acquired his or her units by purchase from another limited partner. In connection with a request for redemption, the limited partner or his or her estate, heir or beneficiary will be required to certify to us that the limited partner either (1) acquired the units to be repurchased directly from us or (2) acquired such units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.
      During any calendar year, we will not redeem in excess of 5.0% of the weighted average number of units outstanding during the prior twelve-month period ending the calendar quarter that immediately precedes the calendar quarter of the closing of the redemption. Our general partner will determine from time to time whether we have sufficient excess cash from operations to repurchase units. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. Our general partner, in its sole discretion, may choose to terminate or suspend our unit redemption program at any time it determines that such termination or suspension is in our best interest or to reduce the number of units purchased under the unit redemption program if it determines the funds otherwise available to fund our unit redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a limited partner. See “Risk Factors — Risks Related to Our Business in General.”
      We cannot guarantee that the funds set aside for the unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the limited partner or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis with a priority given to redemptions upon the death of a limited partner.
      A limited partner or his or her estate, heir or beneficiary may present to us fewer than all of its units then-owned for redemption, provided, however, that the minimum number of units that must be presented for redemption shall be at least 25% of the holder’s units. A limited partner who wishes to have units redeemed must mail or deliver to us a written request on a form provided by us and executed by the limited partner, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have units redeemed following the death of a limited partner must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our general partner of the death of the limited partner, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the units are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.
      Our unit redemption program is only intended to provide limited interim liquidity for our limited partners until our liquidation, since there is no public trading market for your units and we do not expect that any market for your units will ever develop. Neither our general partner nor any of its affiliates will receive any fee on the repurchase of units by us pursuant to the unit redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Sales of Limited Partnership Units.”
      We will cancel the units we purchase under the unit redemption program and will not reissue the units unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws and our partnership agreement.
      The foregoing provisions regarding the unit redemption program in no way limit our ability to repurchase units from limited partners by any other legally available means for any reason that our general partner, in its discretion, deem to be in our best interest.

Distribution Reinvestment Plan
      We currently have a distribution reinvestment plan that is designed to enable investors to have their cash distributions from us invested in additional units of our limited partnership interest during the offering period or in equity interests issued by subsequent United Development Funding programs that have substantially identical investment objectives as ours. (Section 8.15.) See “Summary of Distribution Reinvestment Plan” and the form of distribution reinvestment plan included in this prospectus as Exhibit D.
Dissolution and Termination
      We will be dissolved upon the earlier of December 31, 2026, or the first to occur of the following:

•	the decision by holders of more than 50% of the units to dissolve and terminate us;

•	the retirement, withdrawal or removal of the general partner unless within 90 days from the date of such event:

(1) the remaining general partner, if any, elects to continue our business; or

(2) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue our business;

•	the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50% of our units elect to continue our business;

•	the sale or disposition of all our interests in real property unless our general partner determines to reinvest the sale proceeds consistent with the provisions of our partnership agreement; or

•	the happening of any other event causing our dissolution under the laws of the State of Delaware. (Section 20.1.)
      In addition to the above events, our general partner may also compel our termination and dissolution, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute “prohibited transactions” under ERISA. (Section 20.1(h).) See “Investment by Tax-Exempt Entities and ERISA Considerations.”
      In the event we are dissolved, our assets will be liquidated and converted to cash. Our general partner will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by partners. Our general partner may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partner or its affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, we will be terminated. (Section 9.3.)
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
      The following is a summary of some non-tax considerations associated with an investment in our units of limited partnership interest by tax-qualified pension, stock bonus or profit sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
      We are structured in such a manner so as to be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our units of limited partnership interest, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.
      In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.
      Additionally, individuals making investment decisions with respect to Plans must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.
Minimum Distribution and Other Distribution Requirements — Plan Liquidity
      Potential Plan or IRA investors who intend to purchase units should consider the limited liquidity of an investment in our units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the units are held in an IRA or Plan and, before we sell our properties, mandatory distributions or other distributions are required to be made to the participant or beneficiary of such IRA or Plan pursuant to the Internal Revenue Code, then this would require that a distribution of the units be made in kind to such participant or beneficiary or that a rollover of such units be made to an IRA or other Plan, which may not be permissible under the terms and conditions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of units in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for our units exists or is likely to develop. See “— Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations, although there might be no market for such units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual Valuation Requirement
      Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.
      For the first two full fiscal years following the termination of the offering, the value of our units will be deemed to be $20, and no valuation or appraisal work will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the average weighted units outstanding divided into the sum of: (1) the unpaid principal balance of our performing loans, plus (2) cash balances, plus (3) appraised value of real estate owned as of the close of our fiscal year. Such estimated property values will be based upon annual valuations performed by the general partner, and no independent property appraisals will be obtained. While our general partner is required under the partnership agreement to obtain the opinion of an independent third-party stating that its estimates of value are reasonable, the unit valuations provided by our general partner may not satisfy the technical requirements imposed on Plan fiduciaries under ERISA. Similarly, the unit valuations provided by our general partner may be subject to challenge by the Internal Revenue Service if used for any tax (income, estate and gift, or otherwise) valuation purpose as an indicator of the fair market value of the units.
      We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
      There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per unit would actually be realized by limited partners upon liquidation, because these estimates do not necessarily indicate that all loans will be paid in full;

•	our limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for our units exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
      Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, any transactions between a Plan or IRA and a “parties-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code.

ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
      In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our general partner then would be deemed a fiduciary of any Plans or IRAs investing as limited partners. If this were to occur, certain contemplated transactions between our general partner and us could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our general partner as a Plan fiduciary with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets — Definition
      A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in which equity participation by “benefit plan investors” is not significant;

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission; or

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”
      The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose.
Publicly Offered Securities Exemption
      As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.
      Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. Our general partner anticipates that this requirement will be easily met; however, even if our units are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption.
      The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset

Regulation with respect to our units although there are no assurances that our units meet such requirement. For example, because certain adverse tax considerations can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code (see “Federal Income Tax Considerations — Publicly Traded Partnership Status”), additional restrictions on the transferability of our units have been incorporated into the partnership agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulation provides specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” Furthermore, the Department of Labor has expressed the written opinion that “a restriction against a transfer which is drafted to avoid reclassification of a partnership as a publicly traded partnership under sections 469(k)(2) and 7704(b) of the Code would qualify as the type of restriction contemplated by [such] regulation. . . .” Therefore, we should qualify for the freely transferable requirement and, thus, the “publicly offered securities” exemption.
Consequences of Holding Plan Assets
      In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our general partner would be treated as a fiduciary with respect to each Plan or IRA limited partner, and an investment in our units might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our units might be deemed to result in an impermissible commingling of Plan Assets with other property.
      If our general partner or its affiliates were treated as fiduciaries with respect to Plan or IRA limited partners, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA participants with the opportunity to sell their units to us or we might dissolve or terminate.
Prohibited Transactions
      Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.
      A person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our units.

Prohibited Transactions — Consequences
      ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.
Unrelated Business Taxable Income
      Any investor which is an IRA or a Plan should be aware that there is a risk that income allocable to units owned by such IRAs and Plans may be subject to federal income tax in the event that any portion of our income is deemed to be UBTI. Fiduciaries of such IRAs and Plans should carefully consider whether an investment in our units is appropriate and responsible given the likelihood that UBTI will be incurred. See the discussion of UBTI under the section entitled “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities” for a more detailed discussion.
FEDERAL INCOME TAX CONSIDERATIONS
      The following discussion is a summary of the federal income tax considerations material to an investment in our units of limited partnership interest. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.
      Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner’s particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen are cautioned to consult their own personal tax advisors before investing in our units of limited partnership interest.
      Investors should note that we do not intend to request a ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.
      Each prospective investor is urged to consult with the investor’s personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our units. Nothing in this prospectus or any other communication from the general partner, its affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to a potential investor. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.
      Pursuant to our partnership agreement, our general partner has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partner has the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partner has the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us. Although we currently intend to operate so as to be taxed as a partnership, it is possible that as a result of future legislative changes, taxation as a partnership would no longer be an advantageous tax structure for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed as a corporation or a REIT for federal income tax purposes.
      Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and the section entitled “— Investment by Qualified Plans and Other Tax-Exempt Entities.”
      We will furnish to each limited partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to partnerships. (See “— Audits” below.)
Tax Opinion

General
      We retained Morris, Manning & Martin, LLP to render an opinion concerning the material federal income tax issues relating to an investment in our units of limited partnership interest. Potential investors should be aware that the opinions of our counsel are based upon the accuracy of the facts described in this prospectus and facts represented to our counsel by our general partner. The opinions of our counsel assume further that we will be operated strictly in accordance with our partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the tax opinion of our counsel, and any alteration of the facts may adversely affect the opinions rendered.
      Furthermore, the opinions of our counsel are based upon existing law, applicable Treasury Regulations and current published administrative positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Treasury Regulations subsequent to the date of the tax opinion of our counsel are not addressed in the tax opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in our units of limited partnership interest.
      Investors should note that any statement herein or in the tax opinion of our counsel that it is “more likely than not” that a tax position would be sustained means that, in our counsel’s judgment, at least a 51.0% chance of prevailing exists if the Internal Revenue Service were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.
      Neither the tax opinion of our counsel nor this description of the tax considerations of an investment in our units of limited partnership interest will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the tax opinion will be sustained by a court if such conclusions are contested by the Internal Revenue Service. Accordingly, the tax opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is “substantial authority” for the positions we take with respect to any income tax issue.

Specific Opinions
      In reliance on certain representations and assumptions described in this prospectus and in the tax opinion of our counsel, and subject to the qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that the following material tax issues will have a favorable outcome on the merits for federal income tax purposes if challenged by the Internal Revenue Service, litigated and judicially decided:

•	we will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation; and

•	we will not be classified as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code. See “Risk Factors — Federal Income Tax Risks.”
      In addition, our counsel in its tax opinion concludes that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the Internal Revenue Service, litigated and judicially decided:

•	a limited partner’s interest in us will be treated as a passive activity;

•	partnership items of income, gain, loss, deduction and credit will be allocated among our general partner and the limited partners substantially in accordance with the allocation provisions of the partnership agreement; and

•	the activities contemplated by us will be considered activities entered into for profit.
      In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in our units of limited partnership interest.

No Opinion on Some Issues
      You should further note that our counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the Internal Revenue Service, litigated and judicially decided. These aspects include the issue of whether we will be considered to hold any or all of our loans primarily for sale to customers in the ordinary course of business.
      Potential investors should note also that the Internal Revenue Service may attempt to disallow or limit some of the tax benefits derived from an investment in us by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, our counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue that impacts at the individual or partner level and is dependent upon an individual limited partner’s tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level. Potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues that impact at the partner or individual level.
      As of the date of our counsel’s tax opinion, we have not acquired, nor have we entered into, any contracts to acquire any loans. Therefore, it is impossible at this time for our counsel to opine on the application of the federal income tax law to the specific facts that will exist when we acquire loans.
Partnership Status Generally
      The income tax results anticipated from an investment in units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (1) we would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to our partners, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income and conversion of otherwise non-taxable distributions into taxable dividends.
      Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an “eligible entity,” to elect its classification for federal income tax purposes. Under the Treasury Regulations, an “eligible entity” that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partner does not intend to request a ruling from the Internal Revenue Service as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an “eligible entity” and need not make any election to be treated as a partnership for federal income tax purposes.
      Based upon the entity classification Treasury Regulations, and Internal Revenue Service rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partner and other assumptions, our counsel has concluded that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, our counsel has also relied upon the fact that we are duly organized as a limited partnership under the laws of the State of Delaware and upon the representation by our general partner that we will be organized and operated strictly in accordance with the provisions of our partnership agreement. The principal uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the “publicly traded partnership” rules. Although we intend to operate in such a fashion so as to avoid the application of these rules, the application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed by these rules, thus subjecting us to such classification.
      The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.
Publicly Traded Partnership Status
      If we were to be classified as a “publicly traded partnership,” then (1) we would be taxable as a corporation (see “— Partnership Status Generally” above), and (2) our net income would be treated as portfolio income rather than passive income (see “— Deductibility of Losses — Limitations — Passive Loss Limitation” below).
      A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as “Section 7704 Regulations,” that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly traded partnership.
      The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partner does not believe that our units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partner has also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future. Uncertainty as to our taxation as a partnership remains, however, arising from the potential application of the “publicly traded partnership” rules. The application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed, thus subjecting us to such classification.

Section 7704 Safe Harbors
      As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the “secondary market safe harbors,” that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 10.0% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 10.0% of the total interest in a partnership’s capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.
      The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Treasury Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.
      Our partnership agreement limits unit transfers of all types to transfers of units that satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the Internal Revenue Service. Our general partner has represented that we will be operated strictly in accordance with the partnership agreement, and it has also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the Internal Revenue Service in the future.
      Based upon the representations of our general partner, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, our counsel has concluded that we will not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly traded partnership.

Qualifying Income Exemption
      Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code that provides that if 90.0% or more of our gross income for each taxable year consists of “qualifying income,” then we will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.
      Our general partner intends to operate us in a manner that should generate income that will satisfy the 90.0% qualifying income exception. See “Investment Objectives and Criteria.” Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See “— Deductibility of Losses — Limitations — Passive Loss Limitation” below.
General Principles of Partnership Taxation
      Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.
Anti-Abuse Rules
      As noted under “— General Principles of Partnership Taxation” above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Treasury Regulations set forth broad “anti-abuse” rules applicable to partnerships, however, which rules authorize the Commissioner of the Internal Revenue Service to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partner is not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.
Deductibility of Losses — Limitations
      The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

Basis Limitation
      A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner’s adjusted basis in his units has increased above zero. A limited partner’s adjusted basis in his units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner’s basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. See “— Sales of Limited Partnership Units” below.

Passive Loss Limitation
      The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of our counsel, it is more likely than not that a limited partner’s interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.
      Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.
      Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

•	first, income or gain from that activity, including gain recognized on such disposition;

•	then, income or gain for the taxable year from other passive activities; and

•	finally, non-passive income or gain.
      Treasury Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts unique to each investor, including the investor’s level of activity in our business and affairs and the investor’s other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.
      The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See “— Publicly Traded Partnership Status” above.

At Risk Limitation
      The deductibility of partnership losses is limited further by the “at risk” limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have “at risk” at the close of our fiscal year. Generally, a limited partner’s “amount at risk” will include only the amount of his cash capital contribution to us. A limited partner’s “amount at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner’s “amount at risk” is increased in those years.

Impact of the American Jobs Creation Act of 2004 and tax-exempt use property.
      On October 22, 2004, President Bush signed into law The American Jobs Creation Act of 2004 (the “Act”). Among the items included in the Act is a new rule that disallows a portion of deductions for any “tax-exempt use loss for any taxable year.” Under a literal interpretation of this new rule, it would be applicable to any partnership with one or more partners that are tax-exempt entities (e.g., foreign investors that are not otherwise subject to U.S. taxation; a federal, state or local governmental unit or instrumentality; pension funds and other tax-exempt entities). The Internal Revenue Service, however, has issued transitional relief, which provides that this new rule will not apply for tax years ending before January 1, 2005 to any partnership, like us, that holds “tax-exempt use property” solely as a result of the application of Section 168(h)(6) of the Internal Revenue Code. So long as the Internal Revenue Service continues to take this position, this new rule will not be applicable to us. If, however, the Internal Revenue Service interprets this new rule to be applicable to partnerships like us for the 2005 or any subsequent taxable year and we have one or more tax-exempt entities who are partners, then some or all of the partners may be unable to claim losses generated from our operations that they otherwise would be able to claim if no tax-exempt entities were partners.
Allocations of Profit and Loss
      Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” The terms “net income” and “net loss” are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.
      Our general partner does not intend to request a ruling from the Internal Revenue Service with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the Internal Revenue Service will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

General Rules
      Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in us determined by taking into account all facts and circumstances.
      Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as “Section 704(b) Regulations,” provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner’s interest in us.

Economic Effect — General Allocations
      The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

•	partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

•	upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

•	the partnership agreement contains a “qualified income offset” provision and the allocation in question does not cause or increase a deficit balance in a partner’s capital account at the end of our taxable year.

      Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and (2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See “Distributions and Allocations.” With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations provides that a partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for “economic effect” under the Section 704(b) Regulations. It should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

Substantiality
      Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.
      The economic effect of partnership allocations will also be presumed not to be substantial where:

•	the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

•	the net adjustments to the partners’ capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments that would have been recorded in such partners’ respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

•	the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.
      With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property’s fair market value.

Partners’ Interest
      If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners’ interests in us. The Section 704(b) Regulations provide in this regard that a partner’s interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

•	the partners’ relative contributions to us;

•	the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

•	the interests of the partners in cash flow and other nonliquidating distributions; and

•	the rights of the partners to distributions of capital upon liquidation.
      Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (3) contains a qualified income offset provision, our counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partner and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our general partner and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.
Taxable Income Without Cash Distributions
      A limited partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us.
      In the event of foreclosure on a partnership asset by a lender, the partnership would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could also give rise to taxable income to limited partners but no cash distribution with which to pay the tax.
      Our partnership agreement also provides for a “qualified income offset,” as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. We can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.
Investment by Qualified Plans and Other Tax-Exempt Entities

Unrelated Business Taxable Income
      Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity, which are collectively referred to as Exempt Organizations, considering an investment in units should be aware that it is likely that certain income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust’s ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only. See “— Investment by Charitable Remainder Trusts” below.
      If we are deemed to hold partnership loans primarily for sale to customers in the ordinary course of business, or we were deemed to own “debt-financed property,” i.e., property that is subject to “acquisition indebtedness,” as defined below, then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.
      “Acquisition indebtedness” includes:

•	indebtedness incurred in acquiring or improving property, including indebtedness incurred to fund a mortgage loan;

•	indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

•	indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.
      We anticipate we will likely incur acquisition indebtedness and will, therefore, give rise to UBTI. Exempt organizations should carefully consider the impact of the presence of UBTI on their investment performance relative to other investments that do not generate UBTI.

Minimum Distribution Requirements
      Any person who is a fiduciary of an Exempt Organization considering an investment in our units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.
      In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our loans will be repaid, sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units.
Investment by Charitable Remainder Trusts
      A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our general partner anticipates our activities will give rise to income characterized as UBTI. See “— Investment by Qualified Plans and Other Tax-Exempt Entities” above.
Depreciation
      From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 40 years.
Original Issue Discount Rules
      The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any. This may result in us recognizing more income than the amount of cash that we receive and have available for distribution.
Market Discount
      We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment that we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan. We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.
Syndication and Organizational Expenses
      A current deduction is not allowed for expenses incurred in connection with either (1) organizing UDF III or (2) syndicating interests in UDF III. Amounts that qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 60 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as selling commissions, professional fees and printing costs. The Internal Revenue Service may attempt to recharacterize certain costs and expenses that our general partner intends to amortize over 60 months as nondeductible syndication expenses.
Activities Not Engaged in For Profit
      Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit” describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

      Based upon the following factors, our counsel has concluded that it is more likely than not that the activities contemplated by us will be considered activities entered into for profit:

•	our investment objectives;

•	the representations of our general partner that we will be operated in a business-like manner in all material respects and strictly in accordance with our partnership agreement and this prospectus; and

•	the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 of the Internal Revenue Code will be made at the partnership level.
      Notwithstanding any determination made with respect to us in this regard, however, the Internal Revenue Service may apply Section 183 of the Internal Revenue Code to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 of the Internal Revenue Code on their individual situations.
Sales of Limited Partnership Units
      A limited partner investing in us may be unable to sell any of his units by reason of the nonexistence of any active trading market for the units. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor’s adjusted tax basis in his units. Assuming the investor is not a “dealer” with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor’s share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as “unrealized receivables” for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”
Dissolution and Liquidation
      Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and “inventory” as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.

Capital Gains and Losses
      Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%. Capital gains, however, are taxed at a maximum marginal rate of 15% for individuals, i.e., for gains realized with respect to capital assets held for more than 12 months. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25% rather than 15%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).
Election for Basis Adjustments
      Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partner does not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their units.
Taxation of Mortgage Loan Interest
      Mortgage loans that we invest in or purchase may sometimes permit us to participate in the appreciation in the value of the properties or in the cash flow generated by the operation of the borrowers mortgaged properties.
      The Internal Revenue Service might then seek to recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, we would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. If you are a tax-exempt member, recharacterization of a loan as an equity interest also could result in your receipt of unrelated business taxable income.
Alternative Minimum Tax
      Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income,” or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26.0%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28.0%. AMTI is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.
Penalties
      Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on the taxpayer’s return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (1) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item’s income tax treatment, and (b) there is a reasonable basis for the item’s tax treatment by the taxpayer, unless the transaction is a “reportable transaction”. The Treasury Department is authorized to define a “reportable transaction” under Section 6011 of the Internal Revenue Code and has provided guidance as to certain transactions that are “reportable transactions.” Based on our good faith projections and assumptions concerning our performance, we do not believe that we constitute a “reportable transaction.”
      In general if we were to constitute a “reportable transaction,” the 20% substantial understatement penalty would be imposed on any understatement attributable to an investment in us, even if adequately disclosed, unless the investor taxpayer were able to show that there was reasonable cause for such understatement and the taxpayer acted in good faith. In order to show good faith, the taxpayer must (1) adequately disclose the facts affecting the transaction, in accordance with regulations promulgated under Internal Revenue Code Section 6111; (2) there must be substantial authority for such treatment; and (3) the taxpayer must have reasonably believed that such treatment was, more likely than not, the proper treatment. A taxpayer will be treated as having a reasonable belief with respect to the tax treatment of an item only if such belief (1) is based on the facts existing at the time of the tax return that includes the items filed, and (2) relates solely to the taxpayer’s chance of success on the merits and does not take into account the possibility that the return will not be audited, the treatment will not be raised on audit, or the treatment will resolve through settlement.
      A taxpayer may, but is not required to, rely on the opinion of a tax advisor in establishing reasonable belief with respect to the tax treatment of the item. However, a taxpayer may not rely on the opinion of the tax advisor if the opinion is provided by a “disqualified tax advisor” or is a “disqualified opinion.” In general, a “disqualified tax advisor” is any advisor who (1) participates in the organization, management, promotion or sale of the transaction; (2) is compensated directly or indirectly by a material advisor with respect to the transaction; (3) has a fee arrangement with respect to transactions contingent on all or part of the intended tax benefits; or (4) is determined as disqualified under regulations to be promulgated. A “disqualified opinion” is one that is (1) based on unreasonable or legal or factual assumptions, (2) unreasonably relies on representations, statements, findings or agreements made by the taxpayer or other persons, (3) does not identify or consider all relevant facts or (4) fails to meet any other requirement prescribed by the Secretary of the Treasury.
      As noted above, we do not believe we constitute a “reportable transaction.” However, if we were found to be a “reportable transaction,” then because our counsel, Morris, Manning & Martin, LLP, has participated in our organization and is compensated by a material advisor in certain circumstances, Morris, Manning & Martin, LLP would be a “disqualified advisor” for these purposes and reliance on the opinions of Morris, Manning & Martin, LLP would not protect investors from potential liability for the 20% substantial understatement penalty.
      In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.
Disclosure of Reportable Transactions
      Under recent amendments to Sections 6111, 6112, 6707 and 6708 of the Internal Revenue Code, each material advisor with respect to any reportable transaction is required to file an information return with the Secretary of the Treasury in a manner and form to be prescribed by regulations that are to be issued. The penalties for failure to file are severe and include penalties of $50,000, which may be increased significantly if the reportable transaction is a “listed transaction.”
      We do not believe that we constitute or will constitute a reportable transaction, nor do we believe we constitute a listed transaction. Accordingly, we do not believe that these increased penalty provisions will apply. However, were they to do so, they could have severe adverse effect on the ability of our general partner and its affiliates to continue to operate successfully and continue to work with us.
Partnership Tax Information; Partner Tax Returns
      We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.
Audits
      The Internal Revenue Service often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive investors holding units of some or all of the tax benefits incidental to an investment in us.
      An audit of UDF III could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner’s personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner’s return could result in adjustments of other items of income and deductions not related to our operations.
      In the event of an audit of our tax return, our general partner will take primary responsibility for contesting federal income tax adjustments proposed by the Internal Revenue Service. Our general partner may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partner will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.
      You should note that in the event our general partner causes us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partner will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.
Foreign Investors as Limited Partners
      Foreign investors may purchase our units of limited partnership interest. A foreign investor who purchases units and becomes a limited partner will generally be required to file a U.S. tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay U.S. federal income tax at regular U.S. tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s units may be reduced by U.S. tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.
      Foreign investors should consult their own personal tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.
Tax Legislation and Regulatory Proposals
      Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as UDF III. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our units, or other potential changes in applicable tax laws.
State and Local Taxes
      In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties acquired through foreclosure or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

•	whether the state in which he resides will impose a tax upon his share of our taxable income;

•	whether an income tax or other return must also be filed in those states where we will own properties; and

•	whether he will be subject to state income tax withholding in states where we will own properties.
      Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.
      Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.
      Each prospective purchaser of units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in UDF III.

REPORTS TO INVESTORS
      Within 75 days after the end of each of our fiscal years, our general partner will deliver to each limited partner such information as is necessary for the preparation of their federal income tax return. Within 120 days after the end of our fiscal year, our general partner will deliver to each limited partner an annual report that includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet, a cash flow statement and a statement of changes in partners’ capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partner and its affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to our general partner and its affiliates in accordance with Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partner to advise the investors of our affairs.
      For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report will be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partner or its affiliates for services will set forth the fees paid and the services rendered. In addition, until all of the net proceeds from this offering are expended or committed, or in the discretion of our general partner used to establish a working capital reserve or returned to the limited partners, each limited partner will be furnished, within 60 days after the end of each quarter during which there are mortgage loans or placement or evaluation fees, a report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property.
      We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report sent to limited partners following the valuation process. Such estimated value will be based upon the unpaid principal balances of our loans, our cash and annual appraisals performed by our general partner and not by an independent appraiser. Our general partner is, however, required under our partnership agreement to obtain the opinion of an independent third party that its estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate investments. For the first two full fiscal years following the year in which this offering terminates, the value of the units will be deemed to be their initial purchase price of $20 per unit, and no valuation of our properties will be performed. See “Investment by Tax-Exempt Entities and ERISA Considerations — Annual Valuation Requirement.”
      Our general partner will cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports will be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

PLAN OF DISTRIBUTION
The Offering
      We are offering a maximum of 12,500,000 units of limited partnership interest to the public through select members of the NASD. The units are being offered at a price of $20 per unit on a “best efforts” basis, which means generally that our selling group members will be required to use only their best efforts to sell the units, and they have no firm commitment or obligation to purchase any of the units. We are also offering 5,000,000 units for sale pursuant to our distribution reinvestment plan at a price of $20 per unit. Therefore, a total of 17,500,000 units are being registered in this offering. The offering of our units will terminate on or before                     , 2007. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our general partner, we may elect to extend the termination date of our offering of units reserved for issuance pursuant to our distribution reinvestment plan up to                     , 2009, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration.
Compensation We Will Pay for the Sale of Our Units
      Except as provided below, our selling group members will receive selling commissions of 7.0% of the gross offering proceeds (1.0% for sales under our distribution reinvestment plan). The selling group members will also receive up to 1.0% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan, for expenses incurred in connection with due diligence review of this offering. UMTH Funding, an affiliate of our general partner, will receive an amount equal to 2.0% of the gross offering proceeds for expenses incurred in connection with marketing and administrative support for our selling group members, a portion of which may be reallowed by UMTH Funding to our selling group members for direct marketing support. The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support and the success of its sales efforts in connection with sales under our primary offering, each as compared to those of the other participating broker-dealers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Limited partners participating in our distribution reinvestment plan may designate the amount of the selling commission, up to 1.0%, and to whom it will be paid. To the extent that all or a portion of the 1.0% selling commission for sales under our distribution reinvestment plan is not designated for payment to a limited partner’s broker, the 1.0% selling commission, or balance thereof, will be retained and used by us for additional investments. See “Summary of Distribution Reinvestment Plan — Investment of Distributions.”

	Price	Selling Commissions	Marketing	Net Proceeds
	to Public	and Due Diligence Fee	Support Fee	(Before Expenses)

Primary Offering
Per Share	$20.00	$1.60	$0.40	$18.00
Total Minimum	$1,000,000	$80,000	$20,000	$900,000
Total Maximum	$250,000,000	$20,000,000	$5,000,000	$225,000,000
Distribution Reinvestment Plan
Per Share	$20.00	$0.20	$—	$19.80
Total Minimum	$—	—	$—	—
Total Maximum	$100,000,000	$1,000,000	$—	$99,000,000
      We will not pay any selling commissions in connection with the following special sales: (i) the sale of the units to one or more select dealers and their officers and employees and some of their affiliates who so request; and (ii) the sale of the units to investors whose contracts for investment advisory and related brokerage services include a fixed, assets under management or “wrap” fee feature.

      We or our affiliates may also provide non-cash incentives for registered representatives of our selling group members and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de minimus amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event, and payment or reimbursement of costs of attending training or educational meetings, provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.
      Under the rules of the NASD, total underwriting compensation, including selling commissions, marketing fees, expenses relating to sales services, bona fide due diligence expenses and any non-cash sales incentives, will not exceed 10% of our gross offering proceeds.
      Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our selling group members nor their affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our units.
      Some employees, consultants and others providing paid services to or on behalf of UMT Holdings or other affiliates of our general partner, including Messrs. Etter and Horton, are also registered representatives affiliated with certain of our selling group members. Mr. Etter is affiliated with IMS Securities, Inc. and Mr. Horton is affiliated with Williams Financial Group, both of which are NASD members. Such persons may receive compensation from IMS Securities, Inc. or Williams Financial Group for services rendered to them that are unrelated to us or this offering.
      Our general partner has agreed to indemnify the participating broker-dealers, including our selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.
      The broker-dealers participating in the offering of our units are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.
Units Purchased by Affiliates
      Our general partner and its affiliates, including their family members (including spouses, parents, grandparents, children and siblings), may purchase units offered in this offering at a discount. The purchase price for such units will be $18.00 per unit, reflecting that selling commissions and due diligence fees in the amount of $1.60 per unit and marketing support fees in the amount of $0.40 per unit will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of units at a discount. Our general partner and its affiliates will be expected to hold their units purchased at a discount for investment and not with a view towards distribution. In addition, units purchased by our general partner or its affiliates will not be entitled to vote on any matter presented to the limited partners for a vote.
Subscription Process
      If you meet our suitability standards, you may subscribe for units by completing and signing a subscription agreement, like the one included in this prospectus as Exhibit C, according to its instructions for a specific number of units and delivering a check for the full purchase price of the units. Until we sell the minimum offering of 50,000 units, checks should be made payable to “United Development Funding III, L.P. Escrow Account.” Coppermark Bank will serve as our escrow agent, but it has not approved, endorsed or passed upon the merits of an investment in our units or reviewed or endorsed any disclosures made by us in this prospectus. Following sale of the minimum offering and the admission of limited partners, checks should be made payable to us. You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

•	have received this prospectus;

•	agree to be bound by the terms of our partnership agreement;

•	meet the suitability standards described in this prospectus;

•	understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our partnership agreement;

•	are purchasing the units for your own account;

•	acknowledge that there is no public market for our units;

•	understand that, if you are investing on behalf of any entity that is tax-exempt under the Internal Revenue Code, an investment in our units may to give rise to UBTI, which is likely to result in the entity being subject to federal income tax; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.
      We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units. See “How to Subscribe.”
      Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Following the date that you receive this prospectus, we may not accept a subscription for units for the number of days required under the laws of your state of residence, which may be as many as five business days. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (Exchange Act), broker-dealers participating in the offering will submit a subscriber’s check to the escrow agent by noon of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, subscriber checks will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. Until we have received and accepted subscriptions aggregating at least $1.0 million, the proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.
      We intend to accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $1.0 million of our units and released the subscription proceeds from escrow, we expect to admit new investors at least monthly. We may, in our discretion, delay the release of funds from escrow beyond the date we receive subscriptions for the minimum offering. The escrow agent will not release your funds to us until we admit you as a limited partner. After release of the initial proceeds to us, funds received from prospective investors will be paid directly to us to hold in escrow pending our acceptance of you as an investor.
      The proceeds of this offering will be received and held in trust for the benefit of purchasers of units to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Minimum Offering
      Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $1.0 million have been received and accepted by us, which we refer to as the minimum offering. Any units purchased by our general partner or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before                     , 2006 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.
      If the minimum offering has not been received and accepted by                     , 2006 (one year after the date of this prospectus), our escrow agent will promptly notify us, this offering will be terminated and your funds (including interest if such funds have been held for more than 35 days) will be returned to you within ten days after the date of such termination. In the event that a subscriber has failed to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers entitled thereto on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, less any administrative fees charged by our escrow agent.
Units Held by Assignment
      Where a bank, broker, custodian or other fiduciary holds units as assignor or nominee for persons who invest in us, such fiduciary will be granted the same rights as if they were limited partners, except as prohibited by law. The NASAA Guidelines require the assignment agreement between the assignor and the assignees to provide that the assignor’s management has fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the possession or control of the assignor’s management. Further, the assignor’s management must not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement must not permit the assignees to contract away the fiduciary duty owed to the assignees by the assignor’s management under the common law of agency.
Investments by IRAs and Qualified Plans
      If an investor elects to invest in our units through an IRA, such investor may designate an IRA custodian. Further information as to custodial services is available through your broker.
      We may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any of their registered representatives in their individual capacities without commission resulting in a purchase price of 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of units. See “Federal Income Tax Considerations — Investment by Qualified Plans and Other Tax-Exempt Entities.”

Volume Discounts
      In connection with sales of certain minimum numbers of units to a “purchaser,” as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. Any such reduction will be credited by reducing the purchase price per unit payable by the investor. The following table illustrates the various discount levels available:

		Commissions on Sales
		per Incremental Unit
	Purchase Price per
Number of Units Purchased	Incremental Unit	Percentage	Amount

1 to 50,000	$20.00	7.0%	$1.40
50,001 to 100,000	19.60	5.0	1.00
100,001 and over	19.20	3.0	0.60
      For example, if an investor purchases 600,000 units, he or she would pay (1) $1.0 million for the first 50,000 units ($20.00 per unit), (2) $980,000 for the next 50,000 units ($19.60 per unit), and (3) $9.6 million for the remaining 500,000 units ($19.20 per unit). Accordingly, he or she could pay as little as $11,580,000 (approximately $19.30 per unit) rather than $12.0 million for the units, in which event the commission on the sale of such units would be $420,000 (approximately $0.70 per unit) and, after payment of the marketing support fee of $240,000 ($0.40 per unit), we would receive net proceeds of $11,340,000 ($18.90 per unit). The net proceeds to us will not be affected by volume discounts.
      Because all investors will be deemed to have contributed the same amount per unit to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.
      Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $20 per unit. The sales price for all such units will also be deemed to be $20 per unit for the purposes of determining whether we have sold units equal to the minimum offering.
      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by our general partner that all of such subscriptions were made by a single “purchaser.”
      For the purposes of volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.
      Notwithstanding the above, in connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partner or its affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for units. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.
      California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the units to different purchasers of the same offering;

•	all purchasers of the units must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of units that are part of the offering;

•	the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.
HOW TO SUBSCRIBE
      Investors who meet the applicable suitability standards and minimum purchase requirements as described in the section of this prospectus captioned “Suitability Standards” may purchase units of our limited partnership interests. See “Suitability Standards” for a description of the minimum purchase requirements. If you want to purchase our units, you must proceed as follows:

(1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit C.

(3)	Deliver the completed subscription agreement with a check for the full purchase price of the units being subscribed for, payable to “United Development Funding III, L.P. Escrow Account” to United Development Funding III, L.P., 1702 N. Collins Blvd., Suite 100, Richardson, Texas, 75080.

(4)	After we sell the initial 50,000 units, your check should be made payable to “United Development Funding III, L.P.” Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription.

(5)	By executing the subscription agreement and paying the full purchase price for the units subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.
SUPPLEMENTAL SALES MATERIAL
      In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	reprints of articles about us or the real estate industry generally;

•	fact sheets describing the general nature of our business and our investment objectives;

•	slide presentations and studies of the prior performance of entities managed by our general partner and its affiliates;

•	broker updates;

•	computer presentations;

•	web site material;

•	electronic media presentations;

•	audio cassette presentations;

•	video presentations;

•	cd-rom presentations;

•	seminars and seminar advertisements and invitations; and

•	scripts for telephonic marketing.
      All of the foregoing material will be prepared by our general partner or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
      The offering of units is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.
LEGAL MATTERS
      The legality of the units being offered hereby has been passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in us. Morris, Manning & Martin, LLP has represented our general partner, as well as affiliates of our general partner, in other matters and may continue to do so in the future.

EXPERTS
      The financial statements of UDF III, as of June 30, 2005 and for the period from June 13, 2005 (Inception) through June 30, 2005, and UMTHLD, as of December 31, 2004 and for the year then ended, included in this prospectus have been so included in reliance on the audit reports of Whitley Penn, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ADDITIONAL INFORMATION
      We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees required by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

REPORT OF INDEPENDENT AUDITORS
To the Partners of
United Development Funding III, L.P.
      We have audited the accompanying balance sheet of United Development Funding III, L.P. as of June 30, 2005, and the related statement of changes in partners’ capital for the period from June 13, 2005 (Inception) through June 30, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Development Funding III, L.P. as of June 30, 2005, and the changes in partners’ capital for the period from June 13, 2005 (Inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn
Dallas, Texas
August 1, 2005

UNITED DEVELOPMENT FUNDING III, L.P.
BALANCE SHEET
June 30, 2005

ASSETS
Partnership interests subscription receivable	$1,000

Total assets	$1,000

PARTNERS’ CAPITAL
General partner’s capital	$100
Limited partner’s capital	900

Total partners’ capital	$1,000

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
June 13, 2005 (Inception) through June 30, 2005

	General	Limited	Total
	Partner’s	Partner’s	Partners’
	Capital	Capital	Capital

Balance at June 13, 2005 (Inception)	$—	$—	$—
Partnership interests subscription at Inception	100	900	1,000

Balance at June 30, 2005	$100	$900	$1,000

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS
June 30, 2005

A.	Nature of Business
      United Development Funding III, L.P. (the “Partnership”) was organized on June 13, 2005 as a Delaware limited partnership. The principal purpose of the Partnership is to originate, acquire, service and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancement to borrowers (i.e., guarantees or letters of credit). The Partnership’s offices are located in Richardson, Texas.

B.	Summary of Significant Accounting Policies
      A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting
      The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Income Taxes
      The Partnership is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of partnership interests subscription receivables approximates their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Impact of Recently Issued Accounting Standards
      In December 2003 the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46R”) which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R will not affect the Company’s financial statements.
      In December 2004 the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and supersedes Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Partnership will be dependent on the number of options granted and the fair value of those options. The Partnership had no options outstanding at June 30, 2005. For the Partnership FASB 123R will be effective in 2006.

C.	Partners’ Capital
      UMTH Land Development, L.P., is the general partner of the Partnership and has subscribed a partnership interest of $100. The initial limited partner has subscribed a partnership interest of $900 and agreed that such initial partnership interest shall automatically be redeemed for $900 upon the admission of any additional limited partners to the Partnership through a public offering.

REPORT OF INDEPENDENT AUDITORS
To the Partners of
UMTH Land Development, L.P.
      We have audited the accompanying balance sheet of UMTH Land Development, L.P. as of December 31, 2004, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UMTH Land Development, L.P. as of December 31, 2004, and the results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Whitley Penn
Dallas, Texas
April 13, 2005

UMTH LAND DEVELOPMENT, L.P.
BALANCE SHEET

December 31, 2004

ASSETS
Cash and cash equivalents	$120,194
Accounts receivable	185,694
Accounts receivable — related parties	2,243,689
Profit interest receivable — related parties	1,131,202
Property and equipment, net of accumulated depreciation of $2,574	12,493

Total assets	$3,693,272

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	$10,331
Partners’ capital	3,682,941

Total liabilities and partners’ capital	$3,693,272

See accompanying notes to financial statements.

UMTH LAND DEVELOPMENT, L.P.
STATEMENT OF OPERATIONS

Year Ended
December 31, 2004

Revenues:
Transaction service fees	$1,321,065
Asset management fees from related parties	637,153
Profit interest in related parties	1,635,546

Total revenues	3,593,764
General and administrative expenses	302,548

Net income	$3,291,216

See accompanying notes to financial statements.

UMTH LAND DEVELOPMENT, L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
Year Ended December 31, 2004

	General	Limited	Total
	Partner’s	Partner’s	Partners’
	Capital	Capital	Capital

Balance at December 31, 2003	$392	$391,333	$391,725
Net income	3,291	3,287,925	3,291,216

Balance at December 31, 2004	$3,683	$3,679,258	$3,682,941

See accompanying notes to financial statements.

UMTH LAND DEVELOPMENT, L.P.
STATEMENT OF CASH FLOWS

Year Ended
December 31, 2004

Operating Activities
Net income	$3,291,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,574
Changes in assets and liabilities:
Accounts receivable	(115,471)
Accounts receivable — related parties	(1,922,633)
Profit interest receivable — related parties	(1,131,202)
Accounts payable and accrued liabilities	10,331

Net cash provided by operating activities	134,815
Investing Activities
Purchases of property and equipment	(15,067)

Net cash used in investing activities	(15,067)

Net increase in cash and cash equivalents	119,748
Cash and cash equivalents at beginning of year	446

Cash and cash equivalents at end of year	$120,194

See accompanying notes to financial statements.

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS
June 30, 2005

A.	Nature of Business
      UMTH Land Development, L.P. (the “Partnership”) is a Delaware limited partnership formed March 14, 2003 (Inception) and began operations July 1, 2003. The Partnership is a wholly owned subsidiary of UMT Holdings, L.P (“UMTH”). The Partnership provides asset management services for two funds, United Development Funding, L.P. (“UDF I”) and United Development Funding II, L. P. (“UDF II”). As asset manager, the Partnership identifies single-family residential development loans, credit enhancements and equity investments, underwrites and negotiates the acquisition and disposal of such loans and investments, and oversees the performance of such loans and investments. The Partnership derives substantial revenues from asset management fees from UDF I and UDF II. The Partnership also has a 50.0% profit interest in UDF I and UDF II. The Partnership’s corporate offices are located in Dallas, Texas.

B.	Summary of Significant Accounting Policies
      A summary of the Partnership’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting
      The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents
      The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2004, the Partnership had no such investments included in cash and cash equivalents.

Investment in Related Parties
      The Partnership has a 50.0% profit interest in UDF I, a Nevada limited partnership, and UDF II, a Nevada limited partnership. The operations of UDF I and UDF II principally include loaning funds for the acquisition and development of real estate. Distributions from UDF I and UDF II are to be made quarterly based on the prior quarter’s earnings. One hundred percent of earnings are to be distributed to the capital limited partners, which originally contributed capital (49.9% of units’ interest), the profit interest limited partners (50.0% of units’ interest), and the general partner (0.1% of units’ interest). Earnings will be distributed first to capital limited partners equal to a 12% per annum cumulative return. Second, if available, an equal amount will be distributed to the profit interest partners and then any remaining earnings will be split proportionately between the capital limited partners and the profit interest limited partners. The Partnership has no contingent liability exposure related to UDF I’s and UDF II’s activities as the Partnership is only a limited partner and no guarantees have been provided by the Partnership.

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Property and Equipment
      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The expected useful lives are dependent on the type of asset being capitalized and range from three to ten years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying statement of operations of the respective period.

Revenue Recognition
      Transaction service fees and asset management fess are recognized as services are completed and collectibility is deemed probable. The partnership recognizes its portion of UDF I’s and UDF II’s earnings for its profit interest on an accrual basis, as collectibility is deemed probable.

Income Taxes
      The Partnership is organized as a limited partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the partners rather than at the partnership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Fair Value of Financial Instruments
      In accordance with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Partnership calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, accounts receivable, accounts receivable — related parties, accounts payable and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Impact of Recently Issued Accounting Standards
      In December 2003 the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, (“FIN 46R”) which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the consolidated balance sheet and any previously recognized interest being recognized as the cumulative effect of a change in accounting principle. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and noncontrolling interest of the VIE. The Partnership owns no interests in variable interest entities; therefore, FIN 46R will not affect the Company’s financial statements.
      In December 2004 the FASB issued SFAS 123R, Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock Based Compensation, and supersedes Accounting Principles Board

UNITED DEVELOPMENT FUNDING III, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(“APB”) Opinion 25, Accounting for Stock Issued to Employees. SFAS 123R focuses primarily on share-based payments for employee services, requiring these payments to be recorded using a fair-value-based method. The use of APB 25’s intrinsic value method of accounting for employee stock options has been eliminated. As a result, the fair value of stock options granted to employees in the future will be required to be expensed. The impact on the results of operations of the Partnership will be dependent on the number of options granted and the fair value of those options. The Partnership had no options outstanding at December 31, 2004. For the Partnership FASB 123R will be effective in 2006.

C.	Concentrations of Credit Risk
      The Partnership maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2004, the Partnership had approximately $20,000 in uninsured deposits. The Partnership has not experienced any losses related to amounts in excess of FDIC limits.

D.	Related Parties
      As of December 31, 2004, the Partnership had accounts receivable from UDF I and UMTH, both related parties, totaling approximately $2,244,000.
      As of December 31, 2004, the Partnership had profit interest receivable from UDF I and UDF II, both related parties, totaling approximately $1,131,000.
      During 2004 the Company had revenues of approximately $637,000 and $1,636,000 for asset management and profit interest, respectively, from UDF I and UDF II, both related parties.

E.	Partners’ Capital
      UMTH holds a 99.9% interest in the Partnership as a limited partner. The general partner, UMT Services, Inc., holds the remaining 0.1% interest.

F.	Subsequent Event
      On March 31, 2005, the Partnership declared a dividend to UMTH and relieved the receivable from UMTH in the amount of approximately $2,010,000. This amount was included in accounts receivable — related parties at December 31, 2004, in the accompanying balance sheet.

UMTH Land Development, L.P.
Balance Sheet
June 30, 2005
(Unaudited)

June 30, 2005

ASSETS
Cash and cash equivalents	$139,140
Other assets — prepaids	44,400
Accounts receivable — related parties	283,928
Profit interest receivable — related parties	1,646,673
Property and equipment, net	18,371

Total assets	$2,132,512

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	$20,490
Partners’ capital	2,112,022

Total liabilities and partners’ capital	$2,132,512

UMTH Land Development, L.P.
Income Statement
January 1, 2005 through June 30, 2005
(Unaudited)

January 1, 2005
through
June 30, 2005

Revenues
Transaction service fees	$834,796
Asset management fees from related parties	599,871
Profit interest in related parties	1,407,078

Total revenues	2,841,745
General and administrative expenses	345,131

Net income	$2,496,614

EXHIBIT A
PRIOR PERFORMANCE TABLES
      The following Prior Performance Tables (Tables) provide information relating to real estate programs sponsored by our general partner, UMTH Land Development, L.P. (UMTHLD), and its affiliates (Prior Real Estate Programs), all of which have investment objectives similar to ours. See the section of this prospectus captioned “Investment Objectives and Criteria.”
      Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.
      Investors in this offering will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.
      Our general partner, UMTHLD, is responsible for the acquisition and maintenance of the mortgage loans. UMT Holdings, L.P. (UMT Holdings) is the sole limited partner of UMTHLD and UMT Services, Inc. (UMT Services) serves as its general partner. Six of the seven partners of UMT Holdings and all of the owners, directors and officers of UMT Services, have served as sponsors, officers, directors or advisors to three Prior Real Estate Programs over the last ten years.
      The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which our affiliates, officers and managers of our general partner were ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate and real estate finance industries and other factors contribute significantly to financial results.
      The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (as a percentage of investment)
Table II	—	Compensation to Sponsor (in dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table V	—	Sales or Disposals of Property
      Table IV — Results of Completed Programs has been omitted because no real estate program sponsored by our affiliates has completed operations in the most recent five years.
      Additional information relating to the acquisition of mortgage loans and equity investments by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission and of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.
      The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its investment or purchase of a mortgage loan, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of a mortgage loan by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“UDF I” refers to United Development Funding, L.P.

“UDF II” refers to United Development Funding II, L.P.

“UMT” refers to United Mortgage Trust.

“Underwriting Fees” include selling commissions and marketing support fees paid to broker-dealers for services provided by the broker-dealers during the offering.
Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS
      This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since March 5, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of March 31, 2005.

	UMT		UDF I		UDF II
	(Public Offering)		(Private Placement)		(Private Placement)

Dollar amount offered	$160,312,000	(1)	$10,000,000		$25,000,000
Dollar amount raised	154,395,460	(2)	9,939,321	(2)	5,183,074	(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	13,028,665	(3)	66,692		422,354
Organizational expenses	550,000		41,628		50,000
Marketing and offering expenses	1,904,130	(4)	—		—
Reserve for operations	—		—		—
Percent available for investment	89.97%		97.89%		90.89%
Acquisition costs:
Prepaid items and fees related to purchase of property	—		—		—
Cash down payment	—		—		—
Acquisition fees	3,863,945	(5)	—		—
Loan costs	—		—		—
Proceeds from mortgage financing	—		—		—
Total acquisition costs	3,863,945		—		—
Percent leveraged	11.3	%(6)	73	%(7)	73	%(7)
Date offering began	3/5/1997		3/6/2003		8/6/2004
Length of offering in months	93	(8)	22		8	(9)
Months to invest 90 percent of amount available for (measured from offering date)	1		1		1

(1)	UMT’s initial public offering was for $50.0 million commencing March 5, 1997. UMT’s second public offering was for $100.0 million commencing June 4, 2001. UMT continues to offer shares through its dividend reinvestment plan; the amount reflects the total amount of offered shares inclusive of the dividend reinvestment plan.

(2)	Amount raised through March 31, 2005.

(3)	Selling commissions and due diligence and marketing fees paid to broker dealers.

(4)	Wholesaling and marketing fees paid to UMT Advisors, Inc.

(5)	Loan Acquisition fees paid to Mortgage Trust Advisors, Inc. and its successor, UMT Advisors, Inc.

(6)	UMT has a $15.0 million line of credit that it uses to purchase loans. Amounts of leverage range from 0% to 11.3%. Percent leveraged assumes full deployment of UMT’s line of credit.

(7)	UDF has lines of credit totaling $40.0 million which it used to fund loans and equity investments. Amounts of leverage range from 0% to 73%. Percent leveraged assumes full deployment of all lines of credit.

(8)	UMT completed its second of two public offerings in October 2003; it continues to offer shares pursuant to its dividend reinvestment plan.

(9)	Reflects length of offering through March 31, 2005. UDF II securities remain open for sale to investors until the earlier of (a) the receipt of $25.0 million in subscriptions or (b) August 5, 2006.
Prior performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR
      The following sets forth the compensation received by UMTHLD and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since March 5, 1997. All of the Prior Real Estate Programs in this table are continuing operations. Each of the Prior Real Estate Programs for which information is presented below has similar or investment objectives similar or identical to ours. All figures are as of March 31, 2005.

	UMT		UDF I		UDF II

Date offering commenced	3/5/1997		3/6/2003		8/6/2004
Dollar amount raised	$154,395,460		$10,021,321		$5,182,199
Amount paid to sponsor from proceeds of offering:
Wholesaling and marketing fees	1,904,130		—		—
Acquisition fees:
Real estate commissions	—		—		—
Advisory fees	3,863,945		—		—
Total amount paid to sponsor	5,768,075		—		—
Dollar amount of cash generated (used in) operations before deducting payments to sponsor	40,550,053	(1)	10,845,957	(1)	376,656	(1)
Amount paid to sponsor from operations:
Loan servicing fees	973,921		0		0
Trust advisory or partnership management fees	1,810,009	(2)	958,634	(3)	55,896	(3)
Reimbursements	—		—		—
Leasing commissions	—		—		—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—
Other	—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—
Financing fees	—		100,000		—

(1)	Reflects cash generated from operations before deducting payment to sponsor from inception of program through March 31, 2005.

(2)	For the period from March 1997 through December 2000, the advisor contributed the amount in excess of fees earned to fund the trust administrative expenses. For the period from January 1, 2001 through March 31, 2005, the amount reflects the trust advisory fees paid net of the trust administrative expenses paid by the advisor. The total trust advisory fees paid were $2,815,000, less the trust administrative expenses paid by the advisor, totaling $1,005,000.

(3)	Reflects fees paid through March 31, 2005.
Prior performance is not necessarily indicative of future performance.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
      The following sets forth the operating results of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1996. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours.
UNITED MORTGAGE TRUST

	1996	1997	1998	1999	2000

Gross revenue	$859	$172,027	$1,131,154	$2,502,504	$3,809,679
Less:
Operating expenses	47,564	(36,376)	67,785	336,782	518,028
Interest expense	—	7,804	43,577	357,702	562,749
Depreciation and amortization	299	999	3,257	520	520

Net income — GAAP basis	(47,004)	199,600	1,016,535	1,807,500	2,728,382

Taxable income:
from operations	(46,816)	145,419	963,107	1,891,642	2,905,175
from gain on sale	—	—	—	—	—
Cash generated from operations	(46,705)	200,599	1,019,792	1,808,020	2,728,902
Cash generated from sales	—	—	—	—	—
Cash generated from financing/refinancing	200,000	3,444,989	9,512,292	8,076,896	12,501,409

Total cash generated from operations, sales and financing/refinancing	153,295	3,645,588	10,532,084	9,884,916	15,230,311

Less: Cash distributions to investors:
from operating cash flow	—	140,659	958,805	1,808,020	2,728,902
from sales and financing/refinancing	—	—	—	16,894	228,591
Cash generated (deficiency) after cash distributions and special items	153,295	3,504,929	9,573,279	8,060,002	12,272,818

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—	—	—	—
Contributions from common stockholders	200,000	3,444,989	9,512,292	8,076,896	12,501,499
Contributions from note holders	—	—	—	—	—
Payment of interest on loan	—	7,804	43,577	357,702	562,749
Acquisition of land and buildings	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(46,705)	52,136	17,410	(374,596)	(791,430)

Tax and Distribution Data Per $1,000 Invested Federal income tax results: Ordinary income (loss):
from operations	(234)	97	100	99	96
from recapture	—	—	—	—	—
Capital gain (loss)
Cash Distributions to Investors:
Source (on GAAP basis):
from investment income	—	140,659	958,805	1,808,020	2,728,902
from return of capital	—	—	—	16,894	228,591

Total distributions on GAAP basis	—	140,659	958,805	1,824,914	2,957,493

Source (on cash basis):
from operations	—	140,659	958,805	1,808,020	2,728,902
from sales	—	—	—	—	—
from refinancing	—	—	—	16,894	228,591

Total distributions on cash basis	—	140,659	958,805	1,824,914	2,957,493

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	96%	91%	80%	80%
Prior performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED)(CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED MORTGAGE TRUST — (Continued)

					Through
	2001	2002	2003	2004	March 31, 2005	Total

Gross revenue	$5,679,657	$8,277,742	$12,076,341	$13,889,448	$3,542,742	$51,082,153
Less:
Operating expenses	445,055	804,506	3,292,723	4,222,668	1,817,759	11,516,494
Interest expense	430,790	78,203	146,196	179,609	23,985	1,830,615
Depreciation and amortization	18,979	19,134	48,303	21,163	886	114,060

Net income — GAAP basis	4,784,833	7,375,899	8,589,119	9,466,008	1,700,112	37,620,984

Taxable income:
from operations	4,776,785	7,378,668	9,322,524	10,023,800	NA	37,368,304
from gain on sale	—	—	—	—	—	—
Cash generated from operations	4,803,812	7,395,033	8,637,422	9,487,171	1,700,998	37,735,044
Cash generated from sales	—	—	—	—	—	—
Cash generated from financing/refinancing	24,824,912	28,574,571	44,266,530	4,212,636	935,557	136,549,792

Total cash generated from operations, sales and financing/refinancing	29,628,724	35,969,604	52,903,952	13,699,807	2,636,555	174,284,836

Less: Cash distributions to investors:
from operating cash flow	4,803,812	7,395,023	8,637,422	9,487,171	1,700,998	37,660,812
from sales and financing/refinancing	124,527	510,567	1,880,293	2,796,847	1,106,605	6,664,324

Cash generated (deficiency) after cash distributions and special items	24,700,385	28,064,014	42,386,237	1,415,789	(171,048)	129,959,700

Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—	—	—	—	—
Contributions from common stockholders	24,824,912	28,574,571	44,266,530	4,212,636	935,557	136,549,882
Contributions from note holders	—	—	—	—	—	—
Payment of interest on loan	430,790	78,203	146,196	179,609	23,985	1,830,615
Acquisition of land and buildings	—	—	—	—	—	—
Amortization of principal on loans	—	—	—	—	—	—
Other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(555,317)	(588,760)	(2,026,489)	(2,976,456)	(1,130,590)	(8,420,797)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results: Ordinary income (loss):
from operations	90	90	80	71	—	—
from recapture	—	—	—	—	—	—
Capital gain (loss)
Cash Distributions to Investors:
Source (on GAAP basis):
from investment income	4,803,812	7,395,023	8,637,422	9,487,171	1,700,998	37,660,812
from return of capital	124,527	510,567	1,880,293	2,796,847	1,106,605	6,664,324

Total distributions on GAAP basis	4,928,339	7,905,590	10,517,715	12,284,018	2,807,603	44,325,136

Source (on cash basis):
from operations	4,803,812	7,395,023	8,637,422	9,487,171	1,700,998	37,660,812
from refinancing	124,527	510,567	1,880,293	2,796,841	1,106,605	6,664,324
from sales	—	—	—	—	—	—

Total distributions on cash basis	4,928,334	7,905,590	10,517,715	12,284,018	2,807,603	44,325,136

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table(1)	0%	0%	0%	0%	0%	0%

(1)	UMT distributed in excess of earnings for the period from September 30, 1997 through March 31, 2005.
Prior performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED)(CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING, L.P.

		Through
	2004	March 31, 2005

Gross Revenue	$7,429,346	$2,788,445
Less:
Operating expenses	(1,224,805)	(294,345)
Interest expense	(2,934,102)	(1,205,222)
Depreciation and amortization	(2,040)	(15,491)

Net Income — GAAP basis	3,268,399	1,273,387

Taxable Income:
from operations	3,897,873	—
Cash generated from operations	3,859,008	114,788
Cash used for investing activities	(42,325,873)	(10,831,609)
Cash generated from financing/refinancing:
Limited partner contribution	9,726,743	2,930,000
Third-party debt	29,070,453	9,115,576

Total cash generated from operations, sales and financing/refinancing	330,330	1,328,755
Less: Cash distributions to investors:
from operating cash flow	(719,971)	(312,928)

Cash generated (deficiency) after cash distributions and special items	(389,640)	1,015,827
Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—
Contributions from limited partners	9,726,743	2,930,000
Contributions from note holders	—	—
Payment of interest on loan	2,246,419	1,658,139
Acquisition of land and buildings	—	—
Amortization of principal on loans	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	(12,362,802)	(3,572,312)
Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	274	—
Capital gain (loss)	—	—
Cash Distributions to Investors	51	12
Source (on GAAP basis):
from interest income	—	—
Total distributions on GAAP basis	—	—
Source on cash basis:
from operations	—	—
Total distributions on cash basis	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0%	0%
Prior performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED)(CONTINUED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
UNITED DEVELOPMENT FUNDING II, L.P.

		Through
	2004	March 31, 2005

Gross Revenue	$106,656	$270,000
Less:
Operating expenses	(5,607)	(1,374)
Interest expense	—	—
Depreciation and amortization	—	(5,000)

Net Income — GAAP basis	101,049	263,626

Taxable Income:
from operations	123,247	—
Cash generated from operations	101,109	263,566
Cash used for investing activities	(1,877,656)	(3,093,000)
Cash generated from financing/refinancing:
Limited partner contribution	2,334,607	2,797,624
Third-party debt	(268,317)	(229,577)

Total cash generated from operations, sales and financing/refinancing	289,743	(261,387)
Less: Cash distributions to investors:
from operating cash flow	—	(25,509)

Cash generated (deficiency) after cash distributions and special items	289,743	(286,896)
Less: Special items (not including sales and financing/refinancing):
Contributions from preferred stockholders	—	—
Contributions from limited partners	2,334,607	2,797,624
Contributions from note holders	—	—
Payment of interest on loan	—	—
Acquisition of land and buildings	—	—
Amortization of principal on loans	—	—
Other	—	—
Cash generated (deficiency) after cash distributions and special items	(2,044,864)	(3,084,521)
Tax and Distributions Data Per $1000 Invested
Federal income tax results: Ordinary income (loss):
from operations	42	—
Capital gain (loss)	—	—
Cash Distributions to Investors	—	1
Source (on GAAP basis):
from interest income
Total distributions on GAAP basis Source on cash basis:
from operations
Total distributions on cash basis
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table
Prior performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED)
SALES OR DISPOSALS OF PROPERTY
      The following table presents summary information on the results of the repayment of loans and equity investments since January 1, 1996 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through March 31, 2005.
United Mortgage Trust

	1996	1997	1998	1999	2000

Long-term loans purchased	27,834	2,604,360	8,344,441	12,084,748	12,122,682
Long-term loans paid off	—	6,538	223,063	1,746,963	961,062
Short-term loans purchased	—	877,275	6,755,077	8,449,544	11,871,385
Short-term loans paid off	—	—	4,347,329	7,534,936	9,588,806
Land development loans purchased	—	—	—	—	—
Land development loans paid off	—	—	—	—	—

					January 1 —
	2001	2002	2003	2004	March 31, 2005	Total

	(Unaudited)
Long-term loans purchased	9,167,898	3,849,140	1,364,900	2,769,918	516,973	52,852,894
Long-term loans paid off	2,906,477	4,563,908	5,314,398	15,500,432	7,913,304	39,136,145
Short-term loans purchased	24,227,491	63,724,041	99,815,148	77,448,687	13,488,425	306,657,073
Short-term loans paid off	13,150,704	32,117,618	76,240,927	74,032,123	19,204,189	236,216,632
Land development loans purchased	—	—	7,706,150	55,666,652	10,165,100	73,537,902
Land development loans paid off	—	—	1,677,122	33,038,507	9,400,000	44,115,629
Prior performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (CONTINUED)
SALES OR DISPOSALS OF PROPERTY
      The following presents summary information on the results of the repayment of loans and equity investments since June 2003 (the inception of UDF I) by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through March 31, 2005.
United Development Funding, L.P. and United Development Funding II, L.P.

				Original Loan	Amount of Loan
		Date of		and Funds	Repaid and Interest	Interest Earned
	Date	Final		Advanced Net	Earned or Equity	and/or Profit
Loans or Equity Investment	Funded	Repayment	Cash Received	of Interest	and Profit Returned	Participation

Centurion American Custom Homes, Inc.	7/3/2005	2/4/2005	$289,672	$263,711	$289,672	$25,961
Centurion American Custom Homes, Inc.	8/3/2005	2/4/2005	145,253	137,200	145,253	8,053
COR Investments, Inc.	9/3/2005	5/4/2005	126,480	113,843	126,480	12,637
Cottonwood Valley Partners, L.P.	9/3/2005	5/4/2005	285,547	205,959	285,547	79,588
Sendera Ranch, LTD	9/3/2005	5/4/2005	247,534	200,502	247,534	47,032
Ellis County TPR Development, LP	10/3/2005	3/5/2005	736,814	469,549	737,285	267,736
Arete Real Estate & Development Co.	10/3/2005	12/3/2005	1,677,122	1,677,122	1,677,122	—	(1)
EastChase Villas LTD	10/3/2005	3/4/2005	680,989	633,500	680,989	47,489
15th Street Village, LP	11/3/2005	12/4/2005	562,193	368,101	562,193	194,092
Llano Development Company,	12/3/2005	1/4/2005	746,007	736,469	746,007	9,538
Llano Development Company,	1/4/2005	10/4/2005	6,437,594	5,779,438	6,437,594	658,156
Centurion American Custom Homes, Inc.	3/4/2005	2/5/2005	6,670,543	6,258,005	6,670,543	412,538
Centurion Acquisitions, L.P.	4/4/2005	3/5/2005	844,306	664,763	844,306	179,544
Terrell Mesa Homes, LP	4/4/2005	3/5/2005	209,363	133,876	209,363	75,487
Cottonwood Valley Partners, L.P.	5/4/2005	3/5/2005	1,036,172	879,363	1,020,867	141,504
Shale-114, L.P.	6/4/2005	3/5/2005	2,170,830	1,516,597	2,170,830	654,234
501 Maple Ridge, LTD	9/4/2005	1/5/2005	8,148,511	7,021,515	7,903,931	882,416
Centurion Acquisitions, L.P.	11/4/2005	12/4/2005	2,280,000	2,280,000	2,280,000	—	(2)
Downtown Vista Development Co, LP	2/5/2005	3/5/2005	391,970	387,500	391,970	4,470

TOTAL			$33,686,900	$29,727,012	$33,427,486	$3,700,474

(1)	Letter of Credit.

(2)	Loan repaid in four days.
Prior performance is not necessarily indicative of future performance.

FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF
UNITED DEVELOPMENT FUNDING III, L.P.
      THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the                     day of                     , 2005, by and between, UMTH Land Development, L.P., a Delaware partnership, as the General Partner, and Todd Etter, a Texas resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.
      WHEREAS, on June 13, 2005, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware, pursuant to which the General Partner and the Initial Limited Partner formed a limited partnership named “United Development Funding III, L.P.” (the “Partnership”) under the Delaware Revised Uniform Limited Partnership Act; and
      WHEREAS, the parties hereto desire to enter into this Agreement of Limited Partnership.
      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:
ARTICLE I
FORMATION
      The General Partner has executed and filed a Certificate of Limited Partnership on June 13, 2005, with the Secretary of State of the State of Delaware, pursuant to which the parties hereto have formed the Partnership.
ARTICLE II
NAME
      The business of the Partnership shall be conducted under the name of “United Development Funding III, L.P.” or such other name as the General Partner shall hereafter designate in their discretion from time to time.
ARTICLE III
DEFINITIONS
      3.1     “Acquisition and Origination Expenses” shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not funded.
      3.2     “Acquisition and Origination Fees” shall mean the fees payable to the General Partner or its Affiliate for performing acquisition and origination services in connection with making or investing in Partnership mortgage loans (or the fractional portion of any such fees that are attributable to a loan in which the Partnership obtains a participation interest). Included in the computation of such fees shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers, or any fee of a similar nature, however designated.
      3.3     “Act” shall mean the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended.
      3.4     “Additional Limited Partners” shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.
      3.5     “Affiliate” shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.
      3.6     “Aggregate Assets Value” shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Partnership is obtaining independent estimated Unit valuations pursuant to Section 15.2(f), “Aggregate Assets Value” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the aggregate valuation of such assets established by or in connection with the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.
      3.7     “Agreement” shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.
      3.8     “Assignee” shall mean a Person who has acquired a Limited Partner’s beneficial interest in one or more Units and has not become a substituted Limited Partner.
      3.9     “Capital Account” shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.
      3.10     “Capital Contribution” shall mean, in the case of the General Partner, the aggregate amount of cash contributed by the General Partner to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to twenty dollars ($20) multiplied by the number of Units purchased by such Limited Partner.
      3.11     “Capital Transaction” shall mean a transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage. The dissolution (and resulting sale of assets in liquidation of the Partnership’s assets) shall not be a Capital Transaction.
      3.12     “Carried Interest” shall mean an equity interest of the General Partner in the Partnership to participate in all distributions of Cash Available for Distribution pursuant to Sections 9.1(a) and 9.2(a) and Net Proceeds from a Capital Transaction distributable under Section 9.3(c)(i). The General Partner will be entitled to a Carried Interest equal to (a) 1% for the first 2.5% of Investments in Mortgages above 82% of the gross Offering proceeds (i.e., Capital Contributions before deduction of Front End Fees), (b) 1% for the next 2% of additional Investment in Mortgages above 84.5% of the gross Offering proceeds and (c) 1% for each additional 1% of additional Investment in Mortgages above 86.5% of the gross Offering proceeds. By way of illustration, if 85.5% of the Partnership’s gross Offering proceeds were made in Investments in Mortgages, then the General Partner would be entitled to a Carried Interest of 1.5% (1% for the first 2.5% of Investments in Mortgages above 82% and 0.5% for the next 1% of additional Investments in Mortgages above 84.5%).
      3.13     “Cash Available for Distribution” shall mean cash funds received by the Partnership from operations (other than proceeds from a Capital Transaction or Liquidating Distributions), including, without limitation, interest, points, revenue participations in property appreciation and interest or dividends from interim investments, less all cash used to pay Partnership expenses and debt payments and amounts set aside for reserves.
      3.14     “Cash Flow” shall mean interest received by the Partnership on its mortgage loans (including loans in which it has a participation interest) and fees from its credit enhancement transactions, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any.

      3.15     “Certificate” shall mean the Certificate of Limited Partnership filed with the Secretary of State of Delaware dated June 13, 2005, as amended from time to time.
      3.16     “Code” shall mean the Internal Revenue Code of 1986, as amended.
      3.17     “Competent Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.
      3.18     “Construction Fees” shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.
      3.19     “Development Fees” shall mean any fees or other remuneration for the development of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.
      3.20     “Dissenting Limited Partner” shall mean any Limited Partner who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.
      3.21     “Distribution Reinvestment Plan” shall mean the plan established pursuant to Section 8.15 hereof.
      3.22     “Event of Withdrawal” shall mean, as to the General Partner (a) the dissolution of the General Partner; (b) if the General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner of all or a substantial part of its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of the General Partner’s charter and lapse of ninety (90) days after notice to the General Partner of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without the General Partner’s consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay. If there is at least one remaining General Partner, an Event of Withdrawal of the General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.
      3.23     “Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Partnership’s organizational or acquisition phase including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Organization Fees and any other similar fees and expenses, however designated.

      3.24     “Gain on Sale” shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.
      3.25     “General Partner” shall refer to UMTH Land Development, L.P., or any other Person or Persons who succeeds it in that capacity.
      3.26     “Independent Advisor” shall refer to an advisor meeting the following conditions:

(a) The adviser must be a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, real estate financial consulting firm or advisory firm;

(b) The adviser must have a staff of real estate professionals;

(c) The compensation of the adviser must be determined and embodied in a written contract before an opinion from such advisor is rendered;

(d) If the adviser has been engaged to render a fairness opinion and such adviser is not the adviser previously engaged by the Partnership to render a fairness opinion for the same transaction or a preceding transaction involving the Partnership, the General Partner shall inform the Limited Partners (by no later than the next annual report) of the date when such adviser was engaged, and whether there were any disagreements with the former adviser on any matters of valuation, assumptions, methodology, accounting principles and practice, or disclosure, which disagreements, if not resolved to the satisfaction of the former adviser would have caused him to make reference, in connection with the fairness opinion, to the subject matter of the disagreement or decline to give an opinion;

(e) The adviser, directly or indirectly, may not have an interest in, nor any material business or professional relationship with, the Partnership, the General Partner, the borrower, or any Affiliates thereof. Independence will be considered to be impaired if, for example, during the period of the adviser’s engagement, or at any time of expressing its opinion, it, or its firm: (i) has, or was committed to acquire any direct or indirect ownership interest in the Partnership, General Partner, borrower, or Affiliates thereof, or (ii) had any joint closely held business investment with the Partnership, General Partner, borrower, or any Affiliate thereof, which was material in relation to the adviser’s net worth; or (iii) had any loan to or from the Partnership, General Partner, borrower, or any Affiliate thereof. For purposes of determining whether a business or professional relationship or joint investment is material, the gross revenue derived by the adviser from the Partnership, General Partner, borrower, and their Affiliates shall be deemed material if it exceeds 5% of the annual gross revenue derived by the adviser from all sources, or exceeds 5% of the individual’s or advisory firm’s net worth (on an estimated fair market value basis).
      3.27     “Initial Limited Partner” shall mean Todd Etter.
      3.28     “Intellectual Property Rights” shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.
      3.29     “Investment in Mortgages” shall mean the aggregate amount of Capital Contributions from Limited Partners used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves (but excluding working capital reserves in excess of 3% of the aggregate Capital Contributions) and other cash payments such as interest and taxes but excluding the Partnership’s organization and offering expenses, wholesale and marketing expenses and any other Front-End Fees.

      3.30     “IRS” means the Internal Revenue Service.
      3.31     “Limited Partners” shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.
      3.32     “Liquidating Distributions” shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership’s assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.
      3.33     “Majority Vote” shall mean the affirmative vote or written consent of Limited Partners then owning of record more than fifty percent (50%) of the outstanding Units of the Partnership; provided, however, that any Units owned or otherwise controlled by the General Partner or its Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.
      3.34     “Minimum Investment Percentage” shall mean a percentage of the aggregate Capital Contributions which is equal to 82% of the Capital Contributions.
      3.35     “Minimum Offering” shall mean the receipt and acceptance by the General Partner of subscriptions for Units aggregating at least one million ($1,000,000) in offering proceeds.
      3.36     “Minimum Offering Expiration Date” shall mean the second anniversary of the commencement of the Offering
      3.37     “NASAA Guidelines” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.
      3.38     “NASAA Mortgage Guidelines” shall mean the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.
      3.39     “Net Capital Contribution” shall mean, with respect to any Partner, the Partner’s Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital pursuant to Section 8.10 hereof or by distributions to such Partner pursuant to Sections 9.1, 9.3, 9.5 and 9.6 hereof. Any amount distributed to the Limited Partners pursuant to Section 9.1 shall be first treated as a return of capital and after all Capital Contributions of a Limited Partner are returned, against a Limited Partner’s unpaid Preferential Limited Partner Return.
      3.40     “Net Capital Proceeds” shall mean the gross proceeds received by the Partnership from a Capital Transaction, less (a) payment of all expenses of such Capital Transaction that are not paid by any entity other than the Partnership that owned the Partnership Property that produced the Capital Transaction, (b) the payment of any outstanding indebtedness and other liabilities of the Partnership that relate to such Capital Transaction and any other indebtedness and other liabilities that are determined advisable by the General Partner to be paid, (c) any amounts used to restore any assets of the Partnership, (d) any amounts reinvested by the Partnership in other Partnership Properties and (e) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.
      3.41     “Net Income” or “Net Loss” shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

      3.42     “Net Worth” shall mean the excess of total assets over total liabilities, as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.
      3.43     “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
      3.44     “Offering” shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.
      3.45     “Organization and Offering Expenses” shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees and all advertising expenses.
      3.46     “Participating Percentage” shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person’s Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units and multiplying the quotient thereof by twenty (20).
      3.47     “Partner Minimum Gain” shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability.
      3.48     “Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.
      3.49     “Partners” shall refer collectively to the General Partner and to the Limited Partners, and reference to a “Partner” shall be to any one of the Partners.
      3.50     “Partnership” shall refer to the limited partnership created under the Act and this Agreement.
      3.51     “Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations. Subject to the foregoing, Partnership Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Partnership with respect to each Nonrecourse Liability of the Partnership if the Partnership were to transfer the Partnership’s property which is subject to such Nonrecourse Liability in full satisfaction thereof.
      3.52     “Partnership Property” or “Partnership Properties” shall mean any and all mortgage loans (including participation interests in mortgage loans), credit enhancements and properties acquired by the Partnership upon the foreclosure or collection of any of its mortgage loans (including loans in which it holds a participation interest) or credit enhancements, as well as any properties acquired by the Partnership upon the foreclosure or collection of any loan or credit enhancement.
      3.53     “Person” shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.
      3.54     “Preferential Limited Partner Return” shall mean with respect to each Unit the sum of (a) a cumulative (but not compounded) six percent (6%) per annum return on a Limited Partner’s Net Capital Contribution with respect to such Unit. Each Limited Partner’s Preferential Limited Partner Return as to any Unit shall be calculated from the date on which such Limited Partner’s initial Capital Contribution was accepted by the Partnership in respect of such Unit.
      3.55     “Prior UDF Programs” shall mean real estate limited partnerships, real estate investment trusts or other programs or entities previously or currently sponsored by the General Partner or its Affiliates having substantially identical investment objectives as the Partnership.
      3.56     “Program” shall mean a limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in mortgage loans.
      3.57     “Promotional Interest” shall mean (a) the 10% of all Cash Available for Distribution distributable to the General Partner under Section 9.1(b), the 15% of Cash Available for Distribution distributable to the General Partner under Section 9.2(b) and (c) the 15% of all Net Proceeds from a Capital Transaction that are distributable to the General Partner under Section 9.3(c)(ii).
      3.58     “Proprietary Property” shall mean all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the service set forth in Article XII hereto and all modifications, enhancements and derivative works of the foregoing.
      3.59     “Prospectus” shall mean the prospectus used by the Partnership in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.
      3.60     “Registration Statement” shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.
      3.61     “Retirement Plans” shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.
      3.62     “Roll-Up” shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction: (i) voting rights of holders of the class of securities to be held by Limited Partners, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.
      3.63     “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.
      3.64     “Sale Date” shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.
      3.65     “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm’s-length with the Partnership.
      3.66     “Treasury Regulations” or “Regulations” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

      3.67     “Unit” shall mean the limited partnership interest entitling the holder thereof to all applicable rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. All Units shall represent a Capital Contribution of twenty dollars ($20.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than twenty dollars ($20.00) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.
ARTICLE IV
BUSINESS
      4.1     Purpose. The principal purpose of the Partnership is to originate, acquire, service and otherwise manage, either alone or in association with others, a diversified portfolio of mortgage loans on real property (including mortgage loans that are not first in priority and participation interests in mortgage loans) and to issue or acquire an interest in credit enhancement to borrowers (i.e., guarantees or letters of credit), and to engage in any or all general business activities related to or incidental to such principal purpose.
      4.2     Objectives. The business of the Partnership shall be conducted with the following objectives:

(a) To make, originate or acquire a participation interest in mortgage loans (first priority and junior priority) typically in the range of $500,000 to $10,000,000, and to provide credit enhancements to, real estate developers and regional and national homebuilders who acquire real property, subdivide such real property into single-family residential lots and sell such lots to homebuilders or build homes on such lots;

(b) To preserve, protect and return the Partners’ investment in the Partnership;

(c) To realize growth in the value of Partnership Properties upon the ultimate sale thereof; and

(d) To maximize Cash Available for Distribution and Net Capital Proceeds.
ARTICLE V
NAMES AND ADDRESSES OF PARTNERS
      The name of the General Partner is UMTH Land Development, L.P. The name of the Initial Limited Partner is Todd Etter. The business address of the General Partner and the Initial Limited Partner is 5740 Prospect Avenue, Suite 2000, Dallas, Texas 75206. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.
ARTICLE VI
TERM
      The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2026, unless sooner terminated as hereinafter provided or unless such term is extended by the General Partner and the Majority Vote of the Limited Partners.
ARTICLE VII
PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT
      The principal office of the Partnership shall be 5740 Prospect Avenue, Suite 2000, Dallas, Texas 75206. The General Partner may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change.

The registered office and agent for the Partnership shall be National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.
ARTICLE VIII
CAPITAL CONTRIBUTIONS
      8.1     Capital Accounts. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.
      8.2     General Partner. The General Partner shall make a Capital Contribution to the Partnership in the amount of one hundred dollars ($100) in cash.
      8.3     General Partner Purchase of Units. The Capital Contribution of the General Partner, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partner to any Units. The General Partner may, in its discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. If the General Partner purchases Units, then it shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partner or its Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.
      8.4     Initial Limited Partner. The Initial Limited Partner shall contribute nine hundred dollars ($900) in cash to the Partnership and agrees that his interest shall automatically be redeemed for nine hundred dollars ($900) upon the admission of any Additional Limited Partners to the Partnership.
      8.5     Limited Partner Contributions. The General Partner is authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of seventeen million five hundred thousand (17,500,000) Units to Limited Partners as follows:

(a) Each Unit shall be issued for a purchase price of twenty dollars ($20.00) less any discounts authorized in the Prospectus.

(b) Except as set forth below, the minimum purchase of Units shall be two hundred fifty (250) Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Notwithstanding the foregoing, the minimum purchase of Units by Retirement Plans shall be one hundred fifty (150) Units. Fractional Units may be sold at the discretion of the General Partner. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior UDF Programs or reinvestment plans of other public real estate programs.

(c) The General Partner may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

The General Partner is further authorized to cause the Partnership to issue additional Units to Limited Partners pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to the provisions of Section 11.5 hereof.
      8.6     Admission of Limited Partners. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than seventeen million five hundred thousand (17,500,000) Units to Limited Partners pursuant to the Offering. Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers in the initial escrow shall be admitted to the Partnership within fifteen (15) days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within thirty (30) days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.
      No Person who subscribes for Units in the Offering shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partner may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement. Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to Section 11.5 hereof shall also be required to execute and deliver to the Partnership, as a condition to admission as a Limited Partner, such documents and instruments as the General Partner may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.
      8.7     Minimum Capitalization. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.
      8.8     Escrow. Until subscriptions for the Minimum Offering are received and accepted by the General Partner, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partner. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon less administrative costs associated with such escrow (each subscription being charged a pro-rata share of such expenses based on the relative amount of interest earned on such subscription in relation to all subscriptions). Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The General Partner is, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Partnership in such form as is satisfactory to the General Partner reflecting the requirements of this Section and containing such additional terms as are not inconsistent with this Section.
      8.9     Public Offering. Subject to the provisions of Section 8.7 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for up to two years from the date of original effectiveness at the discretion of the General Partner; provided, however, that the General Partner may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan for up to four years from the date of original effectiveness. Except as otherwise provided in this Agreement, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which it deems to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partner shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partner shall determine.
      8.10     Return and Withdrawal of Capital.
      (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partner pursuant to Section 12.2(b) hereof to commit at least the Minimum Investment Percentage of remaining Capital Contributions to Investment in Mortgages. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to originate or acquire an interest in a mortgage loan or engage in a credit enhancement transaction with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Partnership will not originate or acquire such loan or engage in such credit enhancement transaction, such funds will be distributed pro rata to Limited Partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.
      (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner’s Capital Contribution (or the capital interest reflected in such Partner’s Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.
      8.11     Repurchase of Units. After one year following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partner, to use funds to purchase Units upon written request of a Limited Partner who has held such Units for at least one year, subject to the terms and conditions of this Section 8.11.
      (a) Partnership funds applied to repurchases shall not exceed the sum of one percent (1%) of Cash Flow plus the proceeds received from the Distribution Reinvestment Plan in any given year, subject to the General Partner’s discretion to increase such amount from time to time and provided that no such purchase shall be made if such purchase would impair the capital or operation of the Partnership. Moreover, the Partnership will not, in any calendar year, repurchase more than five percent (5%) of the weighted average number of Units outstanding during the twelve (12) month period ending the calendar quarter that immediately precedes the calendar quarter of the closing of the repurchase.
      (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased together with an assignment in substantially the form of Exhibit A attached hereto assigning to the Partnership the number of Units that such Limited Partner wishes to be repurchased and the certification required to be delivered by such Limited Partner pursuant to this Section 8.11(b). Such requests will be considered by the General Partner in the order in which they are received. A Limited Partner may request that fewer than all of such Limited Partner’s Units be repurchased, provided, however, that the minimum number of Units which a Limited Partner must request for repurchase shall be at least twenty-five percent (25%) of such Limited Partner’s Units and if a Limited Partner does not request all of its Units to be repurchased, then it may not request the Partnership to repurchase a number of Units that would cause it to own, following the requested repurchase by the Partnership, fewer than the minimum number of Units required to be purchased by it under Section 8.5(b) hereof. The requesting Limited Partner (or, if the Limited Partner is deceased, his or her estate, heir or beneficiary) will be required to certify to the Partnership that the Limited Partner either (i) acquired the Units to be repurchased directly from the Partnership or (ii) acquired such Units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law. An estate, heir or beneficiary that wishes to have Units repurchased following the death of a Limited Partner must mail or deliver to the Partnership a written request on a form provided by the Partnership, including evidence acceptable to the General Partner of the death of the Limited Partner, and executed by the executor or executrix of the estate, the heir or the beneficiary, or their trustee or authorized agent.
      (c) In the event that the General Partner decides to honor a request, it will cause the Partnership to redeem all the Units (or portion thereof) requested to be redeemed by the Limited Partner. Such redemption will become effective upon the mailing by the General Partner to the requesting Limited Partner of notice of acceptance of the redemption (accompanied by the repurchase price) unless the General Partner reasonably requires additional documents to be executed by the requesting Limited Partner to effect such repurchase transaction, in which event, the Partnership will forward the documents necessary to affect the redemption, including any signature guaranty that may be required, and such repurchase transaction shall become effective (and the repurchase price will be paid) upon the General Partner’s receipt of the requesting Limited Partner’s executed counterparts to such additional documents.
      (d) Except for repurchases of Units upon the death or bankruptcy of a Limited Partner, the purchase price for repurchased Units will be equal to (i) 92% of the purchase price of any Units held less than two years, (ii) 94% of the purchase price of any Units held for at least two years but less than three years, (iii) 96% of the purchase price of any Units held for at least three years but less than four years, (iv) 98% of the purchase price of any Units held for at least four years but less than five years and (v) the purchase price of any Units held not less than five years. The price paid for repurchased Units will be offset by any amounts previously distributed to the redeeming Limited Partner as a return of its capital contributions.
      (e) If sufficient funds are not then available to repurchase all Units requested to be redeemed by a Limited Partner, then only a portion of such Units will be repurchased. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.
      (f) In the event that insufficient funds are available to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases; provided, however, that requests for repurchase by the estate, heir or beneficiary of a Limited Partner shall be given a priority over requests by other Limited Partners.
      (g) Repurchases of Units shall be subject to the restrictions set forth in Section 17.3(g) hereof.
      (h) In no event shall Units owned by the General Partner or its Affiliates be repurchased by the Partnership.
      (i) The General Partner shall have the right in its sole discretion at any time and from time to time to (i) waive the one-year holding period in the event of the death or bankruptcy of a Limited Partner or other exigent circumstances, (ii) reject any request for repurchase, (iii) change the purchase price for repurchases, or (iv) terminate, suspend and/or reestablish the repurchase program at any time. Units will be repurchased upon the death or bankruptcy of a Limited Partner only to the extent that the General Partner decides to waive any holding period requirements and sufficient funds are available to fund such repurchase. In the event that a Limited Partner desires to have all of such Limited Partner’s Units repurchased, any Units that such Limited Partner acquired pursuant to the Distribution Reinvestment Plan may be excluded from the one-year holding period requirement, in the discretion of the General Partner.

      8.12     Interest on Capital Contributions. No interest shall be paid on any Capital Contributions.
      8.13     Ownership by Limited Partner of Interest in Affiliates of General Partners. No Limited Partner (other than the General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.
      8.14     Deficit Capital Accounts. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partner shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in its Capital Account.
      8.15     Distribution Reinvestment Plan.
      (a) A Limited Partner who acquired its Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partner or its Affiliates which has substantially identical investment objectives as the Partnership, as all are more particularly described in the Distribution Reinvestment Plan as adopted by the General Partner and subject to the limitations and conditions specified therein.
      (b) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partner or its Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, such Limited Partner fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, such Limited Partner will promptly notify the General Partner in writing.
      (c) The General Partner may, at its option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.
      (d) The Partnership may only offer the Limited Partners the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Partnership and any subsequent limited partnerships in which the Limited Partners reinvest are registered or exempted under any relevant state blue sky laws; (ii) the Partnership’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) any subsequent limited partnership has substantially identical investment objectives as the original program; (iv) the Limited Partners are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (v) prior to each reinvestment, the Limited Partners receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Limited Partners; (vi) the Partnership’s legal counsel has submitted an opinion that different consideration paid on reinvestment (arising if one Limited Partner agrees to payment of commission to the broker-dealer and another Limited Partner does not agree to payment of commission) is not in violation of applicable state law; (vii) the broker-dealer or the Partnership assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Limited Partners to ascertain whether the Limited Partners continue to meet the applicable state suitability standards for participation in each reinvestment; and (viii) if a broker-dealer is involved, it has obtained a written agreement from the Limited Partners by which the Limited Partners agree to the payment of compensation to the broker-dealer in connection with the reinvestment.
ARTICLE IX
DISTRIBUTIONS
      9.1     Cash Available for Distribution Prior to Return of Net Capital Contributions and Preferred Return. Except as otherwise provided for in Section 9.2 after the return to the Limited Partners of all of their Limited Partner Preferential Return and Net Capital Contributions, Cash Available for Distribution for each applicable accounting period shall be distributed (a) 90% to the Limited Partners and the General Partner, with an amount of cash equal to the product of (i) 90% of the amount of Cash Available for Distribution, multiplied by (ii) the quotient of the difference between 90% and the General Partner’s Carried Interest divided by 90% being distributable to the Limited Partners in proportion to their relative Unit ownership, and the amount attributable to the General Partner’s Carried Interest being distributable to the General Partner, and (b) 10% to the General Partner.
      9.2     Cash Available for Distribution After Return of Net Capital Contributions and Preferred Return. After the return to the Limited Partners of all of their Limited Partner Preferential Return and Net Capital Contributions, Cash Available for Distribution for each applicable accounting period shall be distributed (a) 85% to the Limited Partners and the General Partner, with an amount of cash equal to the product of (i) 85% of the amount of Cash Available for Distribution, multiplied by (ii) the quotient of the difference between 85% and the General Partner’s Carried Interest divided by 85% being distributable to the Limited Partners in proportion to their relative Unit ownership, and the amount attributable to the General Partner’s Carried Interest being distributable to the General Partner, and (b) 15% to the General Partner.
      9.3     Net Capital Proceeds. Except as provided in Section 9.6, Net Capital Proceeds shall be distributed to the Partners as follows:

(a) First to the Limited Partners in proportion to their Net Capital Contributions until each Limited Partner has received or has been deemed to have received one hundred percent (100%) of his Capital Contribution;

(b) Then to the Limited Partners in proportion to and to the extent of their respective accrued but unpaid Preferential Limited Partner Returns; and

(c) Thereafter, (i) 85% to the Limited Partners and the General Partner, with an amount of cash equal to the product of (A) 85% of the amount available for distribution under this Section 9.3(c), multiplied by (B) the quotient of the difference between 85% and the General Partner’s Carried Interest divided by 85% being distributable to the Limited Partners in proportion to their relative Unit ownership, and the amount attributable to the General Partner’s Carried Interest being distributable to the General Partner, and (ii) 15% to the General Partner.
      Notwithstanding the foregoing, in no event will the General Partner be allocated or receive distributions in excess of the amounts permitted by the NASAA Guidelines or the NASAA Mortgage Guidelines. It is the intent of the foregoing proviso that the General Partner receives no more of the Cash Available for Distribution, Net Capital Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Sections C.3 and D. of the NASAA Mortgage Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partner receiving any such excess distributions, such excess distributions otherwise distributable to the General Partner will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis, and if sufficient funds are not available for such reallocation to the Limited Partners, the General Partner will refund the amount of the excess distribution to the Partnership for reallocation in favor of and distribution to the Limited Partners on a per Unit basis.

      9.4     Dissolution. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

(a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

(i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partner in its sole discretion deems reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

(ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

(iii) Any fees due to the General Partner shall next be paid; and

(iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.5 below.

(b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partner or any other Limited Partner.
      9.5     Liquidating Distributions. After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partner in its sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Net Income or Net Loss, as applicable, as provided in Section 10.1 hereof).
      9.6     Distribution of Capital Proceeds to Otherwise be Reinvested. If a Partner (an “Electing Partner”), pursuant to Section 11.3(f) provides written notice to the Partnership that it would like a return of its share of Capital Proceeds received by the Partnership, then such Partner will be distributed a portion of such Capital Proceeds received by the Partnership after the later of the date of the Partnership’s receipt of such notice and the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission equal to the product of (a) the amount of such Capital Proceeds that the Partnership desires to reinvest, multiplied by (b) the quotient of the Net Capital Contribution of such Limited Partner immediately prior to such distribution divided by the Net Capital Contributions of all Limited Partners immediately prior to such distribution. For the avoidance of doubt, if the Partnership ultimately decides to not reinvest all or a portion of any Capital Proceeds (including amounts it is otherwise required to distribute to an Electing Partner), then all of such Capital Proceeds shall be distributed in accordance with Section 9.3.
      9.7     Distribution Dates. To the extent that the Partnership has sufficient cash flow to make distributions, in the discretion of the General Partner, distributions under this Article IX will be made at least quarterly, but no more often than monthly (the “Distribution Period”).
      9.8     Allocation Among Limited Partners. All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the “Allocation Date”) on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.
ARTICLE X
ALLOCATIONS
      10.1     Net Income and Net Loss. The Partnership’s Net Income and Net Loss attributable to each fiscal year shall be determined as though the books of the Partnership were closed as of the end of such fiscal year.
      (a) For each fiscal year, Net Income or Net Loss shall be allocated, insofar as possible, so that, following the allocation pursuant to this Section 10.1 which is here being described, each Partner’s Capital Account balance shall be equal to the result (be it positive, negative or zero) of subtracting (i) the sum of (x) such Partner’s share of Partnership Minimum Gain and (y) such Partner’s share of Partner Minimum Gain, from (ii) such Partner’s Target Amount (as defined below) at the end of such fiscal year.
      (b) Except to the extent otherwise required by applicable law: (i) in applying subsection (a), to the extent possible each item of income, gain, loss and deduction shall be allocated among the Partners in the same proportions as each other such item, and, to the extent permitted by law, each item of credit shall be allocated in such proportions; and (ii) to the extent necessary to produce the result prescribed by subsection (a), items of income and gain shall be allocated separately from items of loss and deduction, in which event the proportions applicable to items of income and gain shall (to the extent permitted by law) be applicable to items of credit.
      (c) If, for any fiscal year, (i) clause (b)(ii) does not apply and (ii) the aggregate of all items of income, gain, loss and deduction is zero, then, except to the extent otherwise required by applicable law, all such items, and (to the extent permitted by law) all items of credit, shall be allocated among all Partners in proportion to their respective Participating Percentages as in effect throughout such fiscal year.
      (d) For these purposes, the “Target Amount” of a Partner at the end of any fiscal year means the amount which such Partner would then be entitled to receive if, immediately following such fiscal year: (i) all of the assets of the Partnership were sold for cash equal to their respective book values (or, in the case of assets subject to liabilities for which the creditor’s right is limited to assets of the Partnership, the amounts of such liabilities, if greater than the aggregate book values of such assets); and (ii) the proceeds of such sale were applied to pay all debts of the Partnership with the balance distributed as provided in Section 9.3, provided, however, that if the sale described in clause (i) would not generate proceeds sufficient to pay all debts of the Partnership, the Partners shall be considered entitled in the aggregate (and as among them in proportion to their respective Partnership Interests) to receive, pursuant to Section 9.3, a negative amount equal to the excess of such debts over such proceeds.
      10.2     Qualified Income Offset. Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner’s Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a “Qualified Income Offset,” as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid “Qualified Income Offset.”)
      10.3     Item Prorations. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.1 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 hereof as if such accounting period were a complete fiscal year of the Partnership.
      10.4     Allocations in Respect to Transferred Units. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partner, in its sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partner may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partner and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.4, whether or not the General Partner or the Partnership have knowledge of any transfer of ownership of any Units.
      10.5     Allocations in Respect to Repurchased Units. If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partner (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partner in accordance with applicable provisions of the Code and Treasury Regulations.
      10.6     Alternative Allocations. If the General Partner determines that is advantageous to the business of the Partnership to amend the allocation provisions of this Agreement so as to permit the Partnership to avoid the characterization of Partnership income allocable to various qualified plans, IRAs and other entities which are exempt from federal income taxation (“Tax Exempt Partners”) as constituting Unrelated Business Taxable Income (“UBTI”) within the meaning of the Code, specifically including, but not limited to, amendments to satisfy the so-called “fractions rule” contained in Code Section 514(c)(9), the General Partner is authorized, in its discretion, to amend this Agreement so as to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this Article if, and to the extent, that such amendments will achieve such result or otherwise permit the avoidance of characterization of Partnership income as UBTI to Tax Exempt Partners. Any allocation made pursuant to this Section 10.6 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Limited Partner shall be required to effectuate such allocation. In making any such allocations under this Section 10.6 (“New Allocations”), the General Partner is authorized to act in reliance upon advice of counsel to the Partnership or the Partnership’s regular certified public accountants that, in their opinion, after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation will achieve the intended result of this Section 10.6.
      New Allocations made by the General Partner in reliance upon the advice of counsel or accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners, and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner. Nothing herein shall require or obligate the General Partner, by implication or otherwise, to make any such amendments or undertake any such action.

      10.7     Disputes. Except with respect to matters as to which the General Partner is granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).
ARTICLE XI
MANAGEMENT OF THE PARTNERSHIP
      11.1     Management. The General Partner shall conduct the business of the Partnership, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner.
      11.2     Powers of the General Partner. The General Partner shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

(a) To do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the Partnership’s business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership’s obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partner, in its sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in its discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partner considers either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership, including, without limitation, to cause the Partnership to be taxed as a corporation or to qualify as a real estate investment trust (REIT) for federal income tax purposes; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partner, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partner to be necessary to enable the Partnership properly and legally to do business in the State of Delaware or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determines if such interests are being traded on “an established securities market or a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partner reasonably believes such transfers will cause the Partnership to be treated as a “publicly traded partnership” under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partner, in its discretion, determines to be appropriate; provided, however, in no event shall the General Partner or its Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the “Compensation of the General Partner and Affiliates” section of the Prospectus.

(b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted herein to the General Partner or its Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder; and (vi) to facilitate the operation of the Partnership in order to qualify as a REIT, corporation or other tax status elected for the Partnership by the General Partner.

(c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

(d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by the General Partner, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property (including mortgage loans and credit enhancements) shall require the signature, personally or by attorney-in-fact, of the General Partner.

      11.3     Limitations on Powers of the General Partner. The General Partner shall observe the following policies in connection with Partnership operations:

(a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership’s total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Partnership’s net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

(b) The Partnership may not invest in or make mortgage loans on any one property that would exceed, in the aggregate, an amount equal to twenty percent (20%) of the Offering proceeds. The Partnership may not invest in or make mortgage loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 20% of the Offering proceeds. The Partnership shall not make a loan secured by unimproved real property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed the lesser of twenty-five percent (25%) of gross Offering proceeds available for Investment in Mortgages, calculated as of the end of the month immediately preceding such acquisition. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

(c) All mortgage loans must be supported by an appraisal of the property which secures the loan, which shall be prepared by a Competent Independent Expert. The appraisal shall be maintained in the Partnership’s records for at least five (5) years and shall be available for inspection and duplication by any Limited Partner. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a loan made by the Partnership or in which the Partnership holds a participation interest.

(d) The General Partner shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

(e) The Partnership may not at any time incur any indebtedness in excess of 70% of the aggregate fair market value of all mortgages that it holds.

(f) The Partnership shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Partnership Property) in new properties. The General Partner shall have the authority to reinvest proceeds from the return of loan principal from Partnership loans or the sale, disposition or refinancing of Partnership Properties; provided, that a portion of such proceeds sufficient to cover any increase in Limited Partners’ federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase. At any time, any Limited Partner may elect to receive its share of any Capital Proceeds received by the Partnership after the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission by providing written notice to the Partnership of such election, and a portion of any Capital Proceeds received by the Partnership after its receipt of such notice that are required to be distributed to such electing Partner pursuant to Section 9.6 shall be distributed to such electing Partner.

(g) The General Partner shall exercise its fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partner under common law.

(h) The Partnership shall maintain reasonable reserves for Partnership Properties, in such amounts as the General Partner in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership.

(i) The Partnership shall not own mortgage loans or other properties jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own one or more particular properties, unless (i) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partner could not do directly because of this Agreement; and (iv) the General Partner and its Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Partnership or joint venture, it may not have the resources to do so.

(j) The Partnership may not own mortgage loans or other properties jointly or in a partnership or joint venture with an Affiliate of the General Partner unless such property is owned by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership with respect to such property; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partner and its Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions.

(k) The Partnership will not invest in limited partnership interests of any other limited partnership of which the General Partner also serves as a general partner unless the Partnership will receive no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may not invest in general partnership interests of any other limited partnership unless it, alone or with any of its publicly-registered affiliates, acquires a controlling interest (as defined in the NASAA Guidelines) in such other limited partnership and receives no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may invest in limited partnership interests of other limited partnerships (the “Lower-Tier Partnerships”) only if all of the following conditions, if applicable, are met:

(i) If the general partner of the Lower-Tier Partnership is a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless:

(A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Section IX.F. of the NASAA Guidelines and the NASAA Mortgage Guidelines and provisions acknowledging privity between the Lower-Tier general partner and the Limited Partners; and

(B) the compensation payable in the aggregate from both levels shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines and the NASAA Mortgage Guidelines.

(ii) If the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless (A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Sections II.E. and F., VII.A.-D., H. and J., and IX.C. of the NASAA Guidelines and the NASAA Mortgage Guidelines, and (B) the compensation payable at both tiers shall not exceed the amounts permitted in Section IV. of the NASAA Guidelines and the NASAA Mortgage Guidelines.

(iii) Each Lower-Tier Partnership shall have as its limited partners only publicly registered upper-tier partnerships; provided, however, that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken result in no diminution in the control exercisable by the other limited partners.

(iv) The Partnership is not structured with more than two tiers.

(v) The Partnership, as a result of an investment in the Lower-Tier Partnership, is not charged, directly or indirectly, more than once for the same services.

(vi) The Limited Partners can, upon the vote of a majority in interest and without the concurrence of the Sponsor, direct the General Partner to take any action permitted to a limited partner in the Lower-Tier Partnership.

(vii) If the Partnership invests in a Lower-Tier Partnership, then the Prospectus shall fully and prominently disclose the two-tiered arrangement and any risks related thereto.

(viii) Notwithstanding clauses (ii) through (vii) above, if the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may invest in a Lower-Tier Partnership that owns and operates a particular property to be qualified pursuant to Section 42(g) of the Code if limited partners at both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines and the NASAA Mortgage Guidelines, and there are no payment of duplicate fees.

(l) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

(m) Reserved.

(n) The Partnership shall not acquire property in exchange for Units.

(o) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

(p) An “all-inclusive” or “wrap-around” note and deed of trust (referred to herein as the “all-inclusive note”) may be used to finance the purchase of a Partnership Property only if the following conditions are complied with: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership.

(q) [Reserved.]

(r) The General Partner shall not have the authority on behalf of the Partnership to:

(i) list, recognize or facilitate the trading of Units (or any interest therein) on any “established securities market (or the equivalent thereof)” within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership;” or

(ii) create for the Units (or any interest therein) a “secondary market (or the equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership.”

(s) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(j) above. Nothing in this Section 11.3 shall prohibit the Partnership or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and their creditors.

(t) The General Partner shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i) An appraisal of all assets of the Partnership shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

(ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

(iii) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for below. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible and, in any event, shall not be less than those rights provided for under Sections VII.A. or B. of the NASAA Mortgage Guidelines.

(A) Meetings of the Roll-up Entity may be called by the general partner or the limited partners of the Roll-Up Entity holding more than 10% of the then outstanding limited partnership interests, for any matters for which the limited partners may vote as set forth in the limited partnership agreement for the Roll-Up Entity. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the sponsor of the Roll-Up Entity shall provide all limited partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the limited partners.

(B) To the extent permitted by the law of the state of formation, the partnership agreement of the Roll-Up Entity shall provide that a majority of the outstanding limited partner interests may, without necessity for concurrence by the general partner, vote to: (1) amend the partnership agreement of the Roll-Up Entity, (2) remove the general partner(s), (3) elect a new general partner(s), (4) approve or disapprove the sale of all or substantially all of the assets of the Roll-Up Entity, except pursuant to a plan disclosed in the final prospectus relating to the Roll-Up, and (5) dissolve the Roll-Up Entity. Without concurrence of a majority of the outstanding limited partner interests, the general partner(s) may not (i) amend the partnership agreement except for amendments which do not adversely affect the rights of the limited partners, (ii) voluntarily withdraw as a general partner unless such withdrawal would not affect the tax status of the Roll-Up Entity and would not materially adversely affect the limited partners, (iii) appoint a new general partner(s), (iv) sell all or substantially all of the Roll-Up Entity’s assets other than in the ordinary course of business, (v) cause the merger or other reorganization of the Roll-Up Entity or (vi) dissolve the Roll-Up Entity. Notwithstanding clause (iii) of the preceding sentence, an additional general partner may be appointed without obtaining the consent of the limited partners if the addition of such person is necessary to preserve the tax status of the Roll-Up Entity, such person has no authority to manage or control the Roll-Up Entity under the partnership agreement, there is no change in the identity of the persons who have authority to manage or control the Roll-Up Entity, and the admission of such person as an additional general partner does not materially adversely affect the limited partners. Any amendment to the partnership agreement which modifies the compensation or distributions to which a general partner is entitled or which affects the duties of a general partner may be conditioned upon the consent of the general partner. With respect to any limited partner’s interest owned by the sponsor of the Roll-Up Entity, the sponsor may not vote or consent on matters submitted to the limited partners regarding the removal of the sponsor or regarding any transaction between the Roll-Up Entity and the sponsor. In determining the existence of the requisite percentage in limited partners interests necessary to approve a matter on which the sponsor may not vote or consent, any limited partner interest owned by the sponsor shall not be included. If the law of the state of formation provides that the Roll-Up Entity will dissolve upon termination of a general partner(s) unless the remaining general partner(s) continues the existence of the Roll-Up Entity, the partnership agreement shall obligate the remaining general partner(s) to continue the Roll-Up Entity’s existence; and if there will be no remaining general partner(s), the termination of the last general partner shall not be effective for a period of at least 120 days during which time a majority of the outstanding limited partners interest shall have the right to elect a general partner who shall agree to continue the existence of the Roll-Up Entity. The partnership agreement shall provide for a successor general partner where the only general partner of the Roll-Up Entity is an individual.

(iv) The Partnership may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

(v) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines and the NASAA Mortgage Guidelines, which are generally as provided in Section 15.1 of this Agreement.

(vi) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

(u) Reserved.

(v) The Partnership normally shall not make or invest in mortgage loans on any one property if at the time of the acquisition of the mortgage the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Partnership would exceed an amount equal to 85% of the appraised value of the property as determined by a Competent Independent Expert, unless substantial justification exists because of the presence of other underwriting criteria.

(w) The Partnership is permitted to borrow money when it has taken over the operation of a property in order to prevent defaults under existing loans, or there otherwise is a need for additional capital with respect to such a property.
      11.4     Expenses of the Partnership.
      (a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partner and its Affiliates for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner.
      (b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership’s expenses shall be billed directly to and paid by the Partnership. The General Partner may be reimbursed for the administrative services necessary to the prudent operation of the Partnership; provided that the reimbursement shall be at the lower of the General Partner’s actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partner or its Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partner similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.
      The annual report to investors shall include a breakdown of the costs reimbursed to the General Partner pursuant to this subsection. Within the scope of the annual audit of the General Partner’s financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

(i) A review of the time records of individual employees, the cost of whose services were reimbursed; and

(ii) A review of the specific nature of the work performed by each such employee.
      The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partner’s independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.
      (c) The General Partner or its Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partner and its Affiliates; (ii) expenses and salaries related to the Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partner or its Affiliates shall pay, at no additional cost to the Partnership, Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed one and one-half percent (1.5%) of the gross proceeds of the Offering of Units.
      (d) Subject to the provisions of paragraphs (b) and (c) of this Section 11.4, the Partnership shall pay the following expenses of the Partnership:

(i) Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed one and one-half percent (1.5%) of the gross proceeds of the Offering of Units;

(ii) Underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed seven percent (7%) of the gross proceeds of the Offering of Units, plus a due diligence fee equal to one percent (1%) of the gross proceeds of the Offering of Units;

(iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partner or its Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and services, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers, engineers, land planners, third party loan underwriters, due diligence advisors, financial analysts and other agents; and (E) expenses in connection with the disposition, replacement, development, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

(iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partner deems to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

      11.5     Merger, Exchange and Conversion.
      (a) The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 11.3(t) hereof.
      (b) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.
      (c) The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partner acts upon and the Limited Partners (if required by Section 11.5(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 11.5(d) below.
      (d) Except as provided by Sections 11.5(e) and 11.5(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the General Partner shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

(i) the General Partner shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Limited Partners, unless the General Partner determines that for any reason it should not make that recommendation, in which case the General Partner shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Limited Partners for approval without recommendation and, in connection with the submission, communicate the basis for its determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners without any recommendation; and

(ii) the Limited Partners entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.
      The General Partner may condition its submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion. Unless the General Partner requires a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.
      The General Partner shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 11.5(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Limited Partners are present.
      (e) Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the provisions of Section 11.5(d) shall continue to apply), (1) approval by the Limited Partners of a plan of exchange shall not be required, and the provisions of Section 11.5(d) do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 11.5(d) do not apply, if either:

(i) (A) a limited partnership is the sole surviving or resulting entity;

(B) the partnership agreement of the surviving or resulting limited partnership will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law or other insignificant conforming differences;

(C) Limited Partners who held interests in the Partnership immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

(D) the General Partner adopts a resolution approving the plan of merger or plan of conversion; or

(ii) the transaction involves the conversion to corporate, trust or association form of only the Partnership and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction:

(A) voting rights of holders of the class of securities to be held by Limited Partners;

(B) the term of existence of the surviving or resulting entity;

(C) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity; or

(D) the investment objectives of the surviving or resulting entity.
      (f) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the General Partner.
      11.6     Rights of Dissenting Limited Partners.
      (a) In the absence of fraud in the transaction, the remedy provided by this Section 11.6 to a Dissenting Limited Partner is the exclusive remedy for the recovery from the Partnership of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 11.6 and, with respect to a Roll-Up, Section 11.3(t)(ii), any Dissenting Limited Partner who fails to comply with the requirements of this Section 11.6 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Notwithstanding any of the foregoing, this Section 11.6(a) shall not operate to limit the liability of the General Partner or its Affiliates in contravention of the provisions of NASAA Guidelines Section II.D.1.
      (b) Units of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Limited Partners.
      (c) Within sixty (60) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Limited Partner may demand in writing that payment for his Limited Partnership interests be made in accordance with this Section 11.6, and the General Partner shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner’s Units without interest. The fair value of a Dissenting Limited Partner’s Units shall be an amount equal to the Dissenting Limited Partner’s pro rata share of the appraised value of the net assets of the Partnership (determined in accordance with the provisions of Section 11.3(t)(i) hereof).
      (d) If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 11.6(c) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Limited Partner to be paid the alternative compensation for his Limited Partnership Interest in accordance with this Section 11.6 shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.
      11.7     Limitation on Liability of the General Partner; Indemnification of the General Partner.
      (a) Neither the General Partner nor any of its Affiliates (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party’s negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Partnership, and (ii) reasonably believed that the action or inaction was in the Partnership’s best interest. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities with respect to a proceeding in which (i) the Indemnified Party is found liable on the basis that the Indemnified Party improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnified Party’s official capacity, or (ii) the Indemnified Party is found liable to the Partnership or the Limited Partners. The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party’s act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party’s duty to the Partnership or the Limited Partners. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.7(b) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.
      (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited except as provided below. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, or the suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.7(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.7(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within sixty (60) days of such final determination.
      (c) Notwithstanding anything to the contrary contained in Section 11.7(a) above, neither the General Partner nor any of its Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular

Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.
      (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.
      (e) For purposes of this Section 11.7, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.
ARTICLE XII
SERVICES TO PARTNERSHIP BY GENERAL PARTNER
      12.1     Mortgage Servicing Fee. For services rendered in connection with the servicing of Partnership loans, the General Partner will be entitled to a yearly mortgage servicing fee equal to 0.25% of the aggregate outstanding loan balances held by the Partnership (including the fractional portion of any loan in which the Partnership holds a participation interest). The fee will be payable monthly in an amount equal to one-twelfth of 0.25% of the aggregate outstanding loan balances held by the Partnership (including the fractional portion of any loan in which the Partnership holds a participation interest) as of the last day of the immediately preceding month.
      12.2     Insurance Services. The General Partner or any of its Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Partnership’s Properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the General Partner or any of its Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.
      12.3     Development and Construction Services Prohibited. Neither the General Partner nor any of its Affiliates (except any Persons affiliated with the General Partner only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties.
      12.4     Real Estate Commissions on Resale of Properties. The General Partner and its Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partner or its Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after the Partnership has distributed to each Limited Partner or his Assignee from Non-Liquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to

Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a ten percent (10%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partner and its Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the General Partner nor any of its Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.
      12.5     Rebates, Give-ups and Reciprocal Arrangements.
      (a) No rebates or give-ups may be received by any of the General Partner or its Affiliates nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.
      (b) None of the General Partner nor any of its Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partner and its Affiliates) for selling Partnership Units.
      12.6     Other Services. Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partner nor its Affiliates shall be compensated for services rendered to the Partnership. The General Partner and its Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Agreement or as described in the Prospectus and except as permitted by the NASAA Guidelines.
      12.7     Acquisition and Origination Fees. The General Partner and its Affiliates shall provide a continuing and suitable investment program for the Partnership consistent with the investment objectives of the Partnership and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Partnership, which services shall include, but shall not be limited to: (a) serving as the Partnership’s investment and financial advisor and providing research and economic and statistical data in connection with mortgage loan and credit enhancement originations and investment policies; (b) analyzing with respect to each potential Partnership Property investment (i) the geographic market in which the property securing the potential mortgage loan or credit enhancement is located and (ii) other appropriate review and evaluation of potential investments; and (c) structuring and negotiating the terms and conditions under which investments in Partnership Properties (i.e., mortgage loans or credit enhancements) will be made. In consideration for such services, including services rendered with respect to loans or credit enhancements considered to be made by the Partnership but are not made, the General Partner and its Affiliates shall be paid Acquisition and Origination Fees in an amount of three percent (3%) of the maximum amount of each loan or credit enhancement made by the Partnership (or 3% of the maximum principal amount represented by any participation interest in any mortgage loan acquired by the Partnership), provided, however, that no Acquisition and Origination Fee will be paid on any proceeds from a Capital Transaction that are reinvested by the Partnership. Acquisition and Origination Fees in respect of each investment of the Partnership shall accrue and be payable at the time and in respect of funds expended for the acquisition of a Partnership Property (i.e., the making of a mortgage loan or issuance of a credit enhancement). In addition to such fees, the Partnership shall bear all other Acquisition and Origination Expenses of Persons not affiliated with the General Partner who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

ARTICLE XIII
TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP
      13.1     Sales and Leases to the Partnership. The Partnership shall not purchase or lease investment properties in which any of the General Partner or its Affiliates have an interest or from any entity in which the General Partner or its Affiliates have an interest except (a) as provided in Section 11.3(i) hereof or (b) pursuant to a right of first refusal for such property in accordance with the provisions of Section 11.3(j)(iv) hereof, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by the appraisal of a Competent Independent Expert. The provisions of this Section 13.1 notwithstanding, the General Partner or its Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership or the borrowing of money or obtaining of financing for the Partnership or completion of construction of the property or any other purpose related to the business of the Partnership, provided that (a) such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partner or its Affiliates (including closing and carrying costs), (b) in no event shall the Partnership purchase property from the General Partner or its Affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the General Partner or its Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, (d) there is no other benefit to the General Partner or any Affiliate of the General Partner apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Partnership. Notwithstanding the foregoing, the Partnership may not acquire from the General Partner or its Affiliates any property which, on the effective date of the Prospectus, was owned by the General Partner or its Affiliate.
      13.2     Sales and Leases to the General Partner. The Partnership shall not sell or lease any Partnership Property to the General Partner or its Affiliates.
      13.3     Loans. No loans may be made by the Partnership to the General Partner or its Affiliates except in compliance with the terms of this Section 13.3.
      (a) The Partnership may provide mortgage loans to Affiliates of the General Partner only if such mortgage loans meet the following conditions:

(i) Loans may be made to Affiliates of the General Partner in connection with transactions in which the General Partner or its Affiliate is participating in a joint venture with a developer or homebuilder to facilitate a FSAB Interpretation No. 46 compliant structure. Any such loan must include all of the following terms: (a) the loan must be secured by a first of junior lien on residential real estate (or real estate to be developed into residential real estate), (b) the loan amount, inclusive of all indebtedness provided by the Partnership, shall not exceed 80% of the appraised value of the property securing the indebtedness, (c) the Affiliate of the General Partner may not own directly or indirectly more than 50% of the borrowing entity, (d) the borrowing entity provides a minimum equity contribution of not less than 20% of the property acquisition price, (e) the rate of interest shall not be less than the highest rate charged by the Partnership to unaffiliated borrowers, and (f) the loan shall provide recourse to the borrower of not less than 100% of the loan amount; or

(ii) An Independent Adviser issues an opinion to the effect that the proposed loan to an Affiliate of the General Partner is fair and at least as favorable to the Partnership as a loan to an unaffiliated borrower in similar circumstances. In addition, the General Partner will be required to obtain a letter of opinion from the Independent Adviser in connection with any disposition, renegotiation, or other subsequent transaction involving loans made to the General Partners or an Affiliate of the General Partner. The Independent Adviser must be identified in the initial Prospectus.

The Independent Adviser’s compensation must be paid by the General Partner and not be reimbursable by the Partnership.

      (b) Loans made to third parties, the proceeds of which are used to purchase or refinance a property or other asset in which the General Partner or an Affiliate has an equity or security interest, must meet the requirements of subparagraph (a)(i) or (a)(ii) of this Section 13.3.
      13.4     Dealings with Related Programs. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from any Program in which the General Partners or any of its Affiliates have an interest.
      13.5     Commissions on Reinvestment or Distribution. The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties, provided, however, that any Units purchased pursuant to the Distribution Reinvestment Plan will be subject to a 1% sales commission and a 0.5% administrative and processing fee payable to participating selling group members.
ARTICLE XIV
INDEPENDENT ACTIVITIES OF PARTNERS
      Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partner shall in no way be relieved of their fiduciary duty owed to the Partnership.
ARTICLE XV
BOOKS, REPORTS, FISCAL AND TAX MATTERS
      15.1     Books. The General Partner shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partner shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Participant List”) as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the principal office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners’ voting rights under this Agreement and the exercise of the Limited Partners’ rights under federal proxy laws. If the General Partner of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, it shall be liable to the Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner’s interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.
      15.2     Reports. The General Partner shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

(a) Acquisition Reports. At least quarterly within sixty (60) days after the end of each quarter during which the Partnership has made a mortgage loan (or acquired a mortgage loan or obtained a participation interest in a mortgage loan) or a credit enhancement, an “Acquisition Report” of any real property acquisitions within the prior quarter shall be sent to all Limited Partners, including a description of the general character of all loans or credit enhancements originated, acquired or made or presently intended to be originated, acquired or made during the quarter. Such report shall contain the following information (i) the borrower, a description of the property securing such loan, and the term, interest rate, amortization and other material terms of each such loan or credit enhancement, (ii) a statement of the date and amount of the appraised value of the property; (iii) an itemization of all monies paid to officers, directors or affiliates in connection with the purchase; and (iv) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

(b) Annual Report. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners’ capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor’s report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow and proceeds from Capital Transactions during such period, (B) Cash Flow and proceeds from Capital Transactions from prior periods, (C) proceeds from the disposition of Partnership Property and investments, and (D) reserves from the proceeds of the Offering of Units; (v) a report setting forth the compensation paid to the General Partner and its Affiliates during such year and a statement of the services performed in consideration therefor and (v) where forecasts have been provided to the Limited Partners and Assignees, a table comparing the forecasts previously provided with the actual results during the period covered by such report. Such annual report shall also include the breakdown of the costs reimbursed to the General Partner pursuant to the requirements of Section 11.4(b) hereof and such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the activities of the Partnership during the year covered by the report.

(c) Quarterly Reports. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within sixty (60) days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the activities of the Partnership during the quarter covered by the report.

(d) Report of Fees. The Partnership’s annual and quarterly reports on Form 10-K and Form 10-Q for any period during which the General Partner or any of its Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

(e) Tax Information. Within seventy-five (75) days after the end of each fiscal year there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner’s federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

(f) Annual Statement of Estimated Unit Value. The General Partner shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partner’s estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership’s fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, during the Offering and with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be twenty dollars ($20.00)). In connection with its annual valuations (other than during Offering and the first three full fiscal years following the termination of the Offering), the General Partner shall obtain the opinion of an independent third party that its estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate (including interests in mortgages). The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

(g) Performance Reporting. The Partnership’s annual and quarterly reports on Form 10-K and Form 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Partnership’s net income for financial reporting purposes to the Partnership’s Cash Available for Distribution for the periods covered by the report. In addition, the notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership’s net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

(h) Expense Reporting. The notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

(i) Other Reports. The General Partner shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

(j) Cessation of Reports. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partner determines such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law and the Partnership will comply with any additional reporting requirements imposed by rules adopted subsequent to the date hereof applicable to the Partnership by the Securities and Exchange Commission.

      15.3     Fiscal Year. The Partnership shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Partnership); provided, however, that the General Partner in its sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership’s fiscal year to a period to be determined by the General Partner.
      15.4     Tax Elections.
      (a) Unless the General Partner elects to convert the Partnership to be taxed as a “C” corporation under the Code or as a real estate investment trust under the Code, no election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.
      (b) Upon the transfer of all or part of a Partner’s or Assignee’s interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partner’s option and in its sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partner’s option, also be made.
      15.5     Bank Accounts. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partner shall determine. Disbursements therefrom shall be made by the General Partner in conformity with this Agreement.
      15.6     Insurance. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partner to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker’s compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.
      15.7     Taxation as Partnership. The General Partner, while serving as such, agrees to use its best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.
      15.8     Tax Matters.
      (a) The General Partner may or may not, in its sole and absolute discretion, make any or all elections which it is entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership’s federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.
      (b) UMTH Land Development, L.P. is designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner’s return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies UMTH Land Development, L.P. from and against any damage or loss (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, UMTH Land Development, L.P. shall be the “designated organizer” of the Partnership and the “designated person” for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.
ARTICLE XVI
RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS
      16.1     Powers of the Limited Partners. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partner, shall have the right to:

(a) Amend this Agreement, but not as to the matters specified in Section 10.6 or Section 11.2(b) hereof, which matters the General Partner alone may amend without vote of the Limited Partners;

(b) Dissolve the Partnership;

(c) Remove a General Partner or any successor General Partner;

(d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner; and

(e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties (including mortgage loans or credit enhancements) acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution.
      16.2     Restrictions on Power to Amend. Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which the General Partner or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby (or the consent of the General Partner if it will be adversely affected thereby).
      16.3     Limited Liability. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.
      16.4     Meetings of, or Actions by, the Limited Partners.
      (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner and shall be called by the General Partner upon the written request of Limited Partners holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited

Partners and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partner agrees to use its best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.
      (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. Prompt notice of the taking of any action by less than unanimous written consent of the Limited Partners without a meeting shall be given to the Limited Partners who have not consented in writing to the taking of the action.
      (c) The General Partner shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.
ARTICLE XVII
WITHDRAWAL OR REMOVAL OF GENERAL PARTNER;
ASSIGNABILITY OF GENERAL PARTNER’S
AND LIMITED PARTNERS’ INTERESTS
      17.1     Requirements for General Partner.
      (a) Any General Partner, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on real property, and any of the foregoing or any Affiliate providing services to the Partnership shall have had not less than four years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.
      (b) The financial condition of any General Partner liable for the debts of the Partnership must be commensurate with any financial obligations assumed in any public offering of limited partnership interests in the Partnership and in the operation of the Partnership. As a minimum, any General Partner shall have an aggregate financial Net Worth, exclusive of home, automobile, and home furnishings, of the greater of $1 million. In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.
      17.2     Withdrawal or Removal of General Partner; Admission of Successor or Additional General Partners.
      (a) Except as provided in this Article XVII or Article XX, until the dissolution of the Partnership, the General Partner shall not take any voluntary step to dissolve itself or to withdraw from the Partnership.

      (b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given ninety (90) days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in the General Partner’s interest as the General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.
      (c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.2, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner’s interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of the General Partner’s assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.
      (d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if the General Partner is the last remaining General Partner, such removal shall not be effective until one hundred twenty (120) days after the notice of removal has been sent to the General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.
      (e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by the General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.2 of an additional General Partner.
      (f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of the General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.
      17.3     Limited Partners’ Interest. Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.
      17.4     Restrictions on Transfers.
      (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.
      (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

      (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Partnership.
      (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”
      (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee’s admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.
      (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has (i) a net worth of at least two hundred twenty-five thousand dollars ($225,000) and an annual gross income of at least sixty thousand dollars ($60,000) and (ii) satisfied any higher suitability standards that may apply in the transferee’s state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.
      (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partner determines, in its sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership’s taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership’s being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partner deems necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).
      (h) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.
      (i) A Limited Partner requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the General Partner to be sufficient to cover the costs to the Partnership associated with such transfer. A fee of fifty dollars ($50)

shall be deemed reasonable, but shall not preclude a conclusion by the General Partner that a higher fee is reasonable.
      (j) Each Limited Partner that is a legal entity acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any Assignee to all or a portion of its interest as a Limited Partner, and that the management of each Limited Partner that is a legal entity shall not employ, or permit another to employ such funds or assets that are attributable to any Assignee of all or a portion of such Limited Partner’s interest as a Limited Partner in any manner except for the exclusive benefit of the Assignee. Each Limited Partner agrees that it will not contract away the foregoing fiduciary duty.
      17.5     Substituted Limited Partners. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partner; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee’s agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the General Partner; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.
      17.6     Assignment of Limited Partnership Interest Without Substitution. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner’s interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partner a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partner. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.
      17.7     Withdrawal of Limited Partner. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.
      17.8     Death, Legal Incompetency or Dissolution of Limited Partner. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the

General Partner, which may be withheld at its sole discretion, may be substituted for such Limited Partner.
      17.9     Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.
ARTICLE XVIII
LOANS TO PARTNERSHIP
      18.1     Authority to Borrow. The General Partner shall cause the Partnership to incur indebtedness to the extent and for the purposes which it deems, in its sole discretion, to be in the best interests of the Partnership, to the extent such loans are authorized pursuant to Section 11.3(e) hereof.
      18.2     Loans from Partners. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partner; provided, however, that the General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.
ARTICLE XIX
POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS
      19.1     Power of Attorney. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partner and any successor to the General Partner as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

(a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

(i) To reflect a change of the name or the location of the principal place of business of the Partnership;

(ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

(iii) To reflect a Person’s becoming a Limited Partner of the Partnership as permitted by this Agreement;

(iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

(v) To reflect the addition or substitution of Limited Partner or the reduction of Capital Accounts upon the return of capital to Partners;

(vi) To add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein for the benefit of the Limited Partners;

(vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

(viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

(ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Delaware as they may be amended from time to time;

(x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partner shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partner determines are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership’s activities to the extent the General Partner deems necessary (after consulting with counsel) to comply with any exemption in the “plan asset” regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (II) the transactions contemplated hereunder would constitute “prohibited transactions” under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partner from the United States Department of Labor; provided, the General Partner is empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partner shall be deemed to be made pursuant to the fiduciary obligations of the General Partner to the Partnership; and

(xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

(b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

(i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

(ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.
      Each of such agreements, certificates, instruments and documents shall be in such form as the General Partner and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partner to take any further action which the General Partner shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.
      19.2     Required Signatures. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partner may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.
      19.3     Additional Documents. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.
ARTICLE XX
DISSOLUTION AND TERMINATION OF THE PARTNERSHIP
      20.1     Dissolution. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

(a) The expiration of the term of the Partnership as specified in Article VI hereof;

(b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

(c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

(d) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(g) The sale or other disposition of all of the interests in real estate (including, without limitation, mortgage loans and interests in joint ventures or other entities owning interests in mortgage loans) of the Partnership (unless the General Partner has determined to reinvest the proceeds consistent with the provisions of this Agreement);

(h) The election by the General Partner to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership’s assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determines in its discretion not to seek such an exemption; or

(i) At any time following the date which is one (1) year after the termination of the Offering, the election by the General Partner to dissolve and terminate the Partnership.
      In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal.
      The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.
      20.2     Reserved.
      20.3     Limited Partners’ Right to Continue the Business of the Partnership. Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be one hundred twenty (120) days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.
      20.4     Payment to Withdrawn or Removed General Partner. Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay the General Partner any amounts then accrued and owing to the General Partner under this Agreement. The method of payment to any the General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any the General Partner’s interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner’s economic interest in the Partnership under Articles IX and X hereof. In the event the General Partner (or his representative) and the Partnership cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by the General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by the General Partner and the Partnership. Payment to the General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Wells Fargo Bank, N.A. as its “prime rate” as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments. In addition, within one hundred twenty (120) days after the determination of the fair market value of the former General Partner’s interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the procedure described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that the General Partner’s interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership’s income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any the General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.
      20.5     Termination of Executory Contracts. Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and the General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new General Partner) may be terminated and canceled by the Partnership without prior notice or penalty. The General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.
ARTICLE XXI
DISTRIBUTION ON TERMINATION OF PARTNERSHIP
      21.1     Liquidation Distribution. Upon a dissolution and final termination of the Partnership, the General Partner (or in the event of a General Partner’s removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.3 hereof.
      21.2     Time of Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize the losses upon a liquidation.
      21.3     Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.
      21.4     No Liability for Return of Capital. The General Partner shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.
      21.5     No Right of Partition. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.
      21.6     Priority; Return of Capital. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.
      21.7     Escheat of Distributions. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partner may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partner nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partner is not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.
ARTICLE XXII
GENERAL PROVISIONS
      22.1     Notices. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to the General Partner or the Partnership, at the principal office of the Partnership, or at such other address as the General Partner may hereafter specify in a notice duly given as provided herein.
      22.2     Survival of Rights. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.
      22.3     Amendment. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.
      22.4     Headings. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.
      22.5     Agreement in Counterparts. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.
      22.6     Governing Law. This Agreement shall be governed and construed according to the laws of the State of Delaware governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.
      22.7     Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
      22.8     Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.
      22.9     No Mandatory Arbitration of Disputes. Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.
      22.10     Ownership of Proprietary Property. UMTH Land Development, L.P. retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Partnership has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Partnership may provide regarding the Proprietary Property, the Partnership hereby assigns and transfers exclusively to UMTH Land Development, L.P. all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Partnership or any other party, in and to the Proprietary Property. In addition, at UMTH Land Development, L.P.’s expense, the Partnership will perform any acts that may be deemed desirable by UMTH Land Development, L.P. to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to UMTH Land Development, L.P., including but not limited to the execution of any instruments or documents now or hereafter requested by UMTH Land Development, L.P. to perfect, defend or confirm the assignment described herein, in a form determined by UMTH Land Development, L.P.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement of Limited Partnership of United Development Funding III, L.P. under seal as of the date and year first above written.

INITIAL LIMITED PARTNER:

TODD ETTER

GENERAL PARTNER:

UMTH LAND DEVELOPMENT, L.P.

By:

Its:

ATTEST:

By:

Name:
Title:

United Development Funding III, L.P.
Subscription Agreement
See pages C-5 through C-7 in the Prospectus for instructions.

Total Invested: $	Total Units:	State in Which Sale Is Made:

     THIS SUBSCRIPTION AGREEMENT is made and entered into between United Development Funding III, L.P., a Delaware limited partnership (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).
1. Purchase Information and Payment Instructions.

☐	Initial Investment (Minimum $3,000 for purchases through IRA or other qualified account and $5,000 for other purchases)
☐	Additional Investment (Minimum $1,000)
     Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest of the Fund (the “Units”) as set forth on the signature page of this Subscription Agreement upon payment for such Units. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, and until the Fund has received and accepted subscriptions for at least 50,000 Units and released the proceeds from such subscriptions from escrow, checks should be made payable to “United Development Funding III, L.P. Escrow Account” Thereafter, checks should be made payable to the Fund. For non-custodial accounts, send the completed Subscription Agreement and check to:
United Development Funding III, L.P.
1702 N. Collins Blvd., Suite 100
Richardson, Texas 75080
Checks made payable to the Fund (after the breaking of escrow as described above) will be deposited upon receipt. However, you will not be admitted as a limited partner of the Fund until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly. If the Fund rejects your subscription, the purchase price will be returned to you. If you provide payment that in the aggregate differs from the payment required to purchase the number of Units indicated above or if your calculations of the Units to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Units that may be purchased for such amount.
2. Type of Ownership. (Note: Complete either column A or B below, but not both.)

A. Non-Custodial Ownership

☐	Individual Ownership — One signature required.
☐	Joint Tenants with Right of Survivorship — All parties must sign.
☐	Community Property — All parties must sign.
☐	Tenants in Common — All parties must sign.
☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.
☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.
☐	Uniform Gift to Minors Act — Owner and custodian signature required.
State of , Custodian for
☐	Estate — Personal representative signature required.
Name of Executor:

Include a copy of the court appointment.
☐	Qualified Pension Plan (Non-custodian)*
Include a copy of the first and last page of the plan.
Name of Trustee:

☐	Trust
Include a copy of the first and last page of the trust.
Name of Trustee:

☐	Other (Specify):

☐	Traditional IRA — Owner and custodian signature required.
☐	Roth IRA — Owner and custodian signature required.
☐	KEOGH Plan — Owner and custodian signature required.
☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit Sharing Plan — Owner and custodian signature required.
☐	Other (Specify)

Name of Custodian, Trustee or other Administrator

Mailing Address

	City	State	Zip

Custodian Tax ID #

Custodian Account #

Custodian Telephone #
* See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s prospectus, as supplemented to date (the “Prospectus”) for a discussion of risks related to an investment in Units by certain tax-exempt or tax-deferred plans.
3. Registration Name and Address. Please print name(s) in which Units are to be registered.

Name of Owner	Taxpayer Identification/Social Security Number

Name of Joint Owner (if applicable)	Taxpayer Identification/Social Security Number

Street Address or P.O. Box

City		State		Zip Code

Home Telephone No.	( )	Business Telephone No	( )

Email Address (Optional)		Country of Citizenship

4. Distributions. (Please check one of the following. Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.)

☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer distributions be paid to me at my address listed under Section 3.

☐	I prefer to direct distributions to a party other than the registered owner per my instructions below.

☐	I prefer distributions to be deposited directly into the following account: Checking Savings.
For deposits into checking or savings accounts, please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, you authorize the Fund to make electronic deposits to the designated checking or savings account. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit. To direct distributions (for non-custodial accounts) to a party other than the registered owner, please complete the following:

Name of Institution			Account Number

ABA Routing Number	Name on Account

Street Address or P.O. Box

City		State		Zip Code

5. Subscriber Signatures. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
     In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner

(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.	Initials	Initials
(b)	I have a net worth (exclusive of home, furnishings and automobiles) of $225,000 or more and had during the last tax year or estimate that I will have during the current tax year a minimum of $60,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”	Initials	Initials
(c)	If I am a Kansas or Ohio resident, this investment does not exceed 10% of my liquid net worth.	Initials	Initials
(d)	I am purchasing the Units for my own account, and I acknowledge that there is no public market for this investment.	Initials	Initials
(e)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards — Restrictions Imposed by the USA PATRIOT and Related Acts.”	Initials	Initials
I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF UNITS MAY NOT BE COMPLETED UNTIL YOU HAVE BEEN IN RECEIPT OF THE PROSPECTUS FOR THE NUMBER OF DAYS REQUIRED UNDER THE LAWS OF YOUR STATE OF RESIDENCE (WHICH MAY BE AS MANY AS FIVE BUSINESS DAYS).

Signature of Investor or Trustee	Signature of Joint Owner, Trustee or Custodian, if applicable	Date
6. Financial Advisor. (TO BE COMPLETED BY BROKER-DEALER OR AUTHORIZED REPRESENTATIVE)
The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Units in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor the requisite number of days prior to the date that the Investor will deliver this Subscription Agreement to the Fund as specified under the laws of the Investor’s state of residence, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer/ Representative Name		Telephone No.	( )

Street Address or P.O. Box

City	State		Zip Code

Account Number	Email Address (Optional)

Financial Advisor Signature	Date
7. Registered Investment Advisor (RIA) and Wrap Fee Representation. Check the following box if this investment is made through a RIA charging no commission on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above and as a result no commissions shall be paid to the participating RIA or broker:    ☐

(If an owner or principal or any member of the RIA firm is an NASD licensed registered representative affiliated with a Broker-Dealer, the transaction should be conducted through that Broker-Dealer for administrative purposes, not through the RIA. The elimination of commissions and reduced purchase price will still apply.)
For Internal Use Only

Accepted by:	Date:	Amount:	Check No.:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY:
CONDITIONS RESTRICTING TRANSFER OF UNITS
      260.141.11 Restrictions on Transfer.
      (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5) to holders of securities of the same class of the same issuer;

(6) by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.
      (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

INSTRUCTIONS FOR
UNITED DEVELOPMENT FUNDING III, L.P.
SUBSCRIPTION AGREEMENT
      Please follow these instructions carefully for each section. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:
Purchase Information. (Section 1 of Subscription Agreement)

•	You must purchase at least 150 units (for $3,000) if you are purchasing through an individual retirement account or other qualified account. If you are not purchasing through a qualified account, you must purchase at least 250 units (for $5,000). Please indicate the number of units to be purchased and the purchase price for those units.

•	Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled “Suitability Standards.”

•	Please indicate the state in which the sale is to be made.
Type of Ownership. (Section 2 of Subscription Agreement)

•	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
Registration Name and Address. (Section 3 of Subscription Agreement)

•	Please enter the exact name in which the Units are to be held.

•	For joint tenants with right of survivorship or tenants in common, include the names of both investors.

•	In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

•	Trusts should include the name of the trustee (include a copy of the trust agreement).

•	All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

•	By signing the Subscription Agreement, the investor is certifying that this number is correct.

•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.
Distributions. (Section 4 of Subscription Agreement)

•	Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

•	If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip. For custodial accounts, distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Subscriber Signatures. (Section 5 of Subscription Agreement)

•	Please separately initial each representation where indicated.

•	If title is to be held jointly, all parties must date and sign this Section as follows:

•	Individual: One signature required.

•	Joint Tenants with Right of Survivorship: All parties must sign.

•	Tenants in Common: All parties must sign.

•	Community Property: Only one investor’s signature required.

•	Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

•	Trust: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

•	Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

•	Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board’s resolution authorizing the investment.

•	IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

•	Keogh (HR 10): Same rules as those applicable to IRAs.

•	Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.
PLEASE NOTE THAT SIGNATURES DO NOT HAVE TO BE NOTARIZED.
Financial Advisor. (Section 6 of Subscription Agreement)

•	This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 6 of the Subscription Agreement, including suitability certification.

•	Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

Registered Investment Advisor (RIA) and Wrap Fee Representation. (Section 7 of Subscription Agreement)

•	Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.
      Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Fund.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION
AGREEMENT, PLEASE CALL UNITED DEVELOPMENT FUNDING III, L.P.
AT (214) 370-8960 OR (800) 859-9338.

EXHIBIT D
FORM OF DISTRIBUTION REINVESTMENT PLAN
      United Development Funding III, L.P., a Delaware limited partnership (the “Partnership”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Partnership or an unaffiliated third-party (the “Administrator”), as agent for limited partners who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below.
      1. Election to Participate. Any purchaser of units of limited partnership interest of the Partnership (the “Units”) may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Units. Any limited partner who has not previously elected to participate in the Plan, and subject to Section 9 herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Partnership or its affiliates (“Affiliated Programs”), may elect to do so at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (including “Designated Special Distributions” as defined below) with respect to all Units or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
      2. Distribution Reinvestment Plan. The Administrator will receive all cash distributions (including “Designated Special Distributions” as defined below) paid by the Partnership or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the quarter following such election, and the election will apply to all Distributions attributable to such quarter and to all quarters thereafter. As used in this Plan, the term “Designated Special Distributions” means those cash or other distributions designated as Designated Special Distributions by the general partner of the Partnership or the board or general partner of an Affiliated Program, as applicable.
      3. General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a) Prior to the termination of the Partnership’s initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership’s prospectus dated , 2005, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Distributions in Units at a price of $20.00 per Unit.

(b) After termination of the Initial Offering, the Administrator will invest Distributions in Units that may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Units for use in the Plan (a “Future Registration”) or (ii) Units purchased by the Administrator for the Plan in a secondary market (if available) and registered with the Commission for resale pursuant to the Plan. Units purchased in a secondary market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of purchases of Units in the Plan on such investment date. Units acquired by the Administrator in a secondary market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Units in a secondary market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Units in a secondary market or the Partnership’s ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

(c) If a Participant designates in writing that such Participant’s broker who made the initial sale of Securities to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of the purchase price of the Units purchased under the Plan. No due diligence fees or marketing support fees will be paid for Units purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Partnership, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

(d) For each Participant, the Administrator will maintain an account that shall reflect for each quarter the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Units are made on behalf of such Participant.

(e) Distributions shall be invested in Units by the Administrator promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

(f) Fractional Units, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

(g) In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants.

      4. Absence of Liability. Neither the Partnership nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Partnership nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant.
      5. Suitability.
      (a) Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities.
      (b) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the

Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Securities.
      6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Units purchased during the quarter, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Partnership or the Administrator at least annually.
      7. No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Partnership or the Administrator except as expressly provided herein.
      8. Taxes. Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.
      9. Reinvestment in Subsequent Programs. After the termination of the Initial Offering, the general partner of the Partnership, on behalf of the Partnership, may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Partnership or an Affiliated Program (a “Subsequent Program”). If the Partnership makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(a) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(b) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(c) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
      10. Termination.
      (a) A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the quarter to which such Distribution relates.
      (b) A Participant’s transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

      (c) The Administrator may terminate a Participant’s individual participation in the Plan, and the Partnership may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.
      (d) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Units. Any future Distributions with respect to such former Participant’s Securities made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.
      11. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
      12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1702 N. Collins Blvd., Suite 100, Richardson, Texas 75080, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.
      13. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including, but not limited to, an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.
      14. Governing Law. THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

Prospectus
Up to 17,500,000 Units of Limited Partnership Interest
Offered to the Public

Alphabetical Index	Page

Additional Information	127
Certain Legal Aspects of Mortgage Loans	51
Compensation of our General Partner and Its Affiliates	61
Conflicts of Interest	62
Distributions and Allocations	85
Estimated Use of Proceeds	41
Experts	126
Federal Income Tax Considerations	102
Fiduciary Duty of the General Partner	66
Financial Information	F-1
How to Subscribe	125
Investment by Tax-Exempt Entities and ERISA Considerations	97
Investment Objectives and Criteria	43
Legal Matters	126
Management	58
Management’s Discussion and Analysis of Financial Condition and Results of Operations	91
Plan of Distribution	120
Prior Performance Summary	67
Prior Performance Tables	A-1
Prospectus Summary	3
Questions and Answers About This Offering	14
Real Property Loans and Investments	90
Reports to Investors	119
Risk Factors	21
Suitability Standards	1
Summary of Distribution Reinvestment Plan	88
Summary of Partnership Agreement	91
Supplemental Sales Material	126
      Until                     , 2006 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.
      We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution
      The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of our units of limited partnership interest being registered, all of which will be paid by us, except that the listed expenses will be paid by our general partner to the extent that they exceed 1.5% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 17,500,000 units except the registration fee and the NASD filing fee.

SEC Registration Fee	$41,195.00
NASD Filing Fee	$35,500.00
Printing Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Blue Sky Fees and Expenses
Educational Seminars and Conferences
Advertising and Sales Expenses
Advertising and Sales Literature
Miscellaneous

Total expenses

Item 32.	Sales to Special Parties
      Not Applicable

Item 33.	Recent Sales of Unregistered Securities
      In connection with its organization, we issued 45 units of limited partnership interest to our initial limited partner at a price of $20 per unit in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended. These units will be redeemed by us upon the admission of additional limited partners pursuant to the terms of the offering at their original purchase price.

Item 34.	Indemnification of the General Partner
      We will indemnify and hold harmless each general partner from any loss, liability or damage incurred or suffered by any such general partner by reason of any act performed or omitted to be performed by such general partner in connection with our business, including attorneys’ fees incurred by such general partner in connection with the defense of any claim or action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent indemnification is prohibited by law; provided however, that any such indemnification shall only be from our assets and not from the limited partners. The general partner will have no liability for any claims relating to any of the events or outcomes set forth in the prospectus included in this registration statement, or any supplement, as possible results, outcomes or risks associated with our business, or an investment in us. Any indemnification required herein to be made by us shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise. Our general partner (a) shall be entitled to the foregoing indemnification, and (b) shall not be liable to us for any loss, liability or damage suffered or incurred by us, directly or indirectly, in connection with the conduct of the general partner; provided that the general partner may receive indemnification or avoid liability only if the liability did not result from its negligence or misconduct and where the general partner (i) acted in good faith and on behalf of or for us, and (ii) reasonably believed that the conduct was in our best interest. Notwithstanding the foregoing, the general partner shall be liable, responsible and accountable, and we shall not be liable to the general partner, for any portion of such liabilities other than for reasonable expenses actually incurred by the general partner with respect to a proceeding in which (i) the general partner is found liable on the basis that it improperly received personal benefit, whether or not the benefit resulted from an action taken in its official capacity, or (ii) the general partner is found liable to us or our limited partners. The general partner will not be indemnified for any liability or expense in relation to a proceeding in which its act or failure to act constituted negligence or misconduct in the performance of its duty to us or our limited partners. Nothing contained in the partnership agreement will constitute a waiver by any limited partner of any right that he may have against any party under federal or state securities laws.
      Indemnification of the general partner will not be allowed for any liability, loss or damage incurred by it arising under federal and state securities laws unless (i) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the general partner, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner, or (iii) a court of competent jurisdiction approves a settlement of the claims against the general partner and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the general partner shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Development of Corporations, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the units were offered or sold that requires such notification.

Item 35.	Treatment of Proceeds from Stock Being Registered
      Not Applicable

Item 36.	Financial Statements and Exhibits
      (a) Financial Statements: The following financial statements of UDF III are included in the prospectus:

(1) Report of Independent Accountants;

(2) Balance Sheet at June 30, 2005;

(3) Statement of Partners’ Capital for the period from June 13, 2005 (date of inception) through June 30, 2005; and

(4) Notes to Financial Statements.
      The following financial statements of UMTH Land Development, L.P. are included in the Prospectus:

(1) Report of Independent Accountants;

(2) Balance Sheet at December 31, 2004;

(3) Statement of Operations for the year ended December 31, 2004;

(4) Statement of Partners’ Capital for the year ended December 31, 2004;

(5) Notes to Financial Statements;

(6) Balance Sheet at June 30, 2005 (unaudited); and

(7) Income Statement for the period from January 1, 2005 through June 30, 2005 (unaudited).

      (b) Exhibits:

Exhibit No.		Description

1.1		Form of Selected Dealer Agreement between Registrant and Selling Group Members

3.1		Form of Agreement of Limited Partnership of Registrant (included as Exhibit B to prospectus)

3.2		Certificate of Limited Partnership of Registrant

4.1		Form of Subscription Agreement (included as Exhibit C to prospectus)

5	.1*	Form of Opinion of Morris, Manning & Martin, LLP as to legality of securities

8	.1*	Form of Opinion of Morris, Manning & Martin, LLP as to tax matters

10.1		Form of Escrow Agreement between the Registrant and Coppermark Bank

10.2		Distribution Reinvestment Plan (included as Exhibit D to prospectus)

23	.1*	Form of Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1 and Exhibit 8.1)

23.2		Consent of Whitley Penn with respect to the financial statements of United Development Funding III, L.P.

23.3		Consent of Whitley Penn with respect to the financial statements of UMTH Land Development, L.P.

24.1		Power of Attorney (included on signature page)

* To be filed by amendment.

Item 37.	Undertakings
      (a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
      (b) We undertake (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (c) We undertake to send to each limited partner, at least on an annual basis, a detailed statement of any transactions with its general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to its general partner or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
      (d) We undertake to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing limited partners. Each sticker supplement should disclose all compensation and fees received by the general partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.
      (e) We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.
      (f) We undertake to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each limited partner the financial statements required by Form 10-K for such year.
      (g) We undertake to distribute to each limited partner, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q that is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.
      (h) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
      Table VI presents summary information relating to the acquisition of mortgage loans and equity investments since March 31, 2002 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through March 31, 2005.
United Mortgage Trust

	1996	1997	1998	1999	2000	2001

	(Unaudited)
Number of long-term loan originations	1	71	201	267	249	193
Number of interims originations	—	32	195	194	268	526
Total	1	103	396	461	517	719
Long-term loans purchased	$27,834	$2,604,360	$8,344,441	$12,084,748	$12,122,682	$9,167,898
Interims purchased	—	877,275	6,755,077	8,449,544	11,871,385	24,227,491

Total	$27,834	$3,481,635	$15,099,518	$20,534,292	$23,994,067	$33,395,389

				Through
	2002	2003	2004	March 31, 2005	Total

Number of long-term loan originations	78	27	11	13	1,111
Number of interims originations	1,041	1,048	918	131	4,353
Total	1,119	1,075	929	144	5,464
Long-term loans purchased	$3,849,140	$1,364,900	$2,769,918	$516,973	$52,852,894
Interims purchased	63,724,041	99,815,148	77,448,687	13,488,425	306,657,073

Total	$67,573,181	$101,180,048	$80,218,605	$14,005,398	$359,509,967

TABLE VI (UNAUDITED)(CONTINUED)
ACQUISITIONS OF MORTGAGE LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS
      Table VI presents additional information relating to the acquisition of mortgage loans and equity investments since March 31, 2002 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through March 31, 2005.
United Development Funding, L.P. and United Development Funding II, L.P.

					Cash
			Date of	Investment	Expenditures	Profit	Payments
Name of Investment	Location	# of Acres or Lots	Funding	Amount	Capitalized	Participation	Received	Total

Cottonwood Ventures GP	Dallas County	45 Lots	09/30/03	200,000	5,959	79,588	(285,547)	—
Sendera Ranch Phase 1 Development LP	Tarrant County	83 Lots	09/30/03	200,000	502	47,032	(247,534)	—
170 Dowdell, Ltd	Harris County	170 Acres	03/02/04	4,811,534	24,236			4,835,770
CVGP	Tarrant County	403 Acres	03/15/04	1,200,025				1,200,025
Preston Farms, LP	Collin County	167.02 Acres	06/04/04	1,220,900	10,591			1,231,490
0ne KR Venture	Bexar County	317.85 Acres	03/01/05	1,750,000				1,750,000
208 Meadowview Farms, LTD	Harris County	208 Acres	03/31/05	400,000				400,000
Hibernia Townhouses, LLC	Dallas County	10 Lots	*NA	—		20,000	(20,000)	—
				9,782,459	41,288	146,620	(553,081)	9,417,286

			Date of	Funding Amount
Name of Borrower	Location	# of Acres/Lots	Note	(Incl Interest)

CMC South Oak, LP.,	Dallas County	101 Lots	04/01/03	142,058	12,662	(8,877)	145,842
Wylie Lakes, Ltd	Collin County	121.11 Acres	05/02/03	3,061,863	7,913	(1,577,471)	1,492,305
CMC Communities, Inc.	Dallas County	146.645 Acres	05/27/03	1,281,244	19,223	(889,177)	411,291
Centurion American Custom Homes, Inc.	Tarrant County	105 Lots	07/31/03	289,061	611	(289,672)	—
Centurion American Custom Homes, Inc.	Tarrant County	45 Lots	08/20/03	145,253		(145,253)	—
COR Investments, Inc.	Dallas County	18 Lots	09/04/03	124,646		(124,646)	0
Ellis County TPR Development, LP	Ellis County	196.971 Acres	10/17/03	734,736	2,549	(737,285)	0
Arete Real Estate & Development Co.	Harris County	48.15 Acres	10/28/03	1,677,122		(1,677,122)	—
EastChase Villas Ltd	Tarrant County	7.87 Acres	10/28/03	680,989		(680,989)	—
15th Street Village, LP	Collin County	Lot 1 & All of Lot 6	11/17/03	552,224	9,969	(562,193)	—
E1 Tesoro Development, Ltd.,	Harris County	167.0856 acres	11/24/03	1,085,526	8,825		1,094,350
Centurion Acquisitions, LP	Tarrant County	228 Acres	12/10/03	4,346,784	3,606	(2,389,652)	1,960,737
Llano Development Company	Lubbock County	220.732 Acres	12/22/03	746,007		(746,007)	—
Llano Development Company	Lubbock County	220.732 Acres	01/15/04	6,425,687	11,907	(6,437,594)	0
Twelve Oaks Partners Ltd	Harris County	400 Lots	01/31/04	3,562,084	11,544	(2,982,361)	591,267
One Creekside LP	Tarrant County	403 Acres	03/11/04	6,667,924	2,619	(6,670,543)	—
Centurion Acquisitions, LP	Tarrant County	228 Acres	04/01/04	839,645	4,661	(844,306)	—
Forestwood Limited Partnership, Ltd.	Harris County	192 Acres	04/15/04	1,236,545	24,086		1,260,631
Terrell Mesa Homes, LP	Ellis County	228 Acres	04/26/04	207,416	1,950	(209,363)	3
Cottonwood Valley Partners, L.P.	Tarrant County	45 Lots	05/28/04	1,016,198	4,669	(1,020,867)	(0)
Sendera Ranch, Ltd/ Phase 1	Tarrant County	315 Lots	05/28/04	1,726,414	5,113		1,731,527

			Date of	Funding Amount
Name of Borrower	Location	# of Acres/Lots	Note	(Incl Interest)

Shale-114, L.P.	Wise County	158.43 Acres	06/25/04	2,160,554	10,277	(2,170,830)	—
Boardwalk Land Development, Inc.	Tarrant County	19.985 Acres	07/08/04	1,499,532	3,431	(1,312,573)	190,389
Modern Modular Home Rental Corp.	Harris County	14.66 Acres	07/08/04	597,771	9,420	(20,000)	587,191
Shahan Prairie, L.P.,	Denton County	102.324 Acres	08/27/04	2,562,280	15,378		2,577,658
501 Maple Ridge, LTD.	Harris County	416.872 Acres	09/27/04	7,900,129	3,803	(7,903,931)	—
LP Woodland Lakes Estates Ltd.	Harris County	57.43 Acres	10/15/04	752,185	8,862		761,046
Llano Development Company	Lubbock County	Section 32, Block AK	10/22/04	3,577,636	13,947	(31,013)	3,560,570
HLL Land Acquisitions of Texas, LP	Bexar County	209.7 Acres	10/28/04	7,386,357	14,867	(3,710,479)	3,690,744
Arete Real Estate and Development Company	Harris County	N/A	11/01/04	233,449			233,449
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC,	Kaufman County	12.29 Acres	11/03/04	350,605	1,735		352,340
HLL Land Acquisitions of Texas, LP	Galveston County	182 Acres	11/09/04	4,065,403	11,296	(2,075,014)	2,001,685
15th Street Village Condominiums #1, LP, 15th Street Village LP	Collin County	Lot 1 & All of	11/27/04	1,071,901	5,136		1,077,037
		Lot 6
Centurion Acquisitions, LP	Tarrant County	1238 Lots	11/30/04	2,280,000		(2,280,000)	—
Lakewood Heights Development, Inc.	Dallas County	5 Acres	12/01/04	5,236	986		6,222
HLL Land Acquisitions of Texas, LP	Harris County	342.67 Acres	12/01/04	2,175,150	10,174	(1,122,493)	1,062,831
One KR Venture	Bexar County	317.85 Acres	12/01/04	5,528,780	14,634	(238,557)	5,304,858
HLL Land Acquisitions of Texas, LP	Collin County	189.45 Acres	12/13/04	3,549,161	11,943	(1,767,072)	1,794,032
Downtown Vista Development Co, LP	Dallas County	447 Acres	02/05/05	391,970		(391,970)	—
One Creekside LP	Tarrant County	403 Acres	02/10/05	1,284,983	1,635		1,286,617
26 Gleneaqles, LTD	Montgomery County	26.456 Acres	02/28/05	600,547	638		601,185
Lakewood Heights Development, Inc.	Dallas County	4 Lots	02/28/05	10,454	986		11,440
Boardwalk Land Development, Inc.	Tarrant County	Lot 1 Block 2	02/28/05				—
Centurion Acquisitions, LP	Tarrant County	Residential and commercial land	03/07/05	7,212,896			7,212,896
Forney Acquisitions LP	Dallas and Kaufman County	3536.63 Acres	03/14/05	8,996,339	386	(150,000)	8,846,725
HLL II Land Acquisitions of Texas L.P.,	Harris County	120.82 Acres	03/17/05	3,116,052	1,784		3,117,636
				103,858,796	273,221	(51,167,312)	52,964,705

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 26th day of August, 2005.

UNITED DEVELOPMENT FUNDING III, L.P.

By:	UMTH Land Development, L.P. General Partner

By:	UMT Services, Inc. Its General Partner

By:	/s/ Todd F. Etter ______________________________________ Todd F. Etter Chairman of UMT Services, Inc.
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Todd F. Etter and Cara D. Obert, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Todd F. Etter Todd F. Etter	Chairman of UMT Services, Inc., general partner of UMTH Land Development, L.P. (Principal Executive Officer)	August 26, 2005

/s/ Cara D. Obert Cara D. Obert	Chief Financial Officer of UMT Holdings, L.P., limited partner of UMTH Land Development, L.P. (Principal Financial and Accounting Officer)	August 26, 2005

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Selected Dealer Agreement between Registrant and Selling Group Members

3.1		Form of Agreement of Limited Partnership of Registrant (included as Exhibit B to prospectus)

3.2		Certificate of Limited Partnership of Registrant

4.1		Form of Subscription Agreement (included as Exhibit C to prospectus)

5	.1*	Form of Opinion of Morris, Manning & Martin, LLP as to legality of securities

8	.1*	Form of Opinion of Morris, Manning & Martin, LLP as to tax matters

10.1		Form of Escrow Agreement between the Registrant and Coppermark Bank

10.2		Distribution Reinvestment Plan (included as Exhibit D to prospectus)

23	.1*	Form of Consent of Morris, Manning & Martin, LLP. (included in Exhibit 5.1 and Exhibit 8.1)

23.2		Consent of Whitley Penn with respect to the financial statements of United Development Funding III, L.P.

23.3		Consent of Whitley Penn with respect to the financial statements of UMTH Land Development, L.P.

24.1		Power of Attorney (included on signature page)

*	To be filed by amendment.